LINGO MEDIA INC.

151 Bloor Street West, Suite 703

Toronto, Ontario

M5S 1S4

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual and Special Meeting (the "Meeting") of Shareholders of LINGO MEDIA INC. (the "Company") will be held at WeirFoulds LLP, 130 King Street West, Suite 1600, Toronto, Ontario, Canada M5X 1J5, on the 5th  day of October at the hour of 10:30 a.m. (Toronto time) for the following purposes:

(1)

to receive the audited financial statements for the fiscal year-ended December 31, 2006 and the report of the Auditors thereon (collectively, the "Financial Statements") of the Company.  A copy of the Financial Statements of the Company are included in the package sent to Shareholders accompanying the Information Circular;

(2)

to elect the directors of the Company;

(3)

to appoint Mintz & Partners LLP as auditors for the ensuing year and to authorize the directors to fix their remuneration;

(4)

to consider and, if thought advisable, pass an ordinary resolution of disinterested Shareholders ratifying the amendment of the Company's 2005 Stock Option Plan as set forth in the Information Circular accompanying this notice of meeting and incorporated herein by reference;

(5)

to consider and, if thought advisable, pass a special resolution authorizing an amendment to the articles of the Company to provide for: (i) the consolidation of the common shares of the Company (the "Common Shares") on the basis of seven (7) common shares into one (1) post-consolidation common share (the "Share Consolidation"), and (ii) to change the name of the Company to “Lingo Media Corporation”;

(6)

to consider and, if thought advisable, pass an ordinary resolution of the minority shareholders, the full text of which can be found at Schedule "C" to the accompanying Information Circular, authorizing the proposed acquisition by the Company of Speak2Me Inc. ("Speak2Me") by way of a share exchange agreement (the "Share Exchange Agreement") and the authorization of the issuance of approximately 4,500,366 Common Shares in connection with the payment by the Company of the purchase price of the transaction (the "Transaction"); and

(7)

to transact such other business as may properly come before the Meeting.

The Transaction will be completed pursuant to the Share Exchange Agreement which sets forth certain representations, warranties and covenants of each of the parties, a copy of which is attached as Appendix "E" to the accompanying Information Circular.  Additional details of the Transaction and the other matters to be dealt with at the Meeting are included in the Information Circular.

This notice is accompanied by the Information Circular and a form of proxy. Only shareholders of record at the close of business on August 31, 2007 are entitled to receive notice of the Meeting and any adjournment or postponement thereof.

Shareholders who are unable to be present in person at the Meeting are requested to complete, date, sign and return, in the envelope provided for that purpose, the enclosed form of proxy. In order to be voted, proxies must be received by the Company, c/o its registrar and transfer agent, Computershare Trust Company of Canada, 100 University Avenue Toronto, Ontario, Canada  M5J 2Y1, by no later than 5:00 p.m. (Toronto time) on October 3, 2007 or, in the case of any adjournment or postponement of the Meeting, by no later than 48 hours (excluding Saturdays, Sundays and holidays) before the time for the adjourned or postponed Meeting.

If you are an unregistered shareholder of the Company and receive these materials through your broker or through another intermediary, please complete and return the instruments of proxy provided to you in accordance with the instructions provided in the materials provided by such broker or other intermediary.

DATED at the City of Toronto in the Province of Ontario, this 10th day of September, 2007.

BY ORDER OF THE BOARD OF DIRECTORS

(signed) "Michael P. Kraft"

Michael P. Kraft

President & CEO

Lingo Media Inc.

TABLE OF CONTENTS

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

FORWARD LOOKING STATEMENTS

MANAGEMENT INFORMATION CIRCULAR AS AT SEPTEMBER 10, 2007 SUMMARYThe Meeting

The Record Date and Common Shares Entitled to Vote

Matters to be Considered

Votes Required to Approve Certain Matters

The Transaction

Recommendations of the Directors

Risk Factors

Selected Financial Data of the Company

Selected Financial Data of Speak2Me

GLOSSARY OF TERMS

MANAGEMENT INFORMATION CIRCULAR AS AT SEPTEMBER 10, 2007 SOLICITATION OF PROXIES

APPOINTMENT AND REVOCATION OF PROXIES

EXERCISE OF DISCRETION BY PROXIES

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

NON-REGISTERED HOLDERS

APPROVAL OF MATTERS

ELECTION OF DIRECTORS

EXECUTIVE COMPENSATION

Long Term Incentive Plan (LTIP) Awards

Stock Option Grants

Stock Options Exercised and Held

Consulting Agreement

Compensation of Directors

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Stock Option Plans

CORPORATE GOVERNANCE

General

Board of Directors

Directorships

Orientation and Continuing Education

Ethical Business Conduct

Nomination of Directors

Compensation

Other Board Committees

Assessments

AUDIT COMMITTEE AND RELATIONSHIP WITH AUDITOR

The Audit Committee's Charter

Composition of the Audit Committee

Audit Committee Oversight

Reliance on Certain Exemptions

Pre-Approval Policies and Procedures

External Auditor Service Fees

Exemption

APPOINTMENT OF AUDITORS

RECEIPT OF FINANCIAL STATEMENTS

INDEBTEDNESS OF DIRECTORS AND OFFICERS

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

SPECIAL BUSINESS

AMENDMENT TO THE 2005 STOCK OPTION PLAN

SHARE CONSOLIDATION AND NAME CHANGE

Rights of Dissent and Appraisal

THE TRANSACTION

General

Reasons and Benefits of Acquisition

Share Exchange Agreement

Effective Date of the Transaction

Representations and Warranties

Conditions to Closing

Termination

Exchange of Speak2Me Share Certificates

Interests of Certain Persons in the Transaction

Special Committee Review and Recommendation of the Board of Directors

Summary of Formal Valuation Requirement

Shareholder Approval of the Transaction

Regulatory Requirements Concerning the Transaction

Lock-Up Agreement

Expenses of the Proposed Transactions

Tax Considerations

Certain Canadian Federal Income Tax Considerations

Shareholders Resident in Canada

Transaction – Share Consolidation and Exchange of Shares

Disposition of Common Shares

Taxation of Capital Gains and Capital Losses

Share Consolidation - Dissenting Shareholders

Shareholders Not Resident in Canada

Transaction – Share Consolidation and Exchange of Shares

Disposition of Common Shares

Share Consolidation – Dissenting Non-Resident Shareholders

United States Securities Laws Information

Risk Factors

Failure to Realize the Benefits of the Transaction

Marketability

Dependence on Key Personnel

Early Stage of Development

Possible Volatility of Stock Price

Currency Risk

Economic Conditions

Maintenance of Client Relationships

Additional Financing Requirements

Government Regulation and Licensing

Business Practices in China

Future Sales of Common Shares

Share Dilution

No Assurance of Dividends

INFORMATION CONCERNING SPEAK2ME

Business of Speak2Me

Capital Structure

Principal Holders of Securities

Executive Officers and Directors

Executive Officers

Directors

Risk Factors

Early Stage of Development

Competitive Markets

Economic Conditions

Need for Additional Financing

Dependence on Key Personnel

Acceptance of Corporate Advertising in an Educational Context

Parents and Students are Unwilling to Pay for Online Services

Growth of Internet Advertising

Speak2Me Must Generate Online Advertising Revenue

Maintenance of Client Relationships

Create Content and Services Accepted by Users

Failure of Speak2Me’s Delivery Infrastructure to Perform Consistently

Limited Intellectual Property Protection

Government Regulation and Licensing

Operating in Foreign Jurisdictions

OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

ADDITIONAL INFORMATION

VALUATOR’S CONSENT

CERTIFICATE OF LINGO MEDIA INC

SCHEDULE "A" LINGO MEDIA INC. AUDIT COMMITTEE CHARTER

Terms of Reference

Membership

Meetings

Payment of Fees

Duties and Responsibilities

SCHEDULE "B" SPECIAL RESOLUTION OF LINGO MEDIA INC

SCHEDULE "C" ORDINARY RESOLUTION OF THE MINORITY SHAREHOLDERS OF LINGO MEDIA INC.

SCHEDULE "D" SUMMARY OF RIGHTS OF DISSENTING SHAREHOLDERS

APPENDIX "A" PRO FORMA FINANCIAL STATEMENTS OF THE COMPANY (POST TRANSACTION)

APPENDIX "B" FINANCIAL STATEMENTS OF SPEAK2ME

APPENDIX "C" INFORMATION CONCERNING THE COMPANY

Description of Share Capital

Dividend Policy

Stock Exchange Listing

Price Range and Trading Volume

Previous Distributions

APPENDIX "D" INFORMATION CONCERNING SPEAK2ME INC.

General

Background

Description of Share Capital

Selected Consolidated Financial Information

Stock Option Plan

Dividend Policy

Prior Sales

Directors and Officers

Executive Compensation

Compensation of Directors

Indebtedness of Directors, Executive Officers and Senior Officers

Legal Proceedings

Material Contracts

APPENDIX "E" SHARE EXCHANGE AGREEMENT

FORWARD LOOKING STATEMENTS

Certain statements in this Information Circular are forward looking statements.  These forward looking statements are not based on historical facts but rather on management's expectations regarding future operations, results of operations (including the amount, nature and sources of funding thereof), competitive advantages, business prospects and opportunities.  Such forward looking statements reflect management's current beliefs and assumptions and are based on information currently available to management.  Forward looking statements involve significant known and unknown risks and uncertainties.  A number of factors could cause actual results to differ materially from the results discussed in the forward looking statements including the risks discussed under "Risk Factors", and elsewhere in this Information Circular, and other factors, many of which are beyond the control of Lingo Media Inc. (the "Company").  Although the forward looking statements contained in this Information Circular are based upon assumptions which management of the Company believes to be reasonable, the Company cannot assure investors that actual results will be consistent with these forward looking statements.  These forward looking statements are made as of the date of this Information Circular, and the Company assumes no obligation to update or revise them to reflect new events or circumstances, except as required by law.  See "Risk Factors" for further details.

LINGO MEDIA INC.

MANAGEMENT INFORMATION CIRCULAR
AS AT SEPTEMBER 10, 2007

SUMMARY

The following is a summary of information contained elsewhere in this Information Circular. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in this Circular and in the attached schedules.  Shareholders are encouraged to read this Information Circular and the attached schedules carefully and in their entirety.  In this Information Circular, dollar amounts are expressed in Canadian dollars unless otherwise stated. Capitalized words and terms in this Summary have the same meanings as set forth in the Glossary of Terms and elsewhere in this Information Circular.

The Meeting

The Meeting will be held on Friday, October 5, 2007 at 10:30 a.m. (Toronto time) at WeirFoulds LLP, 130 King Street West, Suite 1600, Toronto, Ontario, Canada, M5X 1J5.

The Record Date and Common Shares Entitled to Vote

At the close of business on August 31, 2007 (the "Record Date") there were 32,794,102 Common Shares outstanding (plus 3,000,000 Common Shares allotted for issuance pending the management of A+ Child Development (Canada) Ltd. achieving certain performance milestones). Shareholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Meeting.

Matters to be Considered

At the Meeting, Shareholders will be asked to consider and vote upon the following annual general business matters (collectively, the "Annual Business Matters"): (i) to receive the audited financial statements for the fiscal year-ended December 31, 2006 and the report of the Auditors thereon (collectively, the "Financial Statements"), a copy of the Financial Statements of the Company are included in the package sent to Shareholders accompanying the Information Circular; (ii) to elect the directors of the Company; (iii) to appoint the auditors for the ensuing year and to authorize the directors to fix their remuneration; and (iv) to transact such other business as may properly come before the Meeting.

At the Meeting, Shareholders will be asked to consider and vote upon the following special business matters (collectively, the "Special Business Matters"): (i) to consider and, if thought advisable, pass an ordinary resolution of disinterested Shareholders ratifying the amendment of the Company's 2005 Stock Option Plan (the "Amended Option Plan Resolution"); (ii) to consider and, if thought advisable, pass a special resolution authorizing the consolidation of the Common Shares of the Company on the basis of seven (7) Common Shares into one (1) post-consolidation Common Share and change the name of the Company to “Lingo Media Corporation” (the "Share Consolidation Resolution"); and (iii) to consider and, if thought advisable, pass an ordinary resolution of the Minority Shareholders authorizing the proposed Transaction (the "Transaction Resolution").

Votes Required to Approve Certain Matters

The Annual Business Matters must be approved by a majority of the votes cast by Shareholders, in person or by proxy, at the Meeting.

The Amended Option Plan Resolution, must be approved by a majority of the votes cast by disinterested Shareholders, in person or by proxy, at the Meeting. The Share Consolidation Resolution, must be approved by two-thirds of the votes cast by Shareholders, in person or by proxy, at the Meeting.  The Transaction Resolution must be approved by a majority of the votes cast by the Minority Shareholders, in person or by proxy, at the Meeting.

The directors and officers of the Company who are shareholders intend to vote their shares in favour of the Special Business Matters at the Meeting. The directors and officers of the Company who are Minority Shareholders intend to vote their shares in favour of the Transaction Resolution at the Meeting.

The Transaction

At the effective time of the Transaction, which is expected to occur at the earliest point in time after (i) all conditions of the Share Exchange Agreement have been satisfied, (ii) the requisite approvals are obtained at the Meeting and (iii) the TSX Venture Exchange (the "TSX-V") final approval, the Company will acquire all of the issued and outstanding shares of Speak2Me (the "Speak2Me Shares") directly from Speak2Me Shareholders.  Speak2Me Shareholders will receive post-consolidated Common Shares on the basis of one (1) common share for each 3.975 Speak2Me Shares.

Recommendations of the Directors

The Board has reviewed the Transaction and has concluded that the Transaction is fair to and in the best interests of its Shareholders and unanimously recommends that Shareholders vote in favour of the Transaction and the other matters to be presented at the Meeting.

Risk Factors

Shareholders should consider a number of risk factors in evaluating whether to approve the Transaction Resolution.  These risk factors include certain risks related to the Transaction and risks to the businesses of Speak2Me and the Company which are discussed in greater detail herein under "The Transaction – Risk Factors" and "Information Concerning Speak2Me – Risk Factors".

Selected Financial Data of the Company

The following selected financial data presented for, and as at the end of, each of the years in the three-year period ended December 31, 2006 is derived from the consolidated financial statements of the Company, which consolidated financial statements have been audited by Mintz & Partners LLP.  The consolidated financial statements of the Company as at December 31, 2006 and 2005 are included in the package sent to Shareholders accompanying the Information Circular and reference should be made to such financial statements, including the notes thereto and the auditors' report thereon.

	Year-ended December 31 (in $'s except per share amounts)
	2006	2005	2004
Total revenues	1,574,337	906,357	589,654
Net income (loss)	(748,924)	(725,732)	(795,377)
Per share	(0.03)	(0.03)	(0.09)
Total assets	2,884,158	1,611,100	1,416,962
Total debt	832,541	211,929	167,762

Selected Financial Data of Speak2Me

The following selected financial data presented for the period ending August 24, 2007 is derived from the financial statements of Sepeak2Me, which financial statements have been audited by DMCT LLP.  The financial statements of Speak2Me as at August 24, 2007 are attached as Appendix "B" to this Information Circular and reference should be made to such financial statements, including the notes thereto and the auditors' report thereon.

Period ending August 24, 2007 (in $'s except per share amounts)
Total revenues	Nil
Net income (loss)	(327,389)
Per share	(0.02)
Total assets	2,666,920
Total debt	404,000

GLOSSARY OF TERMS

2000 Plan	means a stock option plan adopted by the board of directors of the Company on May 30, 2000
2005 Plan	means a stock option plan adopted by the board of directors of the Company on May 30, 2005
Al Division	means the Artificial Intelligence Division of Ladder
Annual Business Matters	annual general business matters including financial statements for the fiscal year-ended December 31, 2006, directors to be elected and appointment of auditors
Audit Committee	means the Company's audit committee comprising of three directors during a fiscal year
Board	the board of directors of the Company
Closing	the closing of the Transaction scheduled to take place on the Effective Date
Common Shareholders	the holders of the Common Shares
Common Shares	common shares in the capital of the Company
Company or Lingo	Lingo Media Inc., a corporation organized and subsisting under the laws of the province of Ontario
Compensation Committee	means the Company's compensation committee comprising of three directors during the fiscal year
Connected Shareholder Group	Shareholders of the Company which are considered to be a related party, within the meaning of Rule 61-501, which are not entitled to vote on the Transaction Resolution
Consulting Agreement	Lingo Media Ltd., a wholly-owned subsidiary of the Company, entered into a consulting agreement dated as of May 1, 1998 with MPK Inc.
Delivery Infrastructure	means the hosting facility, internet infrastructure and service providers, which enable Speak2Me to deliver Speak2Me's products to the end users.
Effective Date	the effective date of the Transaction, as such term is defined in the Share Exchange Agreement
EFL	means English as a Foreign Language
Exchanged Shares	means those Speak2Me Shares exchanged at a rate of one (1) post-consolidated Common Share for each 3.975 Speak2Me Shares
Financial Statements	the financial statements of the Company in respect of the year-ended December 31, 2006
Form	means the Form 51-102F6 Statement of Executive Compensation
Ladder	is the Ladder Publishing Corporation, a leading privately held diversified education product and services company in Greater China
Meeting	the annual and special meeting of the Shareholders
Minority Approval	as defined in Rule 61-501
Minority Shareholders	those Shareholders whose vote on the Transaction Resolution, would not be excluded in determining whether minority approval has been obtained in accordance with Rule 61-501
Named Executive Officers or NEOs

means each of the individuals comprised of the Chief Executive Officer and the Chief Financial Officer as at December 31, 2006 and the other three most highly compensated executive officers of the Company as at December 31, 2006 whose individual total salary and bonus for the most recently completed financial year exceeded $150,000 and any individual who would have satisfied these criteria but for the fact that individual was not serving as such an officer at the end of the most recently completed financial year

Nominee

means "non-registered" shareholders whose shares are registered in the name of a nominee such as a brokerage firm through which they purchased the shares; bank, trust company, trustee or administrator of self-administered RRSP's, RRIF's, RESP's and similar plans; or clearing agency such as The Canadian Depository for Securities Limited

Non Arm's Length Party	as defined in the TSX-V Corporate Finance Manual
NP 58-101	means National Instrument 58-101 Disclosure of Corporate Governance Practices that mandates disclosure of corporate governance practices
NP 58-201	means National Instrument 58-201 Corporate Governance Guidelines that establishes corporate governance guidelines which apply to all public companies
OBCA	the Business Corporations Act (Ontario) and all subordinate legislation thereto, as the same shall be in force on the date of Closing
Record Date	the record date in respect of the Meeting, being August 31, 2007
RMB	means Reminibi, being the currency of the People’s Republic of China
Rule 61-501	Ontario Securities Commission Rule 61-501
Share Consolidation	means the consolidation of the Common Shares of the Company on the basis of seven (7) common shares into one (1) post-consolidation common share
Share Consolidation and Name Change Resolution

a special resolution authorizing an amendment to the Company's articles to approve (i) the consolidation of the Common Shares of the Company on the basis of seven (7) common shares into one (1) post-consolidation Common Share, and (ii) to change the name of the Company to “Lingo Media Corporation”, in substantially the form of the resolution attached as Schedule "B"

Share Exchange Agreement	the Share Exchange Agreement between the Company, Speak2Me and the Speak2Me Shareholders providing for the Transaction, in substantially the form attached as Appendix "E" to this Circular
Shareholders	the Shareholders of the Company
Speak2Me	Speak2Me Inc., a corporation organized and subsisting under the laws of Ontario
Speak2Me Board	the board of directors of Speak2Me
Speak2Me Financial Statements	the financial statements of Speak2Me in respect of the period from the date of incorporation (February 24, 2007) to August 27, 2007, attached hereto as Appendix "B"
Speak2Me Shares	the common shares of Speak2Me
Speak2Me Shareholders	holders of Speak2Me Shares
Speak2Me Shareholder's Share Certificate	the common share certificates of Speak2Me
Speak2Me Warrants	the warrants of Speak2Me
Special Business Matters	special business matters include a special resolution with respect to consolidation of the Common Shares of the Company and an ordinary resolution with respect to the proposed Transaction
Transaction	the acquisition by the Company of all of the issued and outstanding Speak2Me Shares in accordance with the Share Exchange Agreement
Transaction Resolution

the ordinary resolution of the majority of the Minority Shareholders of the Company concerning the Transaction to be considered at the Meeting, in substantially the form attached as Schedule "C" to this Circular

TSX-V	the TSX Venture Exchange
U.S. Securities Act	the United States Securities Act of 1933, as amended.

Words importing the singular also include the plural and vice versa, and words importing any gender include all genders.

All dollar amounts herein are in Canadian dollars (CDN), unless otherwise stated.

LINGO MEDIA INC.

MANAGEMENT INFORMATION CIRCULAR
AS AT SEPTEMBER 10, 2007

SOLICITATION OF PROXIES

THIS INFORMATION CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE MANAGEMENT OF LINGO MEDIA INC. (the "Company") of proxies to be used at the Annual and Special Meeting of Shareholders of the Company (the "Meeting") to be held at 130 King Street West, Suite 1600, Toronto, Ontario, Canada on Friday, October 5, 2007 at 10:30 o'clock in the forenoon (Toronto time) and at any adjournment thereof for the purposes set forth in the enclosed Notice of Meeting.  Proxies will be solicited primarily by mail and may also be solicited personally or by telephone by the directors and/or officers of the Company at nominal cost.  The cost of solicitation by management will be borne by the Company.

The Company may pay the reasonable costs incurred by persons who are the registered but not beneficial owners of voting shares of the Company (such as brokers, dealers, other registrants under applicable securities laws, nominees and/or custodians) in sending or delivering copies of this circular, the notice of Meeting and form of proxy to the beneficial owners of such shares.  The Company will provide, without cost to such persons, upon request to the Secretary of the Company, additional copies of the foregoing documents required for this purpose.

APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the enclosed form of proxy represent management of the Company.  A SHAREHOLDER DESIRING TO APPOINT SOME OTHER PERSON, WHO NEED NOT BE A SHAREHOLDER OF THE COMPANY, TO REPRESENT HIM OR HER AT THE MEETING MAY DO SO by filling in the name of such person in the blank space provided in the proxy or by completing another proper form of proxy. A shareholder wishing to be represented by proxy at the Meeting or any adjournment thereof must, in all cases, deposit the completed proxy with the Company's transfer agent and registrar, ComputerShare Investor Services Inc., Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario, Canada  M5J 2Y1, facsimile within North America (866) 249-7775 and outside North America (416) 263-9524, not less than 48 hours (excluding Saturdays and holidays) prior to the time of the Meeting or any adjournment thereof at which the proxy is to be used, or deliver it to the Chair of the Meeting on the day of the Meeting or any adjournment thereof prior to the time of voting.  A proxy should be executed by the shareholder or his or her attorney duly authorized in writing or, if the shareholder is a corporation, by an officer or attorney thereof duly authorized.

In addition to any other manner permitted by law, a proxy may be revoked before it is exercised by instrument in writing executed in the same manner as a proxy and deposited with the Company's transfer agent and registrar, ComputerShare Investor Services Inc. at the address noted above or at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used or with the Chair of the Meeting on the day of such Meeting or any adjournment thereof and thereupon the proxy is revoked.  Only registered shareholders have the right to revoke a proxy. Non-registered holders who wish to change their vote must, at least 7 days before the Meeting, arrange for their Nominees to revoke the proxy on their behalf.

A shareholder attending the Meeting has the right to vote in person and, if he or she does so, his or her proxy is nullified with respect to the matters such person votes upon and any subsequent matters thereafter to be voted upon at the Meeting or any adjournment thereof.

EXERCISE OF DISCRETION BY PROXIES

The shares represented by proxies in favour of management nominees will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for and, if a shareholder specifies a choice with respect to any matter to be acted upon at the Meeting, the shares represented by the proxy shall be voted accordingly.  WHERE NO CHOICE IS SPECIFIED, THE PROXY WILL CONFER DISCRETIONARY AUTHORITY AND WILL BE VOTED IN FAVOUR OF THE MATTERS REFERRED TO IN THE ACCOMPANYING NOTICE OF MEETING.  THE ENCLOSED FORM OF PROXY ALSO CONFERS DISCRETIONARY AUTHORITY UPON THE PERSONS NAMED THEREIN TO VOTE WITH RESPECT TO ANY AMENDMENTS OR VARIATIONS TO THE MATTERS IDENTIFIED IN THE NOTICE OF MEETING AND WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING IN SUCH MANNER AS SUCH NOMINEE IN HIS JUDGMENT MAY DETERMINE.  At the time of printing this Information Circular, the management of the Company knows of no such amendments, variations or other matters to come before the Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Company is authorized to issue an unlimited number of common shares.  As at the date hereof, the Company has outstanding 32,794,102 Common Shares (plus 3,000,000 Common Shares allotted for issuance pending the management of A+ Child Development (Canada) Ltd. achieving certain performance milestones), each of which carries one vote.  The Record Date for determination of shareholders entitled to receive notice of and vote at the Meeting has been fixed as August 31, 2007.  Persons registered on the books of the Company at the close of business on the Record Date and persons who are transferees of any shares acquired after such record date and who have produced properly endorsed certificates evidencing such shares or who otherwise establish ownership thereof and demand, not later than 10 days before the Meeting, that their names be included in the list of shareholders, are entitled to vote at the Meeting of the Company.

As at the date hereof, to the knowledge of the directors and executive officers of the Company, there are no persons or corporations beneficially owning, directly or indirectly, or exercising control or direction over securities carrying in excess of 10% of the voting rights attached to any class of outstanding voting securities of the Company, except the following:

Name	No. of Shares Owned or Controlled	Percentage of Outstanding Shares
CDS & CO	27,554,192(1)	76.98%
Michael P. Kraft	3,468,817	10.58%

Notes:

(1)

Beneficial ownership of these shares is not known.

NON-REGISTERED HOLDERS

Only shareholders whose names appear on the records of the Company as the registered holders of shares or duly appointed proxyholders are permitted to vote at the Meeting.  Most shareholders of the Company are "non-registered" shareholders because the shares they own are not registered in their names but instead registered in the name of a nominee such as a brokerage firm through which they purchased the shares; bank, trust company, trustee or administrator of self-administered RRSP's, RRIF's, RESP's and similar plans; or clearing agency such as The Canadian Depository for Securities Limited (a "Nominee").  If you purchased your shares through a broker, you are likely an unregistered holder.

In accordance with securities regulatory policy, the Company has distributed copies of the Meeting materials, being the Notice of Meeting, this Information Circular and the Proxy, to the Nominees for distribution to non-registered holders.

Nominees are required to forward the Meeting materials to non-registered holders to seek their voting instructions in advance of the Meeting.  Shares held by Nominees can only be voted in accordance with the instructions of the non-registered holder.  The Nominees often have their own form of proxy, mailing procedures and provide their own return instructions.  If you wish to vote by proxy, you should carefully follow the instructions from the Nominee in order that your shares are voted at the Meeting.

If you, as a non-registered holder, wish to vote at the Meeting in person, you should appoint yourself as proxyholder by writing your name in the space provided on the request for voting instructions or proxy provided by the Nominee and return the form to the Nominee in the envelope provided.  Do not complete the voting section of the form as your vote will be taken at the Meeting.

In addition, Canadian securities legislation now permits the Company to forward Meeting materials directly to "non objecting beneficial owners".  If the Company or its agent has sent these materials directly to you (instead of through a Nominee), your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the Nominee holding on your behalf.  By choosing to send these materials to you directly, the Company (and not the Nominee holding on your behalf) has assumed responsibility for (i) delivering these materials to you and (ii) executing your proper voting instructions.

APPROVAL OF MATTERS

Unless otherwise noted, approval of matters to be placed before the Meeting is by an "ordinary resolution" which is a resolution passed by a simple majority (50% plus 1) of the votes cast by shareholders of the Company present at the Meeting and entitled to vote in person or by proxy.

ELECTION OF DIRECTORS

The term of office of each of the present directors expires at the Meeting.  The Company's Articles of Incorporation, as amended, permit a minimum of three and a maximum of ten directors.  The following table and the notes thereto state the names of all the persons proposed to be nominated by management for election as directors, all other positions and offices with the Company now held by them, their principal occupations or employments, the period or periods of service as directors of the Company and the approximate number of voting securities of the Company beneficially owned, directly or indirectly, or over which control or direction is exercised by each of them as of the date hereof.

Name, Office and Principal Occupation(1)	Director Since	No. of Voting Securities Owned, Controlled or Directed as at September 10, 2007(2)
Michael P. Kraft, President & CEO(3) Toronto, Ontario	November 14, 1996	3,468,817(4)
Scott Remborg(3) Toronto, Ontario	July 4, 2000	50,000(5)
Bailing Xia Toronto, Ontario	June 30, 2004	75,000(7)
Nereida Flannery (6) Beijing, China	June 30, 2005	Nil(8)
John P. Schram(6) Toronto, Ontario	June 30, 2004	75,000(9)
Terry Pallier Calgary, Alberta	Nominee	1,008,750(10)

Notes:

(1)

The principal occupations of the each of the nominees during the past five years are as set forth below.

(a)

Michael P. Kraft is the President, CEO and a Director of Lingo Media since its inception in 1996.  He is also the President of Buckingham Group Limited, a private merchant banking corporation and President of MPK Inc., a private business consulting corporation to private and public companies since 1994.  Mr. Kraft is a director of JM Capital Corp. since June 2006, Pioneering Technology Inc. since July 2006, Grenville Gold Corporation since April 2007 and Canadian Shield Resources Inc. since July 2007, all TSX Venture Exchange listed companies.  He received a Bachelor of Arts in Economics from York University in 1985.

(b)

Scott Remborg is an independent consultant in the Information Technology and eCommerce sector.  From 1994 to 1999, he initiated and led the development of Sympatico, Canada’s largest Internet service and portal, for Bell Canada and twelve other telecommunications companies across Canada.  From 2001 to 2003, Mr. Remborg was General Manager, eBusiness, at Air Canada. He also held senior management positions at Reuters and I.P. Sharp Associates. Mr. Remborg has an MBA from BI Norwegian School of Management and the University of Alberta.

(c)

Bailing Xia is a business consultant with a focus on China. Mr Xia is the Chief Representative in North America for China Central Television (CCTV) for education, science, technology, culture and health programs.  He sits on a number of boards on Canadian and Chinese private corporations. Mr. Xia serves as an advisor to Chinese Medical Association and to the Chairman of Beijing Concord College of Sino-Canada. He is also the Member of the Planning Committee, China Development Bank. Mr. Xia was an Assistant Professor from 1981-1988 and graduated from Anhui University (economics major) in 1979 and from Sino-American Scientific Technology, Industry, and Business Administration Program in 1981.

(d)

Nereida Flannery is a Partner and Managing Director at The Balloch Group  with over 12 years experience  in China.  Ms. Flannery was the General Manager of the Canada China Business Counsel in China (CCBC) where she worked closely with member companies to design, execute and monitor their China market entry strategies.  She also helped members identify joint venture partners and led many negotiations between government parties, member firms and joint-venture partners.  Ms. Flannery has a degree in Political Science from Queen's University and speaks Chinese, Greek and French.

(e)

John P. Schram is the President & Chief Executive Officer of We Care Health Services Inc., Canada's largest national home health services company since 1999.  From 1997 to 1999, Mr. Schram was Executive Vice-President of FutureSkills, an interactive multimedia company.  Mr. Schram has held the position of President & Chief Executive Officer in a number of Canadian and US educational publishing companies including Simon & Schuster from 1992 to 1996 and Prentice Hall Canada Limited from 1991 to 1992.  Mr. Schram received an Honours BA in Business Administration from Wilfred Laurier University in 1966.

(f)

Terry Pallier is the co-founder and Chief Executive Officer of A+ Child Development (Canada) Ltd., a recently acquired subsidiary of Lingo Media. He has also been the president and co-founder of TJP Holdings Inc., a private holding company. Mr. Pallier attended the University of Alberta in the Faculty of Physical Education in 1988-89.

(2)

The information as to voting securities beneficially owned, controlled or directed, not being within the knowledge of the Company, has been furnished by the respective nominees individually.

(3)

Member of the audit committee.

(4)

Of such shares, 404,154 are held in Mr. Kraft's RRSP and 3,064,663 are held by Buckingham Group Limited (formerly Kraft Investments Corp)., a company controlled by Mr. Kraft.  Mr. Kraft also holds options to purchase up to an additional 1,370,000 common shares of the Company.

(5)

Mr. Remborg holds options to purchase up to an additional 300,000 common shares of the Company.

(6)

Member of compensation committee.

(7)

Mr. Xia also holds options to purchase up to an additional 300,000 common shares of the Company.

(8)

Ms. Flannery holds options to purchase up to an additional 225,000 common shares of the Company.

(9)

Mr. Schram also  holds options to purchase up to an additional 300,000 common shares of the Company.

(10)

Mr. Pallier holds his shares in a  wholly-owned holding company called TJP Holdings Inc.

The term of office of each director will be from the date of the Meeting at which he is elected until the next annual Meeting, or until his successor is elected or appointed.

PROXIES RECEIVED IN FAVOUR OF MANAGEMENT WILL BE VOTED FOR THE ELECTION OF THE ABOVE-NAMED NOMINEES, UNLESS THE SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS OR HER SHARES ARE TO BE WITHHELD FROM VOTING IN RESPECT THEREOF. MANAGEMENT HAS NO REASON TO BELIEVE THAT ANY OF THE NOMINEES WILL BE UNABLE TO SERVE AS A DIRECTOR BUT, IF A NOMINEE IS FOR ANY REASON UNAVAILABLE TO SERVE AS A DIRECTOR, PROXIES IN FAVOUR OF MANAGEMENT WILL BE VOTED IN FAVOUR OF THE REMAINING NOMINEES AND MAY BE VOTED FOR A SUBSTITUTE NOMINEE UNLESS THE SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS OR HER SHARES ARE TO BE WITHHELD FROM VOTING IN RESPECT OF THE ELECTION OF DIRECTORS.

EXECUTIVE COMPENSATION

The following table (presented in accordance with Form 51-102F6 Statement of Executive Compensation (the "Form")) sets forth all annual and long term compensation for services in all capacities to the Company and its subsidiaries for the three most recently completed financial years (to the extent required by the Form) in respect of each of the individuals comprised of the Chief Executive Officer and the Chief Financial Officer as at December 31, 2006 and the other three most highly compensated executive officers of the Company as at December 31, 2006 whose individual total salary and bonus for the most recently completed financial year exceeded $150,000 and any individual who would have satisfied these criteria but for the fact that individual was not serving as such an officer at the end of the most recently completed financial year (collectively the "Named Executive Officers" or "NEOs").

Summary Compensation Table

	ANNUAL COMPENSATION				LONG-TERM COMPENSATION
					Awards		Payouts
(NEO) Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen-sation(1) ($)	Securities Under Options/ SARs Granted(2) (#)	Restricted Shares or Restricted Share Units ($)	LTIP(3) Payouts ($)	All Other Compen- sation ($)
Michael P. Kraft (4) President & CEO	2006 2005 2004	122,500 123,489 138,987	Nil Nil Nil	Nil Nil Nil	Nil 295,000 75,000	Nil Nil Nil	Nil Nil Nil	Nil 36,750(5) Nil
Khurram R. Qureshi Chief Financial Officer	2006 2005 2004	96,000 96,000 96,000	Nil Nil Nil	Nil Nil Nil	Nil 300,000 75,000	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

Notes:

(11)

Perquisites and other personal benefits, securities or property that do not in the aggregate exceed the lesser of $50,000 and 10% of the total of the annual salary and bonus for any NEO for the financial year, if any, are not disclosed.

(12)

"SAR" or "stock appreciation right" means a right granted by the Company, as compensation for services rendered, to receive a payment of cash or an issue or transfer of securities based wholly or in part on changes in the trading price of publicly traded securities of the Company.

(13)

"LTIP" or "long term incentive plan" means any plan which provides compensation intended to serve as incentive for performance to occur over a period longer than one financial year, but does not include option or stock appreciation right plans or plans for compensation through restricted shares or restricted share units.

(14)

Paid by Lingo Media Ltd., a wholly-owned subsidiary of the Company, to MPK Inc., a company controlled by Mr. Kraft.  See "Executive Compensation – Management Agreement".

(15)

Represents success fee.   See "Executive Compensation - Management Agreement".

Long Term Incentive Plan (LTIP) Awards

The Company does not have a LTIP, pursuant to which cash or non-cash compensation intended to serve as an incentive for performance over a period greater than one financial year (whereby performance is measured by reference to financial performance or the price of the Company's securities) was paid to the Named Executive Officer(s) during the most recently completed financial year.

Stock Option Grants

The following information concerns individual grants of options to purchase or acquire securities of the Company or any of its subsidiaries made during the most recently completed financial year-ended December 31, 2006 to the Named Executive Officers.

Option/SAR Grants During the Most Recently Completed Financial Year

Name	Securities Under Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Financial Year (1)	Exercise or Base Price ($/Security) (2)	Market Value of Securities Underlying Options/SARs on the Date of Grant(3) ($/Security)	Expiration Date
Michael P. Kraft	Nil	N/A	N/A	N/A	N/A
Khurram R. Qureshi	Nil	N/A	N/A	N/A	N/A

Notes:

(16)

A total of 100,000 stock options (to purchase 100,000  shares) were granted by the Company during the year-ended December 31, 2006, of which all 100,000 were granted to employees and consultants of the Company.

(17)

The Company's stock option plan provides that the exercise price of an option must not be set at less than the closing price of the common shares on the TSX-V (or, if the Company's common shares are no longer listed on the TSX-V, then such other exchange or quotation system on which the common shares are then listed or quoted for trading) on the trading day immediately preceding the date of grant of the option, less any discount permitted by the TSX-V or such other price as may be required by the TSX-V.

(18)

Based on the closing price of the common shares on the TSX-V on the date that the particular options were granted.

Stock Options Exercised and Held

The following information concerns each exercise of options during the most recently completed financial year-ended December 31, 2006 by the Named Executive Officers and the financial year-end value of unexercised options held on an aggregated basis.

Aggregated Option/SAR Exercises During the Most Recently

Completed Financial Year and Financial Year-End Option/SAR Values

Name	Securities Acquired on Exercise (#)	Aggregate Value Realized ($)	Unexercised Options/SARs at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised in-the-Money Options/SARs at FY-End ($) Exercisable/ Unexercisable
Michael P. Kraft	810,000	48,500	370,000/370,000	NIL/NIL
Khurram R. Qureshi	415,167	NIL	14,000/14,000	NIL/NIL

Notes:

(19)

Based on the closing price of the common shares of the Company on the TSX Venture Exchange on December 31, 2006 ($0.17). Dollar value  is equal to second column, Securities Acquired on Exercise, times the difference between the market value of the securities underlying the options at exercise or financial year-end respectively, and the exercise or base price of the options.

Consulting Agreement

The Company is not a party to a management agreement.  Lingo Media Ltd., a wholly-owned subsidiary of the Company, entered into a consulting agreement ("Consulting Agreement") dated as of May 1, 1998 with MPK Inc. pursuant to which Lingo Media Ltd. engaged MPK Inc. to provide the services of Michael P. Kraft to be the President & Chief Executive Officer of the Company.  The Consulting Agreement provides for an initial term of 8 months and automatic annual renewals until it is terminated.  The Consulting Agreement provides that Lingo Media Ltd. is to pay MPK Inc. $3,000 per month plus certain sales commissions.  The Consulting Agreement was renewed on December 3, 1998 for fiscal year 1999 and again on November 22, 1999 for fiscal year 2000.  The Consulting Agreement was amended on June 30, 2000, whereby Lingo Media Ltd. is to pay MPK Inc.  $10,000 per month beginning July 2000 in addition to providing an allowance for a health plan and life insurance policy.  MPK Inc. is also to be reimbursed for all travel, entertainment and other expenses actually and properly incurred.  The Consulting Agreement also provides for a reasonable automobile allowance and performance bonus based upon his contribution to the ongoing success of the Company.  MPK Inc. is a corporation controlled by Michael P. Kraft, the President & Chief Executive Officer of the Company.

Compensation of Directors

The non-management directors of the Company are entitled to receive a fee of $250 for each board meeting and for each committee meeting attended.  In addition, directors are reimbursed for travel and other out-of-pocket expenses incurred in attending directors' and shareholders' Meetings.  Directors participate in the Company's stock option plan.  During the financial year-ended December 31, 2006, no options to purchase common shares were granted to directors of the Company other than the Named Executive Officers whose grants of options are set out elsewhere in this management information circular.  See "Stock Option Grants".

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY
COMPENSATION PLANS

The following table sets forth the number of common shares to be issued pursuant to equity compensation plans, the weighted average exercise price of such outstanding options and the number of common shares remaining available for future issuance under equity compensation plans of the Company as of December 31, 2006.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	1,929,437	$0.19	3,922,618
Equity compensation plans not approved by security holders	Nil	Nil	Nil/Nil
Total	1,929,437	$0.19	3,922,618

Stock Option Plans

2000 Plan

A stock option plan (the "2000 Plan") was adopted by the board of directors of the Company on May 30, 2000, with 2,384,074 common shares reserved for issuance under the plan, to encourage ownership of common shares by directors, officers, employees and consultants of the Company.  On June 28, 2002 the shareholders of the Company approved an amendment to the 2000 Plan to increase the number of options to purchase common shares that may be granted under the 2000 Plan to 4,416,765 less the number of shares reserved for issuance pursuant to options granted under the 1996 Plan, provided the number of shares reserved for issuance under stock options granted at any time do not exceed 10% of the Company's then issued and outstanding shares.  The TSX Venture Exchange accepted for filing the Company's amended and restated 2000 Plan for a rolling stock option plan reserving 10% of the issued and outstanding common shares of the Company at the time of a stock option grant, up to a maximum of 4,416,765 common shares, for issuance thereunder.

On July 3, 2003 the Shareholders of the Company approved a further amendment to the 2000 Plan to fix the maximum number of shares that may be issued under the 2000 Plan at 4,176,765 common shares, representing approximately 20% of the issued and outstanding common shares of the Company as at July 3, 2003.  The 2000 Plan was subsequently amended and restated as of June 30, 2004 to increase the maximum number of shares that may be issued under the 2000 Plan to 4,791,954 common shares, representing approximately 20% of the issued and outstanding common shares of the Company as at June 30, 2004.

Options may be granted under the 2000 Plan only to directors, officers, employees, consultants of the Company and its subsidiaries and personal holding corporations controlled by a director of officer of the Company and its subsidiaries as designated from time to time by the board of directors.  The number of shares which may be reserved for issuance under the 2000 Plan is currently limited to 4,791,954 common shares less the number of shares reserved for issuance pursuant to options granted under the 1996 Plan (currently 50,000 shares), provided that the board has the right, from time to time, to increase such number subject to the approval of the relevant exchange on which the shares are listed and the approval of the shareholders of the Company.  The maximum number of common shares which may be reserved for issuance to any one person under the 2000 Plan is 5% of the common shares outstanding at the time of the grant (calculated on a non-diluted basis) less the number of shares reserved for issuance to such person under any option to purchase common shares granted as a compensation or incentive mechanism.  Any shares subject to an option granted under the 2000 Plan that for any reason is cancelled or terminated prior to exercise will be available for a subsequent grant under the 2000 Plan.  The option price of any common shares cannot be less than the closing price of the shares on the day immediately preceding the day upon which the option is granted less any permitted discount.  Options granted under the 2000 Plan may be exercised during a period not exceeding five years, subject to earlier termination upon the termination of the optionee's employment, upon the optionee ceasing to be an employee, officer, director or consultant of the Company or any of its subsidiaries, as applicable, or upon the optionee retiring, becoming permanently disabled or dying.  Options granted to optionees vest over an 18 month period with no greater than 16.67% of any options granted to an optionee vesting in any three month period or such longer period as the board may determine.  The options under the 2000 Plan are non-transferable.  The 2000 Plan contains provisions for adjustment in the number of shares issuable thereunder in the event of a subdivision, consolidation, reclassification or change of the common shares, a merger of other relevant changes in the Company's capitalization.  The board of directors may from time to time amend or revise the terms of the 2000 Plan or may terminate it at any time.

The 2000 Plan provides that the Company may provide financial assistance in respect of options granted under the 2000 Plan by means of loans to optionees.  Under the terms of the 2000 Plan, the Company may, but is not obligated to, loan to an optionee the funds required to exercise any particular option.  The 2000 Plan provides that any such loan will be for a term not exceeding 10 years and will be non-interest bearing.  Any such loan will be repayable at maturity or upon the death of the optionee or earlier in certain other circumstances.  Any loans made under the 2000 Plan are to be secured by a pledge of the shares acquired upon the exercise of the option exercised being funded to a trustee for such purposes.  In the event that any loan amount is not fully repaid when due the trustee holding the pledged shares is entitled to realize on the shares being held by it as security for the loan.  Loans made under the 2000 Plan are made on a full recourse basis.  The 2000 Plan provides that any shares acquired pursuant to loans made under the 2000 Plan may be sold by the optionee from time to time provided that an amount equal to the aggregate option exercise price or the balance of the loan is applied in repayment of the loan.  Any financial assistance so provided under the 2000 Plan will be subject to and made in accordance with all applicable laws and regulatory policies at the time of making the loan.

As of the date hereof, options to purchase an aggregate of 1,387,267 common shares are outstanding under the 2000 Plan.

2005 Plan

A new stock option plan (the "2005 Plan") was adopted by the board of directors in May 30, 2005 and approved by the shareholders of the Company at the annual and special Meeting of shareholders on June 30, 2005 to encourage ownership of common shares by directors, officers, employees and consultants of the Company.

Options may be granted under the 2005 Plan only to directors, officers, employees, consultants of the Company and its subsidiaries and personal holding corporations controlled by a director or officer of the Company and its subsidiaries as designated from time to time by the board of directors of the Company.  The number of shares which may be reserved for issuance under the 2005 Plan is limited to 5,852,055 common shares, representing approximately 20% of the issued and outstanding common shares of the Company as at July 5, 2006, less the number of shares reserved for issuance pursuant to options granted under the 2000 Plan (currently 1,871,103 shares), provided that the board has the right, from time to time, to increase such number subject to the approval of the relevant stock exchange on which the shares are listed and the approval of the shareholders of the Company.  The maximum number of common shares which may be reserved for issuance to any one person under the 2005 Plan is 5% of the common shares outstanding at the time of the grant (calculated on a non-diluted basis) less the number of shares reserved for issuance to such person under any option to purchase common shares granted as a compensation or incentive mechanism.  Any shares subject to an option granted under the 2005 Plan that for any reason is cancelled or terminated prior to exercise will be available for a subsequent grant under the 2005 Plan.  The option price of any common shares cannot be less than the closing price of the shares on the day immediately preceding the day upon which the option is granted less any permitted discount.  Options granted under the 2005 Plan may be exercised during a period not exceeding five years, subject to earlier termination upon the termination of the optionee's employment, upon the optionee ceasing to be an employee, officer, director or consultant of the Company or an of its subsidiaries, as applicable, or upon the optionee retiring, becoming permanently disabled or dying.  Options granted to optionees vest over an 18 month period with no greater than 16.67% of any options granted to an optionee vesting in any three month period or such longer period as the board may determine.  The options under the 2005 Plan are non-transferable.  The 2005 Plan contains provisions for adjustment in the number of shares issuable thereunder in the event of a subdivision, consolidation, reclassification or change of the common shares, a merger or other relevant changes in the Company's capitalization.  The board of directors may from time to time amend or revise the terms of the 2005 Plan or may terminate it at any time.

The 2005 Plan provides that the Company may provide financial assistance in respect of options granted under the 2005 Plan by means of loans to optionees.  Under the terms of the 2005 Plan, the Company may, but is not obligated to, loan to an optionee the funds required to exercise any particular option.  The 2005 Plan provides that any such loan will be for a term not exceeding 10 years and will be non-interest bearing.  Any such loan will be repayable at maturity or upon the death of the optionee or earlier in certain other circumstances.  Any loans made under the 2005 Plan are to be secured by a pledge of the shares acquired upon the exercise of the option exercised being funded to a trustee for such purposes.  In the event that any loan amount is not fully repaid when due the trustee holding the pledged shares is entitled to realize on the shares being held by it as security for the loan.  Loans made under the 2005 Plan are made on a full recourse basis.  The 2005 Plan provides that any shares acquired pursuant to loans made under the 2005 Plan may be sold by the optionee from time to time provided that an amount equal to the aggregate option exercise price or the balance of the loan is applied in repayment of the loan.  Any financial assistance so provided under the 2005 Plan will be subject to and made in accordance with all applicable laws and regulatory policies at the time of making the loan.

As of the date hereof, options to purchase an aggregate of 2,767,903 common shares are outstanding under the 2005 Plan.

CORPORATE GOVERNANCE

General

Corporate governance relates to the activities of the Board, the members of which are elected by and are accountable to the shareholders, and takes into account the role of the individual members of management who are appointed by the Board and who are charged with the day to day management of the Company.  The Board's fundamental objectives are to enhance and preserve long-term shareholder value and to ensure that the Company meets its obligations and objectives on an ongoing basis.  The Board is committed to sound corporate governance practices which are both in the interest of its shareholders and contribute to effective and efficient decision making.

National Instrument 58-201 Corporate Governance Guidelines ("NP 58-201") establishes corporate governance guidelines which apply to all public companies.  The Company has reviewed its own corporate governance practices in light of these guidelines.  In certain cases, the Company's practices comply with the guidelines; however, the Board considers that some of the guidelines are not suitable for the Company at its current stage of development and therefore these guidelines have not been adopted.  National Instrument 58-101 Disclosure of Corporate Governance Practices ("NI 58-101") mandates disclosure of corporate governance practices.  This section sets out the Company's approach to corporate governance.

Board of Directors

Directors are considered to be independent if they have no direct or indirect material relationship with the Company. A "material relationship" is a relationship which could, in the view of the Company's Board, be reasonably expected to interfere with the exercise of a director's independent judgment.

The Board facilitates its independent supervision over management by holding periodic board meetings to discuss the operations of the Company.

During the past fiscal year, the independent members of the Board of the Company were Richard J.G. Boxer (who resigned in May of 2007), Scott Remborg, John P. Schram, Bailing Xia and Nereida Flannery.  The non-independent directors are Michael P. Kraft and Khurram R. Qureshi, by virtue of their capacity as President & CEO and Chief Financial Officer, respectively.

Directorships

Name of Director	Name of Reporting Issuer	Term
Michael P. Kraft	Pioneering Technology Inc. (TSX-V – PIO)	July, 2006 to present
	JM Capital Corp. (TSX-V – JMCP)	June, 2006 to present
	Grenville Gold Corporation (TSX-V – GVG)	April, 2007 to present
	Canadian Shield Resources Inc. (TSX-V – CSP)	August, 1996 to June, 2005 July, 2007 to present

Orientation and Continuing Education

When new directors are appointed, they receive orientation, commensurate with their previous experience, on the Company's properties, business, and industry and on the responsibilities of directors.

Board meetings may also include presentations by the Company's management and employees to give the directors additional insight into the Company's business.

Ethical Business Conduct

The Board has found that the fiduciary duties placed on individual directors by the Company's governing corporate legislation and the common law and the restrictions placed by applicable corporate legislation on an individual director's participation in decisions of the Board in which the director has an interest have been sufficient to ensure that the Board operates independently of management and in the best interests of the Company.

Nomination of Directors

The Board considers its size each year when it considers the number of directors to recommend to the shareholders for election at the annual Meeting of shareholders, taking into account the number required to carry out the Board's duties effectively and to maintain a diversity of views and experience.

The Board does not have a nominating committee, and these functions are currently performed by the Board as a whole.

Compensation

The Company's compensation committee (the "Compensation Committee") is comprised of three directors.  During the past fiscal year, the members of the Compensation Committee were John P. Schram (Chair), Nereida Flannery and Khurram R. Qureshi, of whom John P. Schram and Nereida Flannery are independent.  The Compensation Committee is responsible to review the performance, compensation, hiring, professional development, recruitment and succession planning of the directors and executive officers of the Company as well as employee benefits programs, based on an annual report from management and its own independent investigations, and reports regularly to the Board on these activities.  The Board, as a whole, determines compensation for the directors, its Chief Executive Officer and Chief Financial Officer.

Other Board Committees

Except as disclosed herein, the Board has no other committees other than the Audit Committee and the Compensation Committee.  The Board has not established any other committees since given the size of the Company, the nature of its business and operations and the experience and expertise of the current directors, the Board believes that its other responsibilities can be effectively carried out by the Board as a whole.

Assessments

The Board monitors the adequacy of information given to directors, communication between the Board and management and the strategic direction and processes of the Board and committees.

AUDIT COMMITTEE AND RELATIONSHIP WITH AUDITOR

Multilateral Instrument 52-110 of the Canadian Securities Administrators ("MI 52-110") requires the Company, as a TSX-V issuer, to disclose annually in its Information Circular certain information concerning the constitution of its audit committee and its relationship with its independent auditor, as follows:

The Audit Committee's Charter

The Company has adopted an Audit Committee Charter.  Please refer to Schedule "A" attached to this Information Circular.

Composition of the Audit Committee

During the past fiscal year, the members of the audit committee (the "Audit Committee") were Michael P. Kraft, Richard J.G. Boxer and Scott Remborg, of whom Richard J.G. Boxer and Scott Remborg are independent.  Mr. Boxer resigned from the Board in May, 2007.  The Company's Audit Committee is now comprised of two directors.  Each member of the Audit Committee is financially literate as defined by MI 52-110.

A member of the Audit Committee is independent if the member has no direct or indirect material relationship with the Company.  A material relationship means a relationship which could, in the view of the Board, reasonably interfere with the exercise of a member's independent judgment.

A member of the Audit Committee is considered financially literate if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company.

Audit Committee Oversight

The Audit Committee recommends to the Board annually the nomination and compensation of the external auditor.

Reliance on Certain Exemptions

The Company's auditors, Mintz & Partners LLP, have not provided any material non-audit services.

Pre-Approval Policies and Procedures

The Audit Committee has not adopted specific policies and procedures for the engagement of non-audit services.

External Auditor Service Fees

The Audit Committee has reviewed the nature and amount of the non-audited services provided by Mintz & Partners LLP to the Company to ensure auditor independence.  Fees incurred with Mintz & Partners LLP for audit and non-audit services in the last two fiscal years for audit fees are outlined in the following table.

Nature of Services	Fees Paid to Auditor in Year-ended December 31, 2005	Fees Paid to Auditor in Year-ended December 31, 2006
Audit Fees(1)	$35,000	$57,500
Audit-Related Fees(2)	Nil	$8,000
Tax Fees(3)	Nil	Nil
All Other Fees(4)	5,000	Nil
Total	$40,000	$65,500

Notes:

(20)

"Audit Fees" include fees necessary to perform the annual audit and any quarterly reviews of the Company's financial statements.  Audit Fees include fees for review of tax provisions and for accounting consultations on matters reflected in the financial statements.  Audit Fees also include audit or other attest services required by legislation or regulation, such as comfort letters, consents, reviews of securities filings and statutory audits.

(21)

"Audit-Related Fees" include services that are traditionally performed by the auditor. These audit-related services include employee benefit audits, due diligence assistance, accounting consultations on proposed transactions, internal control reviews and audit or attest services not required by legislation or regulation.

(22)

"Tax Fees" include fees for all tax services other than those included in "Audit Fees" and "Audit-Related Fees". This category includes fees for tax compliance, tax planning and tax advice. Tax planning and tax advice includes assistance with tax audits and appeals, tax advice related to mergers and acquisitions, and requests for rulings or technical advice from tax authorities.

(23)

"All Other Fees" include all other non-audit services.

Exemption

The Company is relying on the exemption provided by section 6.1 of MI 52-110 which provides that the Company, as a TSX-V issuer, is not required to comply with Part 3 (Composition of the Audit Committee) and Part 5 (Reporting Obligations) of MI 52-110.

APPOINTMENT OF AUDITORS

Management proposes that Mintz & Partners LLP be appointed as auditors of the Company for the ensuing year and that the directors be authorized to fix their remuneration.  The audit committee recommended to the Board that Mintz & Partners LLP be appointed in respect of the financial year ending December 31, 2006.  Mintz & Partners LLP were first appointed auditors on April 17, 2003.

The Shareholders will be asked to consider and, if thought appropriate, pass, with or without variation, a resolution appointing Mintz & Partners LLP as auditors of the Company to hold office until the close of the next annual Meeting and authorizing the directors of the Company to fix the remuneration of the auditors.  To be effective, this resolution must be passed by a majority of the votes cast in respect of this resolution.

PROXIES RECEIVED IN FAVOUR OF MANAGEMENT WILL BE VOTED IN FAVOUR OF THE APPOINTMENT OF MINTZ & PARTNERS LLP, CHARTERED ACCOUNTANTS, AS AUDITORS OF THE COMPANY TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS AND THE AUTHORIZATION OF THE DIRECTORS TO FIX THEIR REMUNERATION, UNLESS THE SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS OR HER SHARES ARE TO BE WITHHELD FROM VOTING IN RESPECT THEREOF.

RECEIPT OF FINANCIAL STATEMENTS

The consolidated financial statements for the fiscal year-ended December 31, 2006 and the report of the auditors thereon will be submitted to the Meeting of shareholders.  Receipt at such Meeting of the auditors' report and the Company's financial statements for its last completed fiscal period will not constitute approval or disapproval of any matters referred to therein.

INDEBTEDNESS OF DIRECTORS AND OFFICERS

Except as previously disclosed, no executive officer, senior officer, director or proposed nominee for election as a director of the Company or any associate of any such person is, or has been, indebted to the Company or its subsidiaries during the Company's last financial year other than debts considered to be routine indebtedness or which did not exceed $10,000 in the aggregate at any time during the period.

INTEREST OF INFORMED PERSONS
IN MATERIAL TRANSACTIONS

Except as disclosed herein, no insider of the Company, no proposed nominee for election as a director and no known associate or affiliate of any of the foregoing persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any transaction since the commencement of the Company's last financial year or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries, other than as follows:

(1)

In 2005, two directors of the Company advanced a total of $198,500 by way of loan to the Company and a corporation owned by a spouse of a director of the Company advanced $50,000 by way of loan.  The loans from the related parties bear interest at 12% per annum and are due on demand.  The interest paid thereon was in the sum of $5,878.  As at December 31, 2006, the sum of NIL was outstanding.

INTERESTS OF CERTAIN PERSONS IN MATTERS
TO BE ACTED UPON

No person who has been a director or officer of the Company at any time since the beginning of its last completed financial year, no proposed nominee for election as a director, and no associate or affiliate of any of the foregoing persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting, except as disclosed in this Information Circular.

SPECIAL BUSINESS

AMENDMENT TO THE 2005 STOCK OPTION PLAN

On June 30, 2005, the Shareholders of the Company approved the 2005 stock option plan (the "2005 Plan") at the Company's Annual and Special Meeting and fixed the number of shares which may be reserved for issuance under the 2005 Plan at 5,421,342 common shares, representing approximately 20% of the issued and outstanding common shares of the Company as at June 30, 2005, less the number of shares reserved for issuance pursuant to options granted under the 2000 Plan from time to time.

At the Company's last Annual and Special Meeting held on July 5, 2006 (the “2006 Meeting”), the Shareholders approved an amendment to the 2005 Plan (the "2005 Amended Plan") to increase the maximum number of shares which may be issued under the 2005 Plan to that number which is 20% of the issued and outstanding common shares of the Company as at the date of the 2006 Meeting. The number of shares which may be issued under the 2005 Amended Plan is fixed at 1,498,122 common shares.  A maximum of 5,852,055 common shares are available for issuance under the 2005 Amended Plan as at September 10, 2007.

By resolution dated September 10, 2007, subject to regulatory and shareholder approvals, the board of directors of the Company amended the 2005 Amended Plan (the "2007 Amended Plan") to increase the maximum number of shares which may be issued under the 2005 Amended Plan to that number which is 20% of the issued and outstanding common shares of the Company as at the date of the Meeting.  If approved by Shareholders, the number of shares which may be issued under the 2007 Amended Plan would be fixed at 6,558,820 common shares and a maximum of 2,204,887 common shares would be available for issuance under the 2007 Amended Plan as at September 10, 2007.

The board of directors recommends this amendment to the 2005 Amended Plan and believes that it is in the best interest of the Company as it would allow the Company to grant options to new directors, officers, employees and consultants as well as continue to grant stock options to directors, officers, employees and consultants thereby encouraging longer term commitment and performance consistent with shareholder expectations.  The issuance of stock options is a critical component of the Company's total compensation practices.  Management and the board of directors of the Company manage compensation by ensuring that its employees and other key personnel are competitively compensated with respect to salary and benefits, performance bonuses and stock options.  This practice enables the Company to attract and maintain top quality people.

If the shareholders approve this amendment to the 2005 Amended Plan, the number of common shares reserved for issuance thereunder will be fixed at 20% of the issued and outstanding common shares of the Company as at the date of the Meeting.  To be approved, the resolution must be passed by a majority of the votes cast by the disinterested holders of common shares at the Meeting, with each holder of common shares entitled to one vote for each share held.  All interested insiders of the Company, to the best of the Company's knowledge, beneficially own, directly or indirectly, approximately 4,635,545 common shares (representing approximately 14.14% of the Company's issued and outstanding common shares) and will not be entitled to vote on this matter.  Management recommends a vote "FOR" in respect of the following resolution which shareholders will be asked to approve at the meeting:

"BE IT RESOLVED that:

1.

the amendment to the Company's 2005 Amended Plan by resolution of the Board of Directors dated September 10, 2007, to fix the maximum number of common shares subject to the 2007 Amended Plan to a number which is 20% of the issued and outstanding common shares of the Company as at the date this resolution is adopted, be and is hereby ratified, confirmed and approved;

2.

the Company is hereby authorized to grant stock options pursuant and subject to the terms and conditions of the 2007 Amended Plan entitling option holders to purchase up to that number of common shares of the Company equal to 20% of the issued and outstanding common shares of the Company as at the date hereof;

3.

the Board of Directors of the Company is hereby authorized to make such amendments to the 2007 Amended Plan from time to time, as may be, in its discretion, considered appropriate, provided that such amendments be subject to the approval of all applicable regulatory authorities and the approval of the shareholders of the Company where required; and

4.

any officer or director of the Company be and he is hereby authorized to execute, deliver and file all documentation and to do all such things, as shall be necessary and appropriate for the implementation of this resolution."

In order to approve the above resolution, a majority of the votes cast by disinterested shareholders who vote in person or by proxy at the meeting must be voted in favour thereof.  PROXIES RECEIVED IN FAVOUR OF MANAGEMENT WILL BE VOTED IN FAVOUR OF THE ABOVE RESOLUTION, UNLESS THE SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS OR HER SHARES ARE TO BE VOTED AGAINST THIS RESOLUTION.  If approved, the proposed amendment to the 2005 Amended Plan will not be effective unless and until it is accepted by the TSX Venture Exchange.  If not accepted by the TSX Venture Exchange the 2005 Amended Plan will not be amended.

SHARE CONSOLIDATION AND NAME CHANGE

As part of the Transaction, Management wishes to consolidate the Company's issued share capital on the basis of one (1) new for seven (7) old Common Shares without par value.  As at the date of this Information Circular, a total of 32,794,102 Common Shares in the capital of the Company are issued and outstanding (plus 3,000,000 Common Shares allotted for issuance pending the management of At Child Development Ltd. achieving certain performance milestones) and assuming no other change in the issued capital, following the consolidation, a total of 4,684,872 Common Shares in the capital of the Company would be issued and outstanding (assuming a consolidation on 7 old for 1 new basis).  Any registered shareholder who, on the date this resolution is effected, is the registered holder of a number of shares not divisible by 7, then in such event, no fractional Common Shares shall be issued and any fraction of 0.5 or greater shall be rounded up to the next whole number and any fraction less than 0.5 shall be cancelled.

As part of the Share Consolidation, the Shareholders will be asked to approve an amendment to the articles of the Company to change the name of the Company, the text of which is provided in Schedule “B” to this Circular. The resolution seeks the approval of the change of name of the Company from “Lingo Media Inc.” to “Lingo Media Corporation” or such other name as may be determined by the Board and as may be acceptable to the Director appointed under the OBCA.

Shareholders of the Company will be asked to approve a special resolution authorizing (i) the consolidation of its current issued Common Shares without par value on a basis of seven old Common Shares for one new Common Share in its authorized share structure, and (ii) to change the name of the Company to “Lingo Media Corporation”.  To be effective the special resolution must be passed by at least the favourable vote of two thirds of the votes cast on the motion to approve the special resolution, a copy of which is attached as Schedule "B".

This resolution will not be effective unless and until deposited at the Company's records office.

Registered Shareholders have the right to dissent in respect of the Share Consolidation and Name Change Resolution and to be paid the fair value of the Lingo Common Shares held upon strict compliance with the provisions of applicable law.  Failure by a Shareholder to adhere strictly to the requirements of Section 185 of the OBCA may result in the loss or unavailability of rights under that section.  See Schedule "D".  Any holder of the Common Shares who wishes to invoke his or her dissent right is urged to consult with their legal or investment advisors to be advised of the strict provisions of Section 185 of the OBCA.

The Board recommends you vote in favour of the above resolution.

Rights of Dissent and Appraisal

In accordance with Section 185 of the OBCA, the holders of common shares have the right to dissent in connection with an amendment to the company's articles to add, remove or change restrictions on the issue, transfer or ownership of shares, an amendment to the company's articles to add, remove or change any restriction upon the business that the company may carry on or the powers the company may exercise, amalgamate with another company, be continued under the laws of another jurisdiction or sell, lease or exchange all or substantially all of its property.

In addition, holders of shares of any class or series of shares are entitled to dissent if a company resolves to amend its articles, to vary rights of the holders of shares of a class or series, including without limitation, by reason of the increase or decrease in the maximum number of authorized shares of such class or series, exchange, reclassification or cancellation of such class or series, addition, removal or change of the rights, privileges, restrictions or conditions attached to shares of such class or series and the addition, removal or change of restrictions on the issue, transfer or ownership of the shares of such class or series.

Each shareholder is entitled to dissent and to be paid the fair value of such shareholder's shares if the shareholder objects to the matter and the matter becomes effective. A summary of the procedure for exercising the right to dissent pursuant to the OBCA is described in further detail under Schedule "D" attached hereto.  The right of shareholders to dissent is not exclusive of any other rights available to shareholders generally, such as rights in respect of a corporate director's duties of good faith and care under the OBCA, or otherwise.

Registered Shareholders have the right to dissent in respect of the Share Consolidation and Name Change Resolution and to be paid the fair value of the Lingo Common Shares held upon strict compliance with the provisions of applicable law.  Failure by a Shareholder to adhere strictly to the requirements of Section 185 of the OBCA may result in the loss or unavailability of rights under that section.  Any holder of the Common Shares who wishes to invoke his or her dissent rights is urged to consult with their legal or investment advisors to be advised of the strict provisions of Section 185 of the OBCA.

THE TRANSACTION

General

The proposed Transaction, if effected, will include various conditions, including the acquisition by the Company of all the issued and outstanding Speak2Me Shares, such that upon completion of the Transaction, Speak2Me will be a wholly-owned subsidiary of the Company.  Pursuant to the Share Exchange Agreement and as consideration for the acquisition of all of the issued and outstanding Speak2Me Shares, the Company will issue one (1) post-consolidated Common Share for each 3.975 Speak2Me Shares transferred to the Company (the "Exchanged Shares").  As part of the Transaction all outstanding Speak2Me Warrants will be exercised prior to the close of the Transaction.  The proposed Transaction will result in the Company issuing an aggregate of approximately 4,500,366 post-consolidated Common Shares.  See "Appendix "D" Information Concerning Speak2Me Inc. – Description of Share Capital".

Reasons and Benefits of Acquisition

The Board believes that the acquisition of Speak2Me is in the best interest of its Shareholders as it will enable the Company to expand its current business from traditional media into new media through the launch of a unique online service focused on the teaching and practice of the English language. In addition, the Transaction allows Lingo to move from a highly regulated publishing market in China to a highly encouraged high-tech market where the government is supportive, approvals are prompt and barriers to entry are low.  Speak2Me’s online service extends the Company’s products and services beyond its existing print, audio/video cassette and CD-based English language learning products. This transaction also extends the Company’s market reach by enabling it to develop its own distribution channels and markets through the sale of its software and online service to the consumer and institutional markets by building direct relationships with its customers and creating an online social networking service and user database. Speak2Me’s online service will enhance Lingo’s revenue mix and add incremental revenues through advertising and subscription sales.

This service will also enable Lingo to expand its market presence beyond China into other territories that have a market need for English language learning through its unique speech recognition and avatar technologies for the teaching and practice of the English language.

Share Exchange Agreement

The full particulars of the Transaction are contained in the Share Exchange Agreement which will be substantially in the form attached as Appendix"E"to this Circular.  The Share Exchange Agreement (i) sets forth certain representations, warranties and covenants of each of the parties, (ii) contemplates the Transaction on the terms summarized above, and (iii) provides that completion of the Transaction is subject to a number of conditions, including the following:

(a)

majority of the Minority Shareholders votes cast at the Meeting shall have approved the Share Exchange Agreement by passing certain resolutions, the text of which are set forth in Schedule "C" to this Circular;

(b)

the Transaction shall have received all required approvals of any regulatory body having jurisdiction; and

(c)

all of the conditions precedent to the completion of any related transactions shall have been satisfied or waived.

If any of the conditions precedent contained in the Share Exchange Agreement, other than the approval by the majority of the Minority Shareholders who cast votes at the Meeting, shall not be fulfilled or performed, the party entitled to the benefit of such conditions shall be entitled to terminate the Transaction or waive the condition.

Immediately after the Transaction, there will be a total of approximately 9,185,238 Common Shares (assuming the approval by the Shareholders of the Share Consolidation and Name Change Resolution at the Meeting) outstanding on a non-diluted basis, of which approximately 4,500,366 will be held by the current Speak2Me Shareholders and approximately 4,684,872 will be held by the current Shareholders of the Company.

It is agreed and acknowledged by the parties that the Board and management of Lingo will continue subsequent to the closing of the Transaction. The Board of Lingo shall appoint the management of Speak2Me immediately following the completion of the Transaction. However, it is intended that all existing management employees of Speak2Me shall continue their employment with Speak2Me on the same terms and conditions as prior to the Transaction.

Effective Date of the Transaction

If the Transaction Resolution is passed and the other conditions to completion of the Transaction set forth in the Share Exchange Agreement are fulfilled or waived, the Transaction will be completed on the Effective Date.

Representations and Warranties

The Share Exchange Agreement sets forth certain representations, warranties and covenants of each of the parties thereto regarding their status, financial condition, assets and other matters and contemplates the Transaction on the terms described in this Circular. The obligations of Lingo and Speak2Me to consummate the Transaction are subject to the satisfaction or waiver, where permissible, of all conditions precedent set forth in the Share Exchange Agreement, including receipt of all required regulatory approvals.

Until the Effective Date, Lingo and Speak2Me have each agreed, among other things: (a) to conduct their respective businesses only in, and shall not take any action except in the usual, ordinary and regular course of business and consistent with past practices; and (b) not to solicit competing offers and to give notice to the other party of any unsolicited competing proposals that may be received prior to closing the Transaction.  However, the directors of each of Lingo and Speak2Me are able to respond to an unsolicited bona fide proposal regarding an acquisition where such a response is necessary for such directors to satisfy their fiduciary obligations.

Conditions to Closing

The obligations of Speak2Me and Lingo to complete the Transaction are subject to the satisfaction of, or compliance with, at or before the Closing, certain conditions precedent as set forth in the Share Exchange Agreement attached hereto as Appendix "E".

The Transaction is subject to and conditional upon all requisite corporate, regulatory, shareholder and court approvals and consents as required, and all parties shall work diligently and in good faith towards an expeditious closing of the Transaction as contemplated by the Share Exchange Agreement. Should for any reason the Transaction not occur by October 31, 2007 (or such other date as the parties may agree), then the Transaction shall be terminated and of no further force or effect.  Each party shall be responsible for its own costs and expenses arising as a result of the Share Exchange Agreement and the transactions contemplated thereby, unless cost and expense allocation has otherwise been agreed to by the parties in writing.

Termination

The Share Exchange Agreement may be terminated by written notice given by the terminating party to the other parties, at any time prior to Closing: (i) by mutual written consent of each of Lingo and Speak2Me; (ii) by Speak2Me or Lingo, if there has been a misrepresentation, breach or non-performance by a party of any representation, warranty, covenant or obligation contained in the Share Exchange Agreement, which could reasonably be expected to have a Material Adverse Effect (as defined in the Share Exchange Agreement) on another party, provided the breaching party has been given notice of and five (5) days to cure any such misrepresentation, breach or non-performance; or (iii) by Speak2Me or Lingo, if a condition for the terminating party's benefit has not been satisfied or waived.

Exchange of Speak2Me Share Certificates

If the Transaction is approved by the Shareholders, and following the Effective Date, certificates for Common Shares will be issued to holders of the Speak2Me Shares on the basis of 1.0 post-consolidated Common Shares for each 3.975 Speak2Me Shares against deposit of the Speak2Me share certificates at Computershare Trust Company of Canada, 100 University Avenue Toronto, Ontario, Canada  M5J 2Y1.

As soon as possible following the Effective Date and receipt of the required documents, the Company will send or cause to be sent to each Speak2Me Shareholder who has signed the Share Exchange Agreement and delivered such Speak2Me Shareholder's Share Certificate(s) in accordance with the Share Exchange Agreement, the Exchanged Shares.  If the Transaction does not proceed, any Speak2Me Shareholder's Share Certificates sent to the Depository will be returned to the Shareholder.

Interests of Certain Persons in the Transaction

In considering the recommendations of the Board to vote in favour of the matters discussed in this Circular, shareholders of the Company should be aware that some of the directors and executive officers of the Company and Speak2Me have interests in the Transaction that are different from, or in addition to, the interests of shareholders of the Company.

Other than as described elsewhere in this Information Circular or as described below, management of the Company is not aware of any material interest of any director or senior officer of the Company or of any Associates or Affiliates of the foregoing or any other insider of the Company in the Transaction.

Certain officers and directors of Speak2Me and the Company own or control shares of the other and will own and control shares of the Company upon completion of the Transaction as set forth in the table below:

Name of Director/Officer	Position with Speak2Me and the Company	Speak2Me Shares held prior to Exchange	Common Shares of the Company held prior to the Transaction	Common Shares of the Company held after the Transaction(1)
Michael P. Kraft	Director and shareholder of Speak2Me President & Chief Executive Officer of Lingo	1,583,333	3,468,817	893,868

Notes:

(1)

The share numbers and percentages shown assume the approval of the Share Consolidation and Name Change Resolution at the Meeting.

Special Committee Review and Recommendation of the Board of Directors

A special committee of two (2) independent directors of the Board was formed to review the Transaction and all related transactions and reported to the Board of Directors respecting its recommendations and conclusions.  The Special Committee concluded that the Transaction and all related transactions are fair to the Shareholders and that the Transaction and all related transactions are in the best interests of the Company from a financial point of view and recommended that the Board proceed with the Transaction and all related transactions.  After considering the report of the Special Committee, the Board of Directors (other than Michael P. Kraft who declared his interest and abstained from voting) adopted the Special Committee's recommendation, concluded that the Transaction and all related transactions are in the best interests of the Company and are fair from a financial point of view to the Shareholders and authorized the entry by the Company into the Share Exchange Agreement and all related agreements. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOUR OF THE TRANSACTION.

In reaching its conclusions and formulating its recommendations, the Special Committee considered a number of factors including:

(a)

information in respect of Speak2Me with respect to its assets and operations (see a summary of such information set forth in Appendix "D") to this Circular);

(b)

information in respect of Speak2Me with respect to its historical and current financial condition, business and operations (see Speak2Me Financial Statements set forth in Appendix "B");

(c)

a valuation completed by Corporate Valuation Services Limited (see a summary of such information below);

(d)

the need for the Company to increase its revenues from further exploitation of the intellectual property rights it owns and through enforcement of the licenses it currently holds in order to be competitive, and recognition that to do so will require additional capital and resources in the near term;

(e)

a consideration of those entities that are likely to be interested in entering into a partnership, strategic alliance, amalgamation or other business combination with the Company or acquiring its shares; and

(f)

the belief of management of the Company that when the current prospects and business and funding risks for the Company are taken into account, the proposed Transaction with Speak2Me, on the terms proposed, represents an attractive alternative for the Company.

The Special Committee also considered current industry, economic and market conditions and trends.

Summary of Formal Valuation Requirement

Corporate Valuation Services Limited ("CVSL") provided a formal valuation to the Board dated August 31, 2007 (the "CVSL Valuation") in respect of the terms of the Transaction between the Company and Speak2Me.

Engagement

CVSL was engaged by a Special Committee of the Board of the Company on June 19, 2007 to assist in its consideration of a possible transaction with Speak2Me (the "Engagement Agreement").  The Engagement Agreement provides terms upon which CVSL is acting as financial advisor to the Board in connection with the Transaction, including by providing the CVSL Valuation.  The terms of the Engagement Agreement provide that CVSL is to be paid a fee for its services as financial advisor, including fees on delivery of the CVSL Valuation.

Relationship with Interested Parties

CVSL confirmed that neither CVSL nor any of its affiliates is an insider, associate or affiliate (as those terms are defined in the Securities Act (Ontario)) of the Company or Speak2Me or any of their respective associates or affiliates.  CVSL also confirmed that it has not been engaged to provide any financial advisory services nor has it participated in any financings involving the Company or any of its respective associates or affiliates within the past two years, other than the services provided under the Engagement Agreement.  CVSL also confirmed that there are no understandings, agreements or commitments between CVSL and the Company or Speak2Me or any of their respective associates or affiliates with respect to any future business dealings.  The fees payable to CVSL in connection the preparation and delivery of the CVSL Valuation were required to have been paid on or prior to delivery of the CVSL Valuation.  As a result, CVSL considered itself to be independent for purposes of providing the CVSL Valuation.

Scope of Review, Assumptions and Limitations

The full text of the CVSL Valuation, which sets forth, among other things, the assumptions made, information reviewed, matters considered and limitations on the scope of the review undertaken by CVSL in rendering its opinion, is available for viewing by Shareholders at 151 Bloor St. West, Suite 703, Toronto, Ontario, Canada  M5S 1S4, during normal business hours at any time up to the date of the Meeting.  Shareholders are urged to read the CVSL Valuation in its entirety.  The Summary of the CVSL Valuation described in this Circular is qualified in its entirety by reference to the full text of the CVSL Valuation.  The CVSL Valuation does not constitute a recommendation to the Board or any of the Company's shareholder as to whether the Company's shareholders should approve the Transaction.

CVSL Valuation Conclusion

On August 31, 2007, CVSL rendered its conclusion in writing to the members of the Special Committee, that as of June 30, 2007, based upon and subject to the limitations and assumptions set forth therein, its estimate of the fair market value of all the Speak2Me Shares is $9,200,000.

Shareholder Approval of the Transaction

Pursuant to the provisions of Rule 61-501, the Transaction must be authorized by resolutions passed at the Meeting.  The text of the Transaction Resolution is set forth in Schedule "C" to this Circular.  For the Transaction to be approved by the Shareholders in accordance with applicable law, the Transaction Resolution must by passed by a simple majority of the votes cast by the Minority Shareholders, present or represented by proxy at the Meeting and entitled to vote on the Transaction Resolution.

Only registered Shareholders at the close of business on August 31, 2007 are entitled to notice of and to vote at the Meeting.  On August 31, 2007, 32,794,102 Common Shares of the Company were issued and outstanding (plus 3,000,000 Common Shares allotted for issuance pending the management of A+ Child Development (Canada) Ltd. achieving certain performance milestones).  Each Common Share of the Company entitles the holder thereof to one vote on each matter presented at the Meeting.

The aggregate number of Common Shares of the Company held by a related party, within the meaning of Rule 61-501, and will not be entitled to vote on the proposed Transaction is 3,468,817.

Regulatory Requirements Concerning the Transaction

After signing the Share Exchange Agreement with respect to the Transaction, Lingo issued a comprehensive news release on August 28, 2007.  Lingo was then required to file with the TSX-V, a Transaction Summary Form (Form 5C), which has been filed.  Upon being satisfied with the Transaction Summary Form, the TSX-V will issue a conditional acceptance letter.  Lingo must not close the Transaction (except in trust, conditional upon final acceptance by the TSX-V) until it has received the final acceptance of the TSX-V.  Within 30 days after TSX-V conditional acceptance and before closing the Transaction, Lingo must submit the following documents (if not already filed):

(g)

a financial plan or other evidence demonstrating that the Company has or will have upon closing, the financial resources to fund its business obligations for a minimum of 6 months;

(h)

audited financial statements of Speak2Me;

(i)

evidence of value supporting the consideration to be paid for Speak2Me;

(j)

a copy of the Share Exchange Agreement and any relevant underlying agreements;

(k)

a duly completed Personal Information Form ("PIF"), or if a current PIF is already on file, a duly completed declaration stating there has been no material changes, for any proposed new insiders of the Company resulting from the Transaction;

(l)

a copy of any finder's fee agreements, if any;

(m)

a business plan, if requested by the TSX-V;

(n)

an information circular in the prescribed form;

(o)

a sponsoring broker's report, if required by the TSX-V;

(p)

any other documents or information requested by the TSX-V; and

(q)

the applicable filing fee under the TSX-V 's policies.

The TSX-V will generally not issue the Final Exchange Bulletin until it has received:

(r)

in the case of a Non Arm's Length Transaction or a change in effective control, confirmation of a majority of the Minority Approval of the Transaction, or written evidence of approval by more than 50% of the total issued shares held by disinterested  shareholders in lieu of a Meeting, who have been fully informed of the nature of the Transaction; and

(s)

all post-Meeting or final documentation, as applicable, otherwise required to be filed with TSX-V pursuant to the policy.

Additionally, under the OBCA, the Transaction requires the approval of at least two-thirds of the votes cast by holders of the outstanding Lingo Common Shares, voting together, at a Meeting duly called and held for the purpose of approving the Transaction.  The Transaction also constitutes a "business combination" within the meaning of Rule 61-501, which provides that, in addition to any other required securityholder approval, in order to complete a business combination, the approval of a simple majority of the votes case by "minority" shareholders of each class of the affected securities must be obtained.  In relation to the Transaction, the "minority" holders are all Shareholders other than the Connected Shareholder Group, their respective directors and senior officers (as applicable) or any associate or affiliate of or any person or company acting jointly or in concert with any of the foregoing or any related party of the Connected Shareholder Group within the meaning of Rule 61-501 and subject to the exceptions set out therein.  Rule 61-501 also provides that, unless exempted, a corporation proposing to carry out a business combination is required to prepare a valuation of the affected securities (and any non-cash consideration being offered therefor) and to provide the holders of the affected securities with a summary of such valuation or the entire valuation.  In connection therewith, the Company is relying on the exemption from the valuation requirement contained in Section 4.3(1) of Rule 61-501.

The distribution of Common Shares of the Company issuable pursuant to the Transaction will be exempt from the prospectus and registration requirements of securities legislation in each province and territory of Canada.  Subject to certain disclosure and regulatory requirements and to customary restrictions applicable to distributions of shares from "control blocks', Common Shares of the Company issued pursuant to the Transaction may be resold in each province and territory in Canada, subject in certain circumstances, to the usual conditions that no unusual effort has been made to prepare the market or create demand for the Common Shares and that no extraordinary commission or consideration is paid in respect of any trade.

Lock-Up Agreement

All Common Shares that will be issued pursuant to the Transaction will be subject to a Lock-up Agreement, whereby the former Speak2Me Shareholders will be prohibited from transferring their Common Shares, except for certain exceptions, for a period of 6 months after the closing of the proposed Share Exchange Transaction, after which disposition of the individual subscriber’s common shares issued pursuant to the Share Exchange Transaction will be governed by a selling program, such that an individual subscriber’s common shares sold during the period described below cannot exceed the percentage set forth below (“Selling Program”).

Percentage of Lock-Up Shares Releasable:	Release Date
33 ⅓ %	6 months following the Closing of the Transaction
33 ⅓ %	9 months following the Closing of the Transaction
33 ⅓ %	12 months following the Closing of the Transaction

Expenses of the Proposed Transactions

The Company will pay its costs incurred in the furtherance of the proposed Transaction including legal, accounting, filing and printing costs.  Such costs are expected to aggregate approximately $150,000.

Tax Considerations

Certain Canadian Federal Income Tax Considerations

The following is a summary of the principal Canadian federal income tax considerations of the Share Consolidation and the Transaction generally applicable to shareholders who, for the purposes of the Tax Act and at all relevant times: (i) deal at arm's length with both Speak2Me and the Company; (ii) are not affiliated with either Speak2Me or the Company; (iii) do not use or hold, are not deemed to use or hold their Speak2Me Shares in the course of carrying on business or an adventure in the nature of trade; (iv) will not immediately after the Transaction (alone or together with parties that do not deal with the shareholder at arm's length) own more than 50% of the fair market value of all of the outstanding shares of the Company; (v) will not file an election under subsection 85(1)or (2) with respect to the Transaction; and (vi) hold their Speak2Me Shares as capital property.

Speak2Me Shares will generally be considered capital property to a shareholder unless the shareholder holds the Speak2Me Shares in the course of carrying on a business or has acquired the Speak2Me Shares in a transaction or transactions considered to be an adventure in the nature of trade.  Shareholders who are resident in Canada for purposes of the Tax Act and whose Speak2Me Shares might not otherwise qualify as capital property may be entitled to make the irrevocable election provided by subsection 39(4) of the Tax Act to have such Speak2Me Shares and every "Canadian security" (as defined in the Tax Act) owned by such holder in the taxation year of the election and in all subsequent taxation years deemed to be capital property.

This summary does not apply to a shareholder that: (i) is a partnership; (ii) has an interest in which is a "tax shelter investment" for purposes of the Tax Act; (iii) is a foreign affiliate of a taxpayer resident in Canada; (iv) is a person who, at any time, has an "at risk adjustment" within the meaning of the Tax Act; (v) is a shareholder who acquired their Speak2Me Shares pursuant to the exercise of an employee stock option; or (vi) is a "financial institution" or "specified financial institution" within the meaning of the Tax Act.

This summary is based upon the current provisions of the Tax Act, the regulations thereunder, and Lingo's understanding of the current published administrative practices of the Canada Revenue Agency ("CRA") as of the date hereof.  This summary also takes into account all specific proposals to amend the Tax Act which have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Proposed Amendments").  However, no assurances can be given that the Proposed Amendments will be enacted in the form proposed, or at all. Except for the Proposed Amendments, this summary does not otherwise take into account or anticipate any changes in law, whether by judicial, governmental or legislative decision or action, or changes in the administrative practices of the CRA.  This summary also does not take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations summarized herein.

This summary is of a general nature only and is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal, business or tax advice or representations to any particular shareholder.  Accordingly, shareholders should consult their own tax advisors for advice regarding the income tax consequences of the Transaction having regard to their particular circumstances.

Shareholders Resident in Canada

The following portion of the summary is generally applicable to a shareholder who, at all relevant times, for the purposes of the Tax Act and any applicable income tax convention, is, or is deemed to be, resident in Canada.

Transaction – Share Consolidation and Exchange of Shares

A shareholder who participates in the Share Consolidation or who receives Common Shares in exchange for its Speak2Me Shares under the Transaction will realize neither a capital gain nor a capital loss as a result of the Share Consolidation or the Transaction.  In the case of the Share Consolidation, no disposition for tax purposes would occur.  In the case of the Transaction, the Speak2me Shareholder will be considered to have disposed of its Speak2Me Shares for proceeds of disposition equal to the aggregate adjusted cost base of its Speak2Me Shares immediately before the Transaction and to have acquired Common Shares at an aggregate cost equal to such proceeds of disposition.

For the purpose of determining at any time the adjusted cost base of Common Shares acquired by a shareholder under the Transaction, the cost of such Common Shares must be averaged with the adjusted cost base to the holder of all other Common Shares held by the holder at that time.

Disposition of Common Shares

A holder who disposes of Common Shares will realize a capital gain (or capital loss) to the extent that the proceeds of disposition thereof, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of such shares to such holder.  The income tax treatment of capital gains and capital losses is discussed in greater detail below under the subheading "Taxation of Capital Gains and Capital Losses".

Taxation of Capital Gains and Capital Losses

One-half of capital gains will be taxable capital gains which must be included in income and one-half of capital losses will be allowable capital losses that may be deducted against taxable capital gains realized in the year of disposition.  Subject to the detailed rules contained in the Tax Act, any unused allowable capital loss may be applied to reduce net taxable capital gains realized by the holder in the three preceding and in all subsequent taxation years. Recognition of capital losses otherwise realized may be denied in various circumstances set out in the Tax Act.  The amount of any capital loss realized by a corporate holder on a disposition of Lingo Shares may be reduced by the amount of dividends received, if any, or deemed to be received on the shares, to the extent and under the circumstances provided in the Tax Act.  Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns the shares or where a trust or partnership of which a corporation is a beneficiary or a member, respectively, is a member of a partnership or a beneficiary of a trust that owns the shares.

A holder that is a Canadian-controlled private corporation throughout the relevant taxation year may be subject to an additional refundable tax of 6 2/3% on taxable capital gains.  Where the holder is an individual or a trust, other than certain trusts, the realization of a capital gain may result in a liability for alternative minimum tax under the Tax Act.

Share Consolidation - Dissenting Shareholders

A dissenting shareholder who receives from Lingo a payment in an amount equal to the fair value of the dissenting shareholder's shares will be considered to have disposed of the shares for proceeds of disposition equal to the amount received by the dissenting shareholder (less the amount of any interest awarded by a court in respect of such payment).  Such a disposition of shares by a dissenting shareholder will generally result in a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the dissenting shareholder of those shares immediately before the disposition.  The income tax treatment of capital gains and capital losses is discussed in greater detail above under the subheading "Taxation of Capital Gains and Capital Losses".

Any interest awarded by a court to a dissenting shareholder will be included in such dissenting shareholder's income for purposes of the Tax Act.

Shareholders Not Resident in Canada

The following summary is generally applicable to a shareholder who, at all relevant times, for the purposes of the Tax Act and any applicable income tax convention, is neither resident nor deemed to be resident in Canada, (a "Non-Resident Shareholder").  Special rules, which are not discussed in this summary, may apply to a non-resident that is an insurer carrying on business in Canada and elsewhere.

Transaction – Share Consolidation and Exchange of Shares

A Non-Resident Shareholder who participates in the Share Consolidation or exchanges Speak2Me Shares for Common Shares under the Transaction will generally be subject to the same tax consequences as a Canadian resident holder on the Share Consolidation and the Transaction, as discussed above.  Accordingly, a Non-Resident Shareholder whose Common Shares are consolidated or who receives Common Shares in exchange for Speak2Me Shares on the Transaction will generally realize no disposition in respect of the consolidation and neither a capital gain nor a capital loss in respect of that exchange.

Nevertheless, a Non-Resident Shareholder will generally be required to obtain a certificate under section 116 of the Tax Act in connection with the disposition of Speak2Me Shares contemplated by the Transaction.  Non-Resident Shareholders should consult their own tax advisors in this regard.

Disposition of Common Shares

A Non-Resident Shareholder who disposes of Common Shares will not be subject to tax under the Tax Act on any gain arising on the disposition of such shares unless such shares constitute "taxable Canadian property" of the holder for the purposes of the Tax Act. In addition, if such shares do constitute taxable Canadian property, the Non-Resident Shareholder may be exempt from tax under an applicable income tax convention.

Generally, Common Shares will not be taxable Canadian property of a Non-Resident Shareholder at a particular time provided that (i) the Common Shares are not deemed to be taxable Canadian property to the holder, and (ii) the Common Shares are listed on a prescribed stock exchange (which currently includes the TSX) and the holder, persons with whom the holder does not deal at arm's length, or the holder together with such persons, has not owned 25% or more of the issued shares of any class or series of the capital stock of Lingo at any time within the 60 month period immediately preceding the particular time.

Any Common Shares received by a Non-Resident Shareholder in exchange for Speak2Me Shares which constitute taxable Canadian property to the Non-Resident Shareholder will be deemed to be taxable Canadian property to the Non-Resident Shareholder.

Generally, a Non-Resident Shareholder who realizes a capital gain on a disposition of Common Shares which constitute taxable Canadian property of the holder and which is not exempt from tax under an applicable income tax convention will be subject to the tax treatment described above under the subheading "Shareholders Resident in Canada — Taxation of Capital Gains and Capital Losses".

Share Consolidation – Dissenting Non-Resident Shareholders

A Dissenting Non-Resident Shareholder who receives from Lingo a payment in an amount equal to the fair value of the Dissenting Non-Resident Shareholder's Common Shares will be considered to have disposed of the Common Shares for proceeds of disposition equal to such payment and will be subject to the tax treatment described above under the subheading "Shareholders Not Resident in Canada – Disposition of Common Shares".  Any interest awarded by a court in respect of such payment from Lingo and paid to a Non-Resident Shareholder will be subject to non-resident withholding tax at the rate of 25% (unless reduced by an applicable income tax convention) that will be required to be deducted at source from the interest payment.

United States Securities Laws Information

The Common Shares to be issued to U.S. shareholders pursuant to the Transaction have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States and will be issued in reliance upon the exemption from registration provided by Rule 802 under the U.S. Securities Act and exemptions provided under the securities laws of each state of the United States in which U.S. shareholders reside.

If the Speak2Me Shares held by a U.S. shareholder prior to the Transaction were not "restricted securities" within the meaning of Rule 144 under the U.S. Securities Act, and the U.S. shareholder will not be an "affiliate" of the Company following the Transaction, the Common Shares issued to such shareholder may be resold in the United States without restriction under the U.S. Securities Act. If the Speak2Me Shares held by a U.S. shareholder prior to the Transaction were "restricted securities" or the U.S. shareholder will be an "affiliate" of the Company following the Transaction, the Common Shares issued to such shareholder will also be subject to restrictions on transfer in the United States. Holders of certificates for Speak2Me Shares that bear restrictive legends for U.S. securities law purposes shall receive certificates representing Common Shares bearing similar legends. Any U.S. shareholder who holds "restricted securities" or will be an affiliate of the Company following the Transaction should obtain the advice of U.S. legal counsel with respect to the application of the U.S. Securities Act to the resale of Common Shares in the United States. As defined in Rule 144, an "affiliate" of a corporation is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under the common control with, such corporation.

Subject to certain limitations, all holders who receive Common Shares as a result of the Transaction may immediately resell such securities outside the United States without registration under the U.S. Securities Act pursuant to Regulation S under the U.S. Securities Act. Generally, holders of Common Shares following the Transaction who are not affiliates of the Company or who are affiliates of the Company solely by virtue of their status as an officer or director of the Company may, under the securities laws of the United States, resell their Common Shares in an "offshore transaction" (which would include a sale through the TSX-V) if neither the seller nor any person acting on the seller's behalf engages in "directed selling efforts" in the United States, and, in the case of a sale of shares by an officer or director who is an affiliate of the Company solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with such offer or sale other than a usual and customary broker's commission. For these purposes, "directed selling efforts" means "any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the securities being offered" in the resale transaction. Certain significant and additional restrictions are applicable to a holder of Common Shares who will be an affiliate of the Company other than by virtue of his or her status as an officer or director of the Company. Such affiliates should obtain the advice of U.S. legal counsel with respect to the application of the U.S. Securities Act to the resale of Common Shares in the United States.

The foregoing discussion is only a general overview of the requirements of the U.S. securities laws that may be applicable to the resale of Common Shares received pursuant to the Transaction.

Risk Factors

Set forth below are certain risk factors which shareholders of the Company should be aware of relating to the Transaction and the business being carried on by Speak2Me, all of which will be applicable to shareholders of the Company if the Transaction is completed. Each of the references in this section to "Company" should be read as a reference to the Company upon the completion of the Transaction.

Failure to Realize the Benefits of the Transaction

The Transaction will involve the integration of companies that previously operated independently.  As a result, the Transaction may present challenges to management, including the integration of the operations, systems, technologies, and personnel of the two companies, and special risks, including possible unanticipated liabilities, unanticipated costs, diversion of management's attention and operational interruptions.  The difficulties which the combined Company's management encounters in the transition and integration process could have a material adverse effect on the revenues, level of expenses and operating results of the combine companies.  As a result of these factors, it is possible that the benefits expected from the Transaction will not be realized.

Marketability

There can be no assurance that an active trading market for the shares of the Company will be established and sustained.  Factors such as announcements of quarterly variations in operating results and acquisition or disposition of properties, as well as market conditions in the industry, may have a significant impact on the market price of the securities of the Company.  The stock market has from time to time experienced extreme price and volume fluctuations that have often been unrelated to the operating performance of particular companies.

Dependence on Key Personnel

The Company will be dependent upon the personal efforts, performance and commitment of its senior officers and directors, who are responsible for the future development of the Company's business.  Shareholders and investors will be relying upon the business judgment, expertise and integrity of the Company's senior officers and directors.  To the extent that the services of any senior officers or directors would be unavailable for any reason, a disruption to the operations of the Company could result, and other persons would be required to manage and operate the Company.  The Company's future success will also depend in large part upon its ability to attract and retain highly skilled personnel.  There can be no assurance that the Company will be successful in attracting and retaining such personnel.

Early Stage of Development

The Company is at an early stage of development in its business.  There can be no assurance that the Company's business will be profitable.  There can be no assurance that the Company will be able to generate sufficient activity to be profitable in the future and the Company's limited operating history makes an evaluation of its prospects difficult.  Future results of operations may fluctuate significantly based upon numerous factors, including economic conditions, activities of competitors and the ability of the Company to create a diversified client base.

Possible Volatility of Stock Price

The market price of the Company's shares could be subject to wide fluctuations in response to factors such as actual or anticipated variations in the Company's results of operations, changes in financial estimates by securities analysts, general market conditions and other factors.  Market fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations may adversely affect the market price of the Company's shares.

Currency Risk

The Company will be incurring expenditures in China.  The exchange rate between the CDN dollar and the RMB is controlled by the government in China.  Sudden changes in the exchange rate would have an adverse impact on the Company’s ability to fund its operations.  The Company may also be impacted by changes in the exchange rate between the CDN dollar and the US dollar.

Economic Conditions

Unfavourable economic and market conditions could increase the Company's financing costs, decrease net income, reduce demand for its products and services, limit access to capital markets and negatively impact any future credit facilities extended to the Company.

Maintenance of Client Relationships

The ability of the Company to attract and maintain clients requires that it provide a competitive offering of products and services that meet the needs and expectations of its clients.  The Company's ability to satisfy the needs or demands of its clients may be adversely affected by factors such as the inability or failure to identify changing client needs or expectations or the inability to adapt in a timely and cost-effective manner to innovative products and services offered by competitors.

Additional Financing Requirements

The Company may require additional financing in order to expand its operations.  It is possible that this additional financing will not be available or, if available, will not be available on terms that are favourable to the Company.  If the Company is not able to obtain financing on favourable terms, or at all, the Company may not be able to expand its operations, which could have a material adverse effect on the Company’s future profitability.

Government Regulation and Licensing

The operations of the Company may be subject to Canadian and foreign federal and provincial regulations and licensing.  There can be no assurance that the Company will be able to comply with the regulations or secure and maintain the required licensing for its operations.  Government regulation and licensing could seriously impact the Company's ability to achieve its financial and operational objectives.

Business Practices in China

Lingo carries on operations in China.  This involves several additional risks including internal and international political risks, evolving national economic policies as well as differences in financial and accounting standards, the potential for the expropriation of Lingo’s assets and a reversal in economic conditions.  In addition, the operations of Lingo must be viewed in the context of the Chinese business environment.  There can be no assurance that the sources from which information is provided concerning the day-to-day activities including relationships with local government and regulatory authorities are wholly-reliable.  Official statistics also may be produced on a basis different to that used in western countries and, as a result, may not be comparable to similar statistics provided by western governments.

Future Sales of Common Shares

The Company cannot predict the effect, if any, that future sales of its common shares, or the availability of common shares for future sale, will have on the market price of its common shares. Sales of substantial amounts of the Company’s common shares, including shares issued in connection with acquisitions, upon the exercise of stock options or warrants or the conversion of debt securities or the perception that such sales could occur, are likely to adversely affect prevailing market prices for the Company’s common shares.

Share Dilution

The Company’s articles permit the issuance of an unlimited number of common shares and if the Company was to issue a significant number of common shares, it would reduce the relative voting power of previously outstanding common shares. Such future issuances could be at prices less than the shareholders paid for their common shares of the Company. Significant issuances of the Company’s common shares, or the perception that such issuances may occur, could impact, negatively or otherwise, the trading price of the Company’s common shares. Because the success of the Company is highly dependent upon its employees, directors and consultants, it has and intends in the future to grant to some or all of its key employees, directors and consultants options or warrants to purchase common shares as non-cash incentives. To the extent that significant numbers of such options may be granted and exercised, the interests of the other shareholders of the Company may be diluted. The Company is required to expense options issued over its vesting period.

No Assurance of Dividends

There can be no assurance that the Company will pay dividends on its capital stock in the foreseeable future.  Investors who anticipate the need for immediate income from their investment in the Company's securities should refrain from the purchase of the securities being offered hereby.

INFORMATION CONCERNING SPEAK2ME

Business of Speak2Me

Speak2Me has developed software combining speech recognition and avatar technologies for the teaching and practice of spoken English.  Speak2Me is now creating an online social networking service for English language learners around the world using this software.  Revenues generated by advertising embedded in the contents of the on-line learning software applications allow Speak2Me to offer its services for little or no charge to the end user along with a paid subscription service.

Capital Structure

As of the date hereof, there are 14,888,885 common shares of Speak2Me issued and outstanding and 3,000,000 common share purchase warrants, for a fully diluted share capital of 17,888,885 Speak2Me Shares.  Under the terms of the Transaction, Speak2Me warrants must be exercised prior to the closing of the Transaction.  Any Speak2Me warrants that are unexercised following the closing of the Transaction will be null and void.

Principal Holders of Securities

To the knowledge of the directors and senior officers of Speak2Me, as at the date hereof, no person or company beneficially owned, directly or indirectly, or exercised control or direction over voting securities of Speak2Me carrying more than 10% of the voting rights attached to voting securities of Speak2Me other than the following:

Name and Municipality of Residence	Security	Number of Speak2Me Shares Owned	Percentage of Speak2Me Shares Owned
Buckingham Group Limited (1) Toronto, Ontario	Common Shares	1,583,333	10.63%
867214 Ontario Ltd. (2)	Common Shares	2,375,000	15.95%
Lateral Management Corporation (3)	Common Shares	1,933,460	12.99%
Choi Lei	Common Shares	1,574,999	10.58%

Notes:

(1)

 The insider of Buckingham Group Limited is Michael P. Kraft.

(2)

The insider of 867214 Ontario Ltd. is Richard J.G. Boxer.

(3)

The insider of Lateral Management Corporation is Jay Freeman.

Executive Officers and Directors

Executive Officers

Following the completion of the Transaction, Speak2Me's senior officers will be identical to Speak2Me's current senior officers.  See "Information Concerning Speak2Me – Directors and Officers" in Appendix "D" to this Circular.

Directors

Following the completion of the Transaction, it is proposed that the current directors of Speak2Me be elected to continue as directors of Speak2Me.  See "Information Concerning Speak2Me – Directors and Officers" in Appendix "D" to this Circular.

Risk Factors

The major risks of the Speak2Me Transaction can be summarized as follows:

Early Stage of Development

Speak2Me is at an early stage of development in its business.  There can be no assurance that Speak2Me's business will be profitable.  There can be no assurance that Speak2Me will be able to generate sufficient activity to be profitable in the future and Speak2Me's limited operating history makes an evaluation of its prospects difficult.  Future results of operations may fluctuate significantly based upon numerous factors, including economic conditions, activities of competitors and the ability of Speak2Me to create a diversified client base.

Many of the problems, delays and expenses encountered by an enterprise in its early stage may be beyond Speak2Me’s control. Such problems may include, but are not limited to, problems related to technical development of the Speak2Me Delivery Infrastructure, testing, regulatory policy and regulatory compliance, the competitive and regulatory environment in which Speak2Me operates, marketing problems, customer acceptance and costs and expenses that may exceed current estimates. Delays in the timely design, construction, deployment and commercial operation of Speak2Me’s business, and consequently the achievement of positive cash flow, could result from a variety of causes, including many causes that are beyond Speak2Me’s control. Such delays include, but are not limited to, changes in the technical specifications of the Speak2Me Delivery Infrastructure made to correct or enhance its features, performance or marketability or in response to regulatory developments or otherwise, delays encountered in the construction, integration or testing of the Speak2Me Delivery Infrastructure and other systems, delays in Speak2Me’s ability to obtain additional financing and slower-than-anticipated consumer acceptance of online English language instruction. Substantial delays in any of these matters could delay or prevent Speak2Me’s achievement of profitable operations.

Competitive Markets

Speak2Me operates in competitive and evolving markets locally, nationally and globally. These markets are subject to rapid technological change and changes in customer preferences and demand. There can be no assurance that Speak2Me will be able to obtain market acceptance or compete for market share.  Speak2Me must be able to keep current with the rapidly changing technologies, to adapt its services to evolving industry standards and to improve the performance and reliability of its services. New technologies could enable competitive product offerings and adversely affect Speak2Me, and Speak2Me’s failure to adapt to such changes could seriously harm its business.

Speak2Me’s future success depends in part on Speak2Me’s ability to increase and sustain online  advertising revenue. The markets in which Speak2Me operate are highly competitive, and some of our competitors may be more successful in attracting and retaining customers. In addition, advertisers have a variety of media in which they can elect to advertise and generally have sufficient leverage to dictate many of the terms of their orders. If Speak2Me cannot meet performance terms with its advertising clients or offer competitive advantages to its advertising clients, the number of advertising campaigns awarded to Speak2Me and the number of clients it services may suffer.

Speak2Me’s current and potential competitors may have longer operating histories, significantly greater financial, technical, editorial, marketing, sales and other resources, greater name and brand recognition and larger existing user and advertising customer bases than Speak2Me does. These competitors are able to undertake more extensive marketing campaigns for their brands and services, adopt more aggressive advertising pricing policies, offer content and services similar to or more sophisticated than Speak2Me’s at a lesser or no charge to users, and make more attractive offers to potential employees, distribution partners, advertising customers, commerce companies and third-party content providers. Some of Speak2Me’s target advertising customers and sponsors may have established collaborative relationships with certain of Speak2Me's competitors or potential competitors, which creates a competitive disadvantage and makes Speak2Me susceptible to significant pricing pressures. Further, these competitors may develop communities that are larger or more desirable than Speak2Me’s or that achieve greater market acceptance than Speak2Me’s. Speak2Me must continue to attract and retain users and advertising customers to compete successfully for advertising and subscription revenue. Speak2Me cannot assure you that it will compete successfully with current or future competitors in sustaining or growing its user levels, retaining its advertising customers or increasing the number of, or the revenue from, advertising customers. Moreover, increased competition could result in price reductions, particularly in advertising rates, and reduced margins, which could have a material adverse effect on future revenue and net income. If Speak2Me fails to attract and retain more users and advertising customers, its market share, brand acceptance and revenue would decline, which would have a material adverse effect on its business, financial condition and results of operations.

Economic Conditions

Unfavourable economic and market conditions could increase Speak2Me's financing costs, decrease net income, reduce demand for its products and services, limit access to capital markets and negatively impact any future credit facilities extended to Speak2Me.

Expenditures by advertisers tend to be cyclical, reflecting overall economic conditions as well as budgeting and buying patterns. The overall market for advertising, including Internet advertising, has periodically been characterized by soft demand and the reduction of marketing and advertising budgets, or the delay in spending of budgeted resources. As a result, advertising spending may decrease. The decrease in or delay of advertising spending could reduce Speak2Me’s future revenue and negatively impact its business, financial condition and results of operations.

Need for Additional Financing

Speak2Me currently has funds adequate to fund the first critical development phase and to launch the service in China. The business plan calls for revenue generation to begin in 2008, and the company will require additional funds for sales and marketing. Failure to obtain additional financing will result in significant delays in developing new products and markets. If Speak2Me is unsuccessful in raising the additional financing called for in its Business Plan, Speak2Me is confident it can continue operations with a series of smaller fund raisings, but would be forced to scale back its sales and expansion plans.

Dependence on Key Personnel

Speak2Me will be dependent upon the personal efforts, performance and commitment of its senior officers and directors, who are responsible for the future development of Speak2Me's business.  Shareholders and investors will be relying upon the business judgment, expertise and integrity of Speak2Me's senior officers and directors.  To the extent that the services of any senior officers or directors would be unavailable for any reason, a disruption to the operations of Speak2Me could result, and other persons would be required to manage and operate Speak2Me.  Speak2Me's future success will also depend in large part upon its ability to attract and retain highly skilled personnel.  There can be no assurance that Speak2Me will be successful in attracting and retaining such personnel.

Acceptance of Corporate Advertising in an Educational Context

Speak2Me’s market research indicates that potential advertisers and its target demographic is receptive to the placement of corporate advertising in the context of a website devoted to education. However, Speak2Me is aware of the risk of political change in any country in which it is operating which may mean a Ministry of Education is no longer willing to accept corporate advertising within its student network.

Parents and Students are Unwilling to Pay for Online Services

Offline English as a Foreign Language (EFL) instruction is a growing industry, but attempts to attract large numbers of paying students to subscription based EFL services have largely failed. Given that online consumption patterns in China are largely following trends already established in the West, and given that few industries and companies in the West have been able to establish thriving subscription-supported online services, a pure subscription model is unlikely to succeed in China.

Growth of Internet Advertising

Speak2Me is aware that the level of Internet advertising is currently low, especially in Asia and Central and South American countries. Speak2Me's forecast profitability is highly dependent on the assumption that Internet advertising will grow rapidly.

The market for Internet advertising, content and services is intensely competitive and rapidly evolving. Speak2Me expects that competition will continue to increase, including in its target market. It is not difficult to enter this market, and current and new competitors, including companies in traditional media, can launch Internet sites rapidly.

Speak2Me Must Generate Online Advertising Revenue

Speak2Me’s future success depends in part on its ability to establish, increase and sustain online advertising revenue, and therefore market and advertiser acceptance of Speak2Me's services will be important to the success of Speak2Me’s business. Speak2Me’s ability to generate advertising revenue will be directly affected by the number of users of its service. Speak2Me’s ability to generate advertising revenue will also depend on several other factors, including the level and type of market penetration of Speak2Me’s service, broadening its relationships with advertisers to small and medium size businesses, its user base being attractive to advertisers, its ability to derive better demographic and other information from users, competition for advertising funds from other media and changes in the advertising industry and economy generally. Speak2Me’s expense levels are based in part on expectations of future revenue. Speak2Me may be unable to adjust spending quickly enough to compensate for any unexpected revenue shortfall.

Speak2Me anticipates that some of its advertising customers will not allow Speak2Me to place their advertisements next to other advertisements. Speak2Me may not always successful at accommodating these orders. In such situations, inability to fulfill competing orders might cause Speak2Me to lose a potentially significant amount of revenue, particularly if the customer that cannot be accommodated chooses not to advertise with Speak2Me at all.

Maintenance of Client Relationships

The ability of Speak2Me to attract and maintain clients requires that it provide a competitive offering of products and services that meet the needs and expectations of its clients.  Speak2Me's ability to satisfy the needs or demands of its clients may be adversely affected by factors such as the inability or failure to identify changing client needs or expectations or the inability to adapt in a timely and cost-effective manner to innovative products and services offered by competitors.

In addition, Speak2Me must continue to attract and retain clients to compete successfully for advertising and subscription revenue. Speak2Me cannot be sure that it will compete successfully with current or future competitors in sustaining or growing Speak2Me’s web site traffic levels and subscriber levels. If Speak2Me fails to attract and retain more clients, Speak2Me’s market share, brand acceptance and revenue would decline, which would have a material adverse effect on Speak2Me’s business, financial condition and results of operations.

Create Content and Services Accepted by Users

Speak2Me’s success is dependent upon its ability to deliver original and compelling content and services for its online English language instruction software that attract and retain users in its target market. Speak2Me’s ability to successfully develop and produce content and services is subject to numerous uncertainties, including the ability to:

•

Anticipate and successfully respond to rapidly changing consumer tastes and preferences;

•

Fund new content development;

•

Attract and retain qualified editors, writers, producers, and technical personnel;

•

Build brand loyalty among users; and

•

Build a sense of community among users and encourage use of the interactive features on Speak2Me’s website.

Failure of Speak2Me’s Delivery Infrastructure to Perform Consistently

Speak2Me’s success as a business depends, in part, on its ability to provide consistently high quality online services to users via the Speak2Me Delivery Infrastructure. There is no guarantee that the Speak2Me Delivery Infrastructure and/or Speak2Me’s software will not experience problems or other performance issues. If the Speak2Me Delivery Infrastructure or software fails or suffers performance problems, then it would likely affect the quality and interrupt the continuation of Speak2Me’s service and significantly harm Speak2Me’s business.

Speak2Me’s Delivery Infrastructure is susceptible to natural or man-made disasters such as earthquakes, floods, fires, power loss and sabotage, as well as interruptions from technology malfunctions, computer viruses and hacker attacks. Other potential service interruptions may result from unanticipated demands on network infrastructure, increased traffic or problems in customer service. Significant disruptions in the Speak2Me Delivery Infrastructure could harm Speak2Me’s goodwill and the Speak2Me brand and ultimately could significantly and negatively impact the amount of revenue it may earn from its service.

Like all Internet transmissions, Speak2Me’s services may be subject to interception and malicious attack. Pirates may be able to obtain or copy Speak2Me’s products without paying fees to Speak2Me. The Speak2Me Delivery Infrastructure is exposed to spam, viruses, worms, spyware, denial of service or other attacks by hackers and other acts of malice. Speak2Me uses security measures intended to make theft of its software more difficult. However, if Speak2Me is required to upgrade or replace existing security technology, the cost of such security upgrades or replacements could have a material adverse effect on Speak2Me’s financial condition, profitability and cash flows. In addition, other illegal methods that compromise.

Speak2Me may have difficulty scaling and adapting its existing systems architecture to accommodate increased traffic, technology advances or customer requirements.

In the future, Speak2Me may be required to make changes to its systems architecture or move to a completely new architecture. If it is required to switch architectures, Speak2Me may incur substantial costs and experience delays or interruptions in its service. These delays or interruptions in its service may cause users and customers to become dissatisfied with its service and move to competing providers of English language instruction services. To the extent that demand for Speak2Me’s services increases, it will need to expand its infrastructure, including the capacity of its hardware servers and the sophistication of its software. This expansion is likely to be expensive and complex, and require additional technical expertise. An unanticipated loss of traffic, increased costs, inefficiencies or failures to adapt to new technologies or user requirements and the associated adjustments to its systems architecture could harm Speak2Me’s operating results and financial condition.

Limited Intellectual Property Protection

Speak2Me relies on a combination of copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect its proprietary rights. In addition, Speak2Me’s success may depend, in part, on its ability to obtain patent protection and operate without infringing the rights of third parties. There can be no assurance that, once filed, Speak2Me’s patent applications will be successful, that Speak2Me will develop future proprietary products that are patentable, that any issued patents will provide Speak2Me with any competitive advantages or will not be successfully challenged by any third parties or that the patents of others will not have an adverse effect on the ability of Speak2Me to do business. In addition, there can be no assurance that others will not independently develop similar products, duplicate some or all of Speak2Me’s products or, if patents are issued to Speak2Me, design their products so as to circumvent the patent protection held by Speak2Me. Speak2Me will seek to protect its product documentation and other written materials under trade secret and copyright laws which afford only limited protection. Despite precautions taken by Speak2Me, it may be possible for unauthorized third parties to copy aspects of Speak2Me’s business and marketing plans or future strategic documents or to obtain and use information that Speak2Me regards as proprietary. There can be no assurance that Speak2Me’s means of protecting its proprietary rights will be adequate or that Speak2Me’s competitors will not independently develop similar or superior technology. Litigation may be necessary in the future to enforce Speak2Me’s intellectual property rights, to protect Speak2Me’s trade secrets or to determine the validity and scope of the propriety rights of others. Such litigation could result in substantial costs and diversion of resources.

Government Regulation and Licensing

The operations of Speak2Me may be subject to Canadian and foreign federal and provincial regulations and licensing.  There can be no assurance that Speak2Me will be able to comply with the regulations or secure and maintain the required licensing for its operations.  Government regulation and licensing could seriously impact Speak2Me's ability to achieve its financial and operational objectives.

Speak2Me is subject to federal, state, local and international laws affecting companies conducting business on the Internet, including user privacy laws, laws giving special protection to children, regulations prohibiting unfair and deceptive trade practices and laws addressing issues such as freedom of expression, pricing and access charges, quality of products and services, taxation, advertising, intellectual property rights and information security. The restrictions imposed by and the costs of complying with, current and possible future laws and regulations related to its business could limit Speak2Me’s growth and reduce its client base and revenue.

Operating in Foreign Jurisdictions

Speak2Me’s current and future development opportunities relate to geographical areas outside of Canada. There are a number of risks inherent in international business activities, including government policies concerning the import and export of goods and services, costs of localizing products and subcontractors in foreign countries, costs associated with the use of foreign agents, potentially adverse tax consequences, limits on repatriation of earnings, the burdens of complying with a wide variety of foreign laws, nationalization and possible social, labour, political and economic instability. There can be no assurance that such risks will not adversely affect Speak2Me’s business, financial condition and results of operations. Furthermore, a portion of Speak2Me’s expenditures and revenues will be in currencies other than the Canadian dollar. Speak2Me’s foreign exchange exposure may change over time with changes in the geographic mix of its business activities. Foreign currencies may be unfavourably impacted by global developments, country-specific events and many other factors. As a result, Speak2Me’s future results may be adversely affected by significant foreign exchange fluctuations.

For additional information concerning Speak2Me see Appendix "D"

OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

The management knows of no matters to come before the Meeting of shareholders other than as set forth in the Notice of Meeting.  However, if other matters which are not known to the management should properly come before the Meeting, the accompanying proxy will be voted on such matters in accordance with the best judgment of the persons voting the proxy.

ADDITIONAL INFORMATION

Additional information relating to the Company is available through the Internet on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) which can be accessed at www.sedar.com .  Financial information of the Company is provided in the comparative financial statements and management discussion and analysis of the Company for the most recently completed financial year.  Copies of the financial statements and management discussion and analysis may be obtained from the Company by telephone at (416) 927-7000 ext. 26, Imran Atique, or by Email at investor@lingomedia.com.

VALUATOR’S CONSENT

We have read the information circular of Lingo Media Inc. (“Lingo Media”) dated September 10, 2007, relating to the proposed transaction to acquire Speak2Me Inc. (“Speak2Me”).

We consent to the use in the above-mentioned information circular of our valuation report to the board of directors of Lingo dated August 31, 2007 (the “Valuation Report”).  We have no reason to believe that there are any misrepresentations in the information circular that are: (i) derived from the Valuation Report; or (ii) within our knowledge as a result of the services provided by us in connection with the Valuation Report.

Toronto, Ontario September 10, 2007	Corporate Valuation Services Limited Per: (signed) “Corporate Valuation Services Limited”

CERTIFICATE OF LINGO MEDIA INC.

With respect to the information contained in this Information Circular, and Company's financial information and financial statements, which rests particularly within the knowledge of the Company, and the companies in which it has equity investments such information contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

The foregoing, as it relates to the Company, constitutes full, true and plain disclosure of all material facts relating to the particular matters to be acted on by the shareholders of Company.

Dated at Toronto this 10th  day of September, 2007.

(signed) “Michael P. Kraft” Name: Michael P. Kraft Title: President & Chief Executive Officer	(signed) “Khurram R. Qureshi” Name: Khurram R. Qureshi Title: Chief Financial Officer

On Behalf of the Board of Directors

(signed) “Scott Remborg” Name: Scott Remborg Title: Director	(signed) “John P. Schram” Name: John P. Schram Title: Director

SCHEDULE "A"
LINGO MEDIA INC.
AUDIT COMMITTEE CHARTER

Terms of Reference

The Audit Committee of the Board of Directors shall act on behalf of, and subject to the Board of Directors in all matters pertaining to the audit of the Company's financial affairs and to the tax returns, the accounting systems, policies and practices and internal controls of the Company.

Membership

Selected members of the Board of Directors shall be members of the Audit Committee.  The Chair of the Audit Committee shall be a member of the Board of Directors, not an officer or employee of the Company and shall be appointed annually.  If in any year the Audit Committee does not make an appointment of the Chair, the incumbent Chair shall continue in office until that Chair's successor shall have been appointed.

Meetings

The Audit Committee will:

(a)

Hold its Meetings at Company's offices or such other place as the Chair and its members shall agree; and

(b)

Give notice of Meetings to each member not less than 24 hours before such Meeting is held, except no notice shall be necessary if all members are present in person or by telephone conference call or if those absent have waived notice.

Such Meetings of the Audit Committee shall be held regularly with a set agenda, when possible, circulated in advance of the Meeting to each member.  It will be the intent of the Committee to have at least two Meetings a year.

The external auditor, the Chair of the Audit Committee, the Chair of the Board or any two members of the Board, shall be entitled to call a Meeting.

Any member of the Audit Committee may participate by telephone conference call.  A quorum at any Meeting shall be comprised of a majority of the members of the Audit Committee.

The Audit Committee members may require the external auditors and the Chief Financial officer of the Company to attend any Meeting.  Opportunities will be afforded at least to the external auditors and to the senior management to meet separately with the independent members of the Audit Committee.

Payment of Fees

The non-management members of the Audit Committee are entitled to receive a fee of $250 for each committee meeting attended.  In addition, members are reimbursed for travel and other out-of-pocket expenses incurred in attending committee meetings.

Duties and Responsibilities

The Audit Committee shall:

(2)

Review the financial statements of the Company and report thereon to the Board;

(3)

Review all significant accounting principles and practices and any changes, followed by the Company;

(4)

Recommend annually to the Board the appointment of the external auditor;

(5)

Meet with the external auditors to discuss any matter which the external auditors wish to bring to the Audit Committee's attention;

(6)

Review with management and the auditors the proposed timing, scope and fees of the audit of the Company's accounts including a review of the auditor's engagement letter and audit planning summary;

(7)

Review the post audit or management letter containing the recommendations of the external auditors and management's response;

(8)

Review with management the auditor's evaluation of the Company's system of accounting, information systems and internal controls and management's corrective actions;

(9)

Review any problems experienced by the external auditors in performing the audit, including any restrictions imposed by management;

(10)

Review and approve all policies pertaining to the protection of assets and financial risk management (interest and currency hedging) and key estimates and judgments of management that may be material to financial reporting;

(11)

Review annually with management its policy and the implementation of that policy with respect to the deployment of excess funds;

(12)

Obtain annually from the Chief Financial Officer of the Company a letter stating that the Company and its subsidiaries are in compliance with all materials regulations and laws;

(13)

Review any arrangements which are outstanding between the Company and any corporation involving members of the shareholder's group;

(14)

Ensure and review regularly procedures ensuring that all transactions with shareholders including  expenses and distributions are authorized and approved;

(15)

Review with management the preparation of the Company's tax returns and issues that arise out of the preparation of those returns;

(16)

Review with management its environment, security and accounting controls, its compliance with regulatory requirements, and standards of business conduct, as approved by the Board; and

(17)

Review prior to the Company filing publicly, the quarterly results for the Company.

SCHEDULE "B"
SPECIAL RESOLUTION OF LINGO MEDIA INC.

BE IT RESOLVED as a special resolution of the Shareholders of the Company that the articles of the Company be amended to provide that:

(a)

the number of Common Shares of the Company issued and outstanding as of the date of effecting this resolution be consolidated on a one (1) new for seven (7) old Common Share basis;

(b)

any fractional shares of 0.5 or greater shall be rounded up to the next whole number and any fraction less than 0.5 shall be cancelled;

(c)

the Company's name be changed from “Lingo Media Inc.” to “Lingo Media Corporation” or to such other name as the directors of the Company shall determine in their sole discretion and as shall be acceptable to the Minister of Consumer and Business Services (Ontario);

(d)

the board of directors of the Company is hereby authorized, at any time in its absolute discretion, to determine whether or not to proceed with the above resolution without further approval, ratification or confirmation by the shareholders; and

(e)

upon the date determined by the directors, these resolutions described in paragraphs (a) and (b) shall be deposited at the Company's records office.

SCHEDULE "C"
ORDINARY RESOLUTION OF THE MINORITY SHAREHOLDERS
OF LINGO MEDIA INC.

BE IT RESOLVED as an ordinary resolution of the Minority Shareholders of the Company that:

(f)

the execution and delivery of the agreement between the Company, Speak2Me Inc. ("Speak2Me") and the Speak2Me Shareholders in the form annexed as Appendix "E") (the "Share Exchange Agreement") to the management information circular and proxy statement of the Company dated September 10, 2007 is hereby approved;

(g)

the issuance of approximately 4,500,366 post-consolidated Common Shares of the Company to the holders of the Speak2Me common shares at the rate of one (1) post-consolidated Common Share of the Company for each 3.975 Speak2Me common shares is hereby authorized;

(h)

subject to paragraph (d) of this resolution, each of the directors and officers of the Company is hereby authorized and directed to do all things which he considers necessary or desirable to give full effect to this resolution and to execute all documents, including without limitation the execution of the Share Exchange Agreement with such changes, additions and alterations as he may approve and the approval of any such officer or director of any such changes, additions and alterations shall be conclusively evidenced by his execution of the said Share Exchange Agreement; and

(i)

the directors of the Company may terminate the Share Exchange Agreement and revoke this resolution without the further approval of the shareholders at any time prior to the Effective Date (as such term is defined in the Share Exchange Agreement).

SCHEDULE "D"
SUMMARY OF RIGHTS OF DISSENTING SHAREHOLDERS

Shareholders of the Company (a "Shareholder") are entitled to dissent rights under the Business Corporations Act (Ontario) which rights are further particularized below.

A Shareholder is entitled to be paid the fair value of such shares in accordance with Section 185 of the Business Corporations Act (Ontario) if the Shareholder dissents to the resolution authorizing the Share Consolidation and Name Change Resolution, and if the resolution becomes effective.  A Shareholder is not entitled to object with respect to his shares if he votes any of such shares in favour of the resolution authorizing the Share Consolidation.

The following is a brief summary of Section 185 of the Business Corporations Act (Ontario).  A dissenting shareholder is required to send a written objection to the resolution to the corporation at or prior to the shareholders' meeting held to consider the resolution.  A vote against a resolution or an abstention does not constitute a written objection.  Within 10 days after the resolution is adopted by the shareholders, the corporation must so notify the dissenting shareholder who is then required, within 20 days after receipt of such notice, (or if he does not receive such notice within 20 days after he learns of the adoption of the special resolution) to send to the corporation a written notice containing his name and address, the number of shares in respect of which he dissents and a demand for payment of the fair value of such shares and, within 30 days after sending such written notice, to send to the corporation the appropriate share certificate or certificates.  If the proposal contemplated in the resolution becomes effective, the corporation is required to determine the fair value of the shares and to make a written offer to pay such amount to the dissenting shareholder.  If such offer is not made or not accepted, within 30 days either party may apply to the court to fix the fair value of the shares. There is no obligation on the corporation to apply to the court.  If an application is made by either party, the dissenting shareholder will be entitled to be paid the amount fixed by the court which may be greater or less than the value of the corporation's shares which the shareholder would otherwise have received.

All notices to the Company pursuant to Section 185 of the Business Corporations Act (Ontario) should be addressed to 151 Bloor Street West, Suite 703, Toronto, Ontario, Canada  M5S 1S4, Attention: Imran Atique.

The foregoing summary does not purport to provide comprehensive statements of the procedures to be followed by a dissenting shareholder who seeks payment of the fair value of his shares. Section 185 of the Business Corporations Act (Ontario) requires strict adherence to the procedures established therein and failure to do so may result in the loss of all dissenters' rights. Accordingly, each shareholder who might desire to exercise the dissenters' rights should carefully consider and comply with the provisions of the section, and consult his legal advisers.

APPENDIX "A"
PRO FORMA FINANCIAL STATEMENTS OF THE COMPANY
(POST TRANSACTION)

LINGO MEDIA INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
(In Canadian Funds)
(Unaudited)
	Lingo Media Inc.	Speak2Me Inc.	Pro Forma Adjustments	Pro Forma Consolidated
	(June 30, 2007)	(August 24, 2007)
ASSETS
Current:
Cash	$ (45,107)	$1,508,521	$ 884,468	$ 2,347,882
Short-term investment	150,000			150,000
Accounts and grants receivable, net (note 2)	416,672	-	-	416,672
Prepaid and sundry assets	125,934	173,437	(144,468)	154,903
Inventory	151,915	-	-	151,915
	$ 799,415	1,681,958	740,000	3,221,373

Investment and advances	182,520	-		182,520
Property and equipment, net	69,531	17,903		87,434
Deferred costs	157,419	-		157,419
Development costs, net	349,137	967,059		1,316,196
Future income taxes	189,534	-		189,534
Goodwill	1,121,131		6,781,537	7,902,668
	$ 2,868,687	$2,666,920	$ 7,521,537	$ 13,057,144

LIABILITIES AND SHAREHOLDERS' EQUITY
Current:
Accounts payable	$ 689,621	$ 184,457	$ -	$ 874,078
Accrued liabilities	64,281			64,281
Bank loan	470,000	-	(220,000)	250,000
	1,223,902	184,457	(220,000)	1,188,359

Loan Payable	594,291	404,000	(130,000)	868,291

Shareholders' equity:

Capital stock	5,033,656	2,405,852	7,544,148	14,983,656
Contributed Surplus	383,776			383,776
Warrants	-			-
Deficit	(4,366,938)	(327,389)	327,389	(4,366,938)
	1,050,494	2,078,463	7,871,537	11,000,494

	$ 2,868,687	$2,666,920	$ 7,521,537	$ 13,057,144

LINGO MEDIA INC.
PRO FORMA CONSOLIDATED INCOME STATEMENT
(In Canadian Funds)
(Unaudited)

	Lingo Media Inc.	Speak2Me Inc.	Pro Forma Adjustments	Pro Forma Consolidated
	(June 30, 2007)	(August 24, 2007)

Revenue	$ 1,593,511	$ -	$ -	$ 1,593,511
Direct costs	319,801	-		319,801
Margin	1,273,710	-	-	1,273,710

Expenses
Selling, general and administrative	1,467,011	326,786		1,793,797
Amortization	42,587	603		43,190
Stock-based compensation	58,483	-		58,483
Interest and other financial expenses	57,379	-		57,379
Loss before income and other taxes	(351,750)	(327,389)	-	(679,139)

Income taxes and other taxes	37,786	-		37,786

Loss for the period	$ (389,536)	$ (327,389)	$ -	$ (716,925)

APPENDIX "B"
FINANCIAL STATEMENTS OF SPEAK2ME

SPEAK2ME INC.

Financial Statements

For the Period From Date of Incorporation (February 22, 2007) to August 24, 2007

AUDITORS' REPORT

To the Shareholders of

Speak2Me Inc.

We have audited the balance sheet of Speak2Me Inc. as at August 24, 2007 and the statements of operations and deficit and cash flows for the period from date of incorporation (February 22, 2007) to August 24, 2007. These financial statements are the responsibility of the company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at August 24, 2007 and the results of its operations and its cash flows for the period  then ended, in accordance with Canadian generally accepted accounting principles.

DMCT, LLP, Licensed Public Accountants

August 28, 2007

Toronto, Ontario

1.

Speak2Me Inc.

Balance Sheet

As at August 24, 2007

ASSETS

Current
Cash	$ 1,508,521
Subscription receivable	160,668
Other receivable	12,769
1,681,958
Property and equipment (note 3)	17,903
Project under development (note 4)	967,059
$ 2,666,920

Liabilities

Current
Accounts payable and accrued liabilities	$ 184,457
Shareholder loans (note 6)	404,000
588,457

Shareholders’ Equity

Capital stock (note 7)	2,405,852

Deficit	(327,389)
2,078,463
$ 2,666,920

Nature of Operations and Proposed Business Transaction (Note 1)

See accompanying notes.

Approved by the Board  “Michael Kraft”                  Director  “Victor Wong”                      Director

Statement of Operations and Deficit

For the Period From Date of Incorporation (February 22, 2007) to August 24, 2007

Expenses
Professional fees	$ 17,460
Consulting fees	71,908
General and administrative expenses	237,418
Amortization	603
327,389

Net loss and deficit at end of period	$ (327,389)

See accompanying notes.

985826.5

Statement of Cash Flows

For the Period From Date of Incorporation (February 22, 2007) to August 24, 2007

Cash flows from operating activities
Net loss for period	$ (327,389)
Add item not affecting cash
Amortization	603
(326,786)
Changes in non-cash working capital items
Other receivable	(12,769)
Accounts payable and accrued liabilities	184,457
(155,098)
Cash flows from investing activities
Purchase of property and equipment	(18,506)
Project development costs incurred	(967,059
(985,565)
Cash flows from financing activities
Shareholder loans	404,000
Issuance of capital stock, net of share issue costs	2,245,184
2,649,184
Increase in cash during the period and cash at end of period	$ 1,508,521

See accompanying notes.

Speak2Me Inc.

Notes to Financial Statements

August 24, 2007

1.

NATURE OF OPERATIONS AND PROPOSED BUSINESS TRANSACTION

Speak2Me Inc. (the "Company") is a privately-held company and was incorporated on February 22, 2007 under the laws of Ontario.

The Company is in the process of developing a software combining speech recognition and avatar technologies for the teaching and practice of spoken English.  The Company is now creating an online social networking service for English language learners around the world using this software.

The Company has not generated revenues to date and has incurred losses for the period from incorporation to August 24, 2007 relating to the development of its English learning software and is considered to be in development stage.  The Company has funded such losses with equity and through loans from a shareholder.

The Company has signed a letter of intent (LOI) with Lingo Media Inc. (Lingo) on June 14, 2007.  Based on the LOI, Lingo will acquire 100% interest in the Company.  The parties agree to use their commercially reasonable best efforts to enter into a definitive purchase agreement within 90 days from the date of execution of LOI.

2.

SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of these financial statements in conformity with the Canadian generally accepted accounting principles has required management to make various estimates and assumptions in determining the reported amounts of assets and liabilities, disclosure of contingent liabilities and revenue and expenses for each year presented. Actual results may differ from those estimates.

Property and Equipment

Property and equipment are recorded at cost and are amortized over their respective estimated useful lives on a declining balance method at 20% per annum.

Foreign Currency Translation

Monetary assets and liabilities denominated in foreign currencies are translated to Canadian dollars at exchange rates in effect at the balance sheet date.  Non-monetary assets and liabilities are translated at rates of exchange at each transaction date.  Revenue and expenses are translated at the rate of exchange at each transaction date.  Gains or losses on translation are included in income.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes.  Under this method, future income tax assets and liabilities are determined based on temporary differences between financial reporting and tax bases of assets and liabilities, as well as for the benefit of losses available to be carried forward to future years for tax purposes.  Future income tax assets and liabilities are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Future income tax assets are recorded in the financial statements if realization is considered more likely than not.

Research and Development

Research costs are charged to operations in the period in which they are incurred.  Development costs that are expected to provide future benefits with reasonable certainty and meet all the criteria for deferral under Canadian generally accepted accounting principles are deferred and amortized on a straight line basis over the estimated product life.  Where there is uncertainty regarding the period of benefit, the costs are expensed as incurred.  If a project is abandoned, sold or impaired, an appropriate charge will be made.

The amounts reflected as projects under development represent direct costs incurred and do not necessarily reflect present or future values of the projects.  The recoverability of the amounts shown for projects under development is dependent on the ability of the Company to obtain financing to complete the development of such projects and the success of future operations.

Impairment of Long-Lived Assets

Long-lived assets to be held and used by the Company are reviewed for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  If changes in circumstances indicate that the carrying amount of an asset that an entity expects to hold and use may not be recoverable, future cash flows expected to result from the use of the asset and its disposition must be estimated.  If the undiscounted value of the future cash flows is less than the carrying amount of the asset, impairment is recognized.

Share Issuance Costs

Costs incurred in connection with the issuance of capital stock are netted against the proceeds received.

3.

PROPERTY AND EQUIPMENT

	Cost	Accumulated Amortization	Net

Computer equipment	$ 18,506	$ 603	$ 17,903

4.

PROJECT UNDER DEVELOPMENT

The Company is developing a software combining speech recognition and avatar technologies for the teaching and practice of spoken English.  In March 2007, the Company entered into an Asset Purchase Agreement with Ladder Publishing Corporation (a shareholder) to acquire all rights, title and interest in the software assets, for use in the software development project, for a net cash consideration of U.S.$500,000.

In addition to software acquisition cost, the Company has capitalized as project under development those costs that it has incurred that are directly related to the development of software.  Included in these costs are consulting, rent, travel and salaries and benefits.

5.

RELATED PARTY TRANSACTIONS

Transactions with related parties are incurred in the normal course of business and are measured at the exchange amount, which is the consideration established and agreed to by the respective parties.

The Company reimbursed various overhead expenses incurred on behalf of the Company to companies whose controlling shareholders are directors of the Company. These expenses are included in project under development and statements of operations and deficit as follows:

Project under development	$ 45,081
General and administrative expenses	31,100

$ 76,181

6.

SHAREHOLDER LOANS

A shareholder provided $404,000 to the Company under various promissory notes per the details given below:

March 1, 2007	$ 248,000
April 19, 2007	60,000
May 15, 2007	60,000
May 30, 2007	12,000
June 29, 2007	24,000

$ 404,000

The above loans are due and payable in a year from the date of signing promissory notes.  The loan amounts are subject to interest at the rate of 6% per annum.  However, the shareholder has signed a waiver not to claim interest up to and including September 30, 2007.  The loan amounts are repayable on demand and secured by a general security agreement on the Company’s assets.

7.

CAPITAL STOCK

Authorized

unlimited

preference shares, no par value

unlimited

common shares, no par value

Issued - common shares

	Shares	Value

Shares issued for cash - February 2007 (i)	10,000,000	$ 560,020
Shares issued for cash - August 2007	2,666,665	1,000,000
Shares issued for cash - August 2007	2,222,221	1,000,000
Share issuance costs	-	(154,168)

Balance, August 24, 2007	14,888,886	$ 2,405,852

 (i)

In February 2007, the Company has completed a private placement of 10,000,000 common shares for gross proceeds of $560,020.  In addition, the Company issued 3,000,000 warrants and each warrant entitles the holder to purchase one additional common share for $0.08 as described in Note 8.

8.

WARRANTS

The Company had the following warrants outstanding at August 24, 2007:

Number of Warrants	Exercise Price	Expiry Date

1,000,000	$0.08	February 29, 2008
2,000,000	$0.08	June 5, 2008

3,000,000

9.

INCOME TAXES

(i)

Income Tax Expense

The following table reconciles income taxes calculated at combined Canadian federal/ provincial tax rates with the income tax expense in the financial statements:

Loss before income taxes	$ (327,389)
Statutory rate	36.1%
Expected income tax recovery	(118,187)
Effect on income taxes of the following:
Share issue costs	(11,131)
Unutilized tax loss	129,318
$ -

(ii)

Future Income Taxes

The temporary differences that give rise to future income tax assets and future income tax liabilities are presented below:

Amounts related to tax loss carry forwards	$ 129,318
Share issue costs	44,523
Net future tax assets	173,841
Less: Valuation allowance	(173,841)
$ -

(iii)

The Company has non-capital loss of approximately $358,223.  If not utilized, the non-capital losses will expire in 2027.

10.

FINANCIAL INSTRUMENTS

The estimated fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.  These estimates, although based on the relevant market information about the financial instrument are subjective in nature and involve uncertainties and matters of significant judgement and, therefore cannot be determined with precision.  Changes in assumptions could significantly affect the estimates.

The carrying values of subscription receivable, other receivable, accounts payable and accrued liabilities and shareholder loans approximate fair values due to the relatively short term maturities of these instruments.

APPENDIX "C"
INFORMATION CONCERNING THE COMPANY

The Company was incorporated under the Business Corporations Act (Ontario) on April 22, 1996.

The registered head office of the Company is located at 151 Bloor Street West, Suite 703, Toronto, Ontario, Canada M5S 1S4.

The Company has two wholly-owned subsidiaries, Lingo Media Ltd. and Lingo Media International Inc. The Company also holds a 70% interest in A+ Child Development (Canada) Ltd. and a 83% interest in Lingo Group Limited.

Description of Share Capital

The Company is authorized to issued an unlimited number of Common Shares.

Dividend Policy

The Company has not paid any dividends on its outstanding shares.

Stock Exchange Listing

The Common Shares of the Company are listed and posted for trading on the TSX-V under the trading symbol "LMD". The market price of Lingo Common Shares on the TSX-V immediately preceding the announcement of the Transaction was $0.185 per share.

The Company has applied to the TSX-V to list the Company's Common Shares issuable in connection with the proposed Transaction.  Listing will be subject to the Company fulfilling all the listing requirements of the TSX-V.

The Speak2Me Shares are not currently listed on any listed exchange.

Price Range and Trading Volume

The Common Shares have been listed and posted for trading on the TSX-V  under the symbol "LMD" since November, 1996.  The following table sets out the historical high and low price for board lot trades and the volume of trading of the Common Shares as reported by the Exchange for the periods indicated.

Price Per Common Share

Period	High ($)	Low ($)	Volume
2006
September	0.210	0.135	486,700
October	0.190	0.125	248,715
November	0.195	0.130	137,800
December	0.180	0.100	510,100
2007
January	0.165	0.115	133,400
February	0.140	0.090	135,615
March	0.135	0.090	237,025
April	0.165	0.120	1,028,500
May	0.150	0.115	478,000
June	0.170	0.125	452,000
July	0.190	0.145	643,838
August	0.200	0.145	1,855,000

Previous Distributions

In the five (5) years prior to the date hereof, the following distributions of Common Shares have occurred:

Date	Aggregate Number of Common Shares	Issue Price Per Common Share	Total Proceeds	Nature of Consideration Received
March 2003	150,000	$0.10	$15,000	Warrants exercised
September 2003	18,750	0.12	2,25	Warrants exercised
September 2006	49,000	0.10	4,900	Options exercised
October 2003	10,000	0.10	1,000	Options exercised
December 2003	2,583,030	0.12	309,964	Warrants exercised
March 2004	377,666	0.158	59,766	Options exercised
May 2004	37,500	0.10	3,750	Options exercised
December 2004	150,000	0.25	37,500	Options exercised
September 2005	3,675,000	0.20	735,000	Private Placement
March 2006	150,000	0.10	15,000	Options exercised
June 2006	410,000	0.12	49,200	Options exercised
March 2006	1,293,897	0.162	209,773	Options exercised
January 2007	50,000	0.10	5,000	Options exercised
August 2007	165,933	0.10	16,593	Options exercised

APPENDIX "D"
INFORMATION CONCERNING SPEAK2ME INC.

General

Speak2Me Inc. is a corporation incorporated under the Business Corporations Act (Ontario) on March 1, 2007.  Speak2Me is a “private issuer” as defined in National Instrument 45-106.

The company currently has offices in Taipei, Taiwan, Toronto, Canada and Beijing, China.

The offices in Taipei are located at 7F-2 Roosevelt Road, Section 3, Taipei 100 Taiwan. The client contact is Victor Wong.

The offices in Toronto are located at 151 Bloor Street West, Suite 703, Toronto, Ontario, Canada  M5S 1S4.  The client contact is Michael P. Kraft.

The Beijing offices are located at Kenzo Oriental Tower 11K, 48 Dongzhimenwai Dajie, Dongcheng District, Beijing China 100027. The client contact is Tina Li.

Background

The concept for the Speak2Me service originated as a master's thesis written by Jonathan Brody.  Through his 15 years experience in teaching and developing course materials and curricula for teaching English in Taiwan, he saw the market need to develop a teaching methodology to provide the hundreds of millions of students learning and studying English an affordable, accessible and enjoyable way to learn how to speak the English language, through the use of emerging technologies and communications.  In 2002, Ladder Publishing Corporation, ("Ladder"), a leading privately held diversified education product and services company in Greater China, hired Mr. Brody and Victor Wong, to develop the Speak2Me software applications.  Between 2002 and 2007, they assembled a core group of software writers, technicians and pedagogical experts. This team developed a number of core applications, which are now the Speak2Me product base.

On March 1, 2007, Buckingham Group Partnership II Limited ("BGI"), together with Mr. Brody and Mr. Wong, purchased assets related to Ladder's Artificial Intelligence Division (the "AI Division") and a suite of advanced voice recognition technology-enabled applications from Ladder for US$500,000 (approximately CDN$560,000).  The assets related to the AI Division were transferred to Speak2Me pursuant to an asset purchase agreement as of March 1, 2007 among Speak2Me and Ladder Publishing Corporation.  Since that time, BGI has funded the operating expenses of Speak2Me through shareholder loans. As of August 24, 2007, Speak2Me had incurred CDN$404,000 in debt to BGI.

In order to obtain access to necessary services in Taiwan and Beijing, Speak2Me entered into a strategic services agreement with Ladder on March 1, 2007 (the “Ladder Strategic Services Agreement”).  Under the terms of the Ladder Strategic Services Agreement, Speak2Me acquired the right to use certain office space and other resources from Ladder.  In addition, Ladder granted Speak2Me a non-exclusive, perpetual license at no cost to distribute content under its ICP license in the People’s Republic of China until such time as Speak2Me is able to obtain its own license.

Description of Share Capital

As of the date hereof, there are 14,888,885 common shares of Speak2Me issued and outstanding and 3,000,000 common share purchase warrants, for a fully diluted share capital of 17,888,885 Speak2Me Shares.  Under the terms of the Transaction, Speak2Me warrants must be exercised prior to the closing of the Transaction.  Any Speak2Me warrants that are unexercised following the closing of the Transaction will be null and void.

Selected Consolidated Financial Information

Period ending August 24, 2007 (in $'s except per share amounts)
Total revenues	Nil
Net income (loss)	(327,389)
Per share	(0.02)
Total assets	2,666,920
Total debt	404,000

Stock Option Plan

Speak2Me does not have a stock option plan.

Dividend Policy

Speak2Me has not paid any dividends on the outstanding Speak2Me Shares.  The Speak2Me Board will determine the actual timing, payment and amount of the dividends, if any that may be paid by Speak2Me from time to time based upon, among other things, the cash flow, results of operations and financial condition of Speak2Me, the needs for funds to finance ongoing operations and other business considerations as the Speak2Me Board consider relevant.

Prior Sales

At the time of incorporation of Speak2Me, BGI paid a total purchaser price of CDN$560,000 to acquire 7,125,000 Speak2Me Shares.  As of March 1, 2007, an aggregate of 2,375,000 Speak2Me Shares were assigned to Mr. Brody and Mr. Wong (or the nominees) as founders and key employees, and 500,000 Speak2Me Shares were issued to Ladder for nominal consideration.

There is no public market for the Speak2Me Shares.

In the twelve months prior to the date hereof, the following sales of Speak2Me Shares have occurred:

Date	Number of Speak2Me Shares	Issue Price Per Speak2Me Share	Total Issue Price	Nature of Consideration Received
February 22, 2007	10,000,000	$0.560	$560,000	Cash
August 17, 2007	2,666,667	$0.375	$1,000,000	Cash
August 17, 2007	2,222,222	$0.450	$1,000,000	Cash

Directors and Officers

The names, municipalities of residence, positions with Speak2Me, and principal occupation of the directors and officers of Speak2Me are set out below:

Name and Municipality of Residence and Director Since	Number and % of Voting Securities Beneficially Owned or Controlled Prior to Transaction	Number and % of Voting Securities Beneficially Owned or Controlled After Transaction
Michael P. Kraft Director Toronto, Canada	1,583,333 (10.63%)(1)	893,868 (9.73%)
Victor Wong President & CTO Toronto, Canada	800,000 (5.37%) (2)	201,258 (2.19%) (2)
Jonathan Brody Executive Vice President Taipei, China	1,575,000 (10.58%) (3)	396,228 (4.31%) (3)

Notes:

(1)

Michael P. Kraft owns his Speak2Me Shares indirectly through Buckingham Group Limited.

(2)

400,000 Speak2Me Shares are held directly by Mr. Wong, 400,000 Speak2Me Shares are held by his wife, Ching-fen Li.

(3)

1 Speak2Me Share is held by Mr. Brody, 1,574,999 Speak2Me Shares are held by his wife, Choi Lei.

The biographies of senior management and directors of Speak2Me on completion of the Transaction are set forth below:

Michael P. Kraft

Michael P. Kraft is the President, CEO and a Director of Lingo Media since its inception in 1996.  He is also the President of Buckingham Group Limited, a private merchant banking corporation and President of MPK Inc., a private business consulting corporation to private and public companies since 1994.  Mr. Kraft is a director of JM Capital Corp. since June 2006, Pioneering Technology Inc. since July 2006, Grenville Gold Corporation since April 2007 and Canadian Shield Resources Inc. since July 2007, all TSX Venture Exchange listed companies.  He received a Bachelor of Arts in Economics from York University in 1985.

Victor Wong

Victor Wong has overseen the development of Speak2Me’s products and services since its inception over four year ago, and has over eight  years of business experience in East Asia.  In 1997, he developed a series of print, web and multimedia English teaching products for the Taiwan News newspaper.  In 1999, he was recruited by Ulead Systems, a graphic and video software company, to lead their US web and e-commerce development, and oversaw the redesign and deployment of their websites in seven countries.  Afterwards, he helped guide the e-commerce, web and e-marketing development for Adidas’ operations in Canada.

Jonathan Brody

Jonathan Brody first began developing the applications now at the core of Speak2Me's products and services as part of his M.Ed. research at the University of Leeds, supported by a grant from Taiwan's Ministry of Transportation and Communications. Fluent in Mandarin after 16 years in East Asia, he brings 15 years of experience designing innovative English learning solutions for print, broadcast, PC and web, with a focus on using technology to aid in the instruction and practice of oral language skills. Mr. Brody is a PhD candidate at the Institute of Information Systems and Applications at National Chinghua University in Hsinchu, Taiwan.

As at the Record Date, the directors and officers of Speak2Me, as a group, beneficially owned, directly or indirectly, or exercised control or direction over an aggregate of 26.59% of the Speak2Me Shares.

As a private company which is not a "reporting issuer" in the Province of Ontario, Speak2Me is not required, and has not created, an audit committee of its Speak2Me Board.

Executive Compensation

The following disclosure of remuneration paid by Speak2Me to its directors and officers is made in accordance with the requirements of particular provincial securities regulatory authorities. Disclosure is required to be made in relation to "Named Executive Officers", being those individuals who served as the President & CTO and the Executive Vice President during the current financial year, despite the amount of compensation received by that individual, and the three most highly compensated executive officers during the most recently completed financial year, other than the President & CTO and the Executive Vice President, whose salary and bonus exceeded $150,000:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Securities Under Options Granted (3)	Common Shares Subject to Resale Restric- ions (#)	Long- Term Incentive Plan Payouts ($)	All Other Compen- sation ($)
Victor Wong President & CTO	2007*	$37,500	Nil	Nil	Nil	Nil	Nil	Nil
Jonathan Brody Executive Vice President	2007*	$33,000	Nil	Nil	Nil	Nil	Nil	Nil

* March 1, 2007 to July 31, 2007.

No plan or policy has been established with regard to future remuneration of the officers and directors of Speak2Me and there are no employment contracts. The officers and directors will be reimbursed for out-of- pocket expenses incurred directly in connection with Speak2Me's business.

Compensation of Directors

Speak2Me has no standard arrangement pursuant to which directors are compensated for their services as directors.  Directors are entitled to be reimbursed for their out-of-pocket expenses incurred in connection with their duties as directors.

Indebtedness of Directors, Executive Officers and Senior Officers

None of the officers or directors of Speak2Me are currently indebted to it.

Legal Proceedings

There are no legal proceedings material to Speak2Me to which Speak2Me is a party or any of its properties are subject, nor are there any such proceedings known to be contemplated.

Material Contracts

Speak2Me has not entered into any contracts material to Speak2Me since incorporation, other than contracts entered into in the ordinary course, except as follows:

(a)

Ladder Strategic Services Agreement;

(b)

Employment Agreement between Speak2Me Inc. and Jonathan Brody dated March 1, 2007;

(c)

Employment Agreement between Speak2Me Inc. and Victor Wong dated March 1 ,2007; and

(d)

Lease Agreement in respect of certain leased premises located at 7F-2, 76 Roosevelt Road, Section 3, Taipei, Taiwan.

Copies of these contracts may be inspected without charge until the Closing Date (as defined in the Share Exchange Agreement), and for a period of 30 days thereafter, at the registered office of Speak2Me.

APPENDIX "E"
SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT

made the 10th day of September, 2007.

A M O N G:

LINGO MEDIA INC.

a corporation incorporated in the Province of Ontario

- and -

SPEAK2ME INC.

a corporation incorporated in the Province of Ontario

- and -

THOSE SHAREHOLDERS OF SPEAK2ME INC.

listed in Schedule "A" hereto

TABLE OF CONTENTS

RECITALS

AGREEMENT

ARTICLE 1   DEFINITIONS

1.1

Definitions

1.2

Currency

1.3

Tender

1.4

Number and Gender

1.5

Headings

1.6

Schedules

1.7

Accounting Terms

ARTICLE 2   EXCHANGE OF SHARES WITH THE VENDORS

2.1

Exchange of Speak2Me Shares

2.2

Total Purchase Price Pursuant to the Acquisition

2.3

Limited Liability

2.4

Delivery of Purchased Shares

2.5

Delivery of Lingo Shares

2.6

Withholding Taxes

ARTICLE 3   REPRESENTATIONS AND WARRANTIES

3.1

Representations and Warranties of Lingo

3.2

Representations and Warranties of Speak2Me

3.3

Representations and Warranties of the Vendors

3.4

Non-Waiver

ARTICLE 4   COVENANTS

4.1

Filings

4.2

Covenants of Lingo

4.3

Covenants of Speak2Me

4.4

Conduct of Business

4.5

Further Covenants of the Vendors

ARTICLE 5   CONDITIONS TO CLOSING

5.1

Conditions Precedent to Obligations of Speak2Me and the Vendors

5.2

Conditions Precedent to Obligations of Lingo

ARTICLE 6   TERMINATION

6.1

Termination

6.2

Effect of Termination

6.3

Waivers and Extensions

ARTICLE 7   INDEMNIFICATION

7.1

Survival of Representations and Warranties

7.2

Mutual Indemnifications for Breaches of Warranty

7.3

Limitation on Mutual Indemnification

7.4

Procedure for Indemnification

7.5

Exclusion of Other Remedies

ARTICLE 8   GENERAL

8.1

Confidentiality & Public Notices

8.2

Notices

8.3

Expenses

8.4

Time of the Essence

8.5

Further Assurances

8.6

Law and Jurisdiction

8.7

Counterparts

8.8

Entire Agreement

8.9

Severability

8.10

Enurement

8.11

Waivers

8.12

Construction Clause

8.13

Independent Legal Advice

SCHEDULE "A"

SCHEDULE "B"

SCHEDULE "C"

SCHEDULE "D"

SCHEDULE "E"

SCHEDULE "F"

SCHEDULE "G"

SCHEDULE "H"

SCHEDULE "I"

SCHEDULE "J"

THIS SHARE EXCHANGE AGREEMENT

made the 10th day of September, 2007.

A M O N G:

LINGO MEDIA INC. ("Lingo")

a corporation incorporated in the Province of Ontario

- and -

SPEAK2ME INC. ("Speak2Me")

a corporation incorporated in the Province of Ontario

- and -

THOSE SHAREHOLDERS OF SPEAK2ME INC.
(the "Vendors")

listed in Schedule "A" hereto

RECITALS

A.

As at the date of this Agreement, the Vendors hold, indirectly and directly, beneficially and of record, 14,888,885 Speak2Me Shares which represent 100% of the currently issued and outstanding common shares in the capital of Speak2Me, as at the date of this Agreement; and

B.

The Vendors wish to sell and convey the Purchased Shares (as defined below) to Lingo, and Lingo wishes to purchase the Purchased Shares in exchange for the Purchase Price (as defined below), upon the terms and conditions herein set forth such that upon completion of the Exchange (as defined below), Speak2Me shall be a wholly-owned subsidiary of Lingo.

AGREEMENT

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree with each other as follows:

ARTICLE 1
DEFINITIONS

1.1

Definitions.

In this Agreement, unless there is something in the context or subject matter inconsistent therewith, the following words and terms set forth in this  shall have the following meanings:

(a)

"Acquisition" means the acquisition of all of the Purchased Shares by Lingo;

(b)

"Agreement" means this share exchange agreement and all instruments supplemental hereto or in any amendment or confirmation hereof; "herein", "hereof" and similar expressions mean and refer to this Agreement and not to any particular article, section, clause or subclause; and "Article", "Section", "clause" or "subclause" means and refers to the specified article, section, clause or subclause of this Agreement;

(c)

"Applicable Securities Laws" means, as applicable, the securities laws, the regulations, applicable policy statements, rules, rulings and orders in the Provinces of Ontario, British Columbia, Alberta, Nova Scotia and Newfoundland;

(d)

"Arm's Length" has the meaning ascribed thereto in the Tax Act;

(e)

"Assets" means all of the right, title, estate and interest in and to its property and assets, real and personal, moveable and immoveable, of whatsoever nature and kind and wheresoever situate of Speak2Me as set forth in the Financial Statements;

(f)

"Business" means the business previously and heretofore carried on by Speak2Me including the development of software combining speech recognition and avatar technologies for teaching English online;

(g)

"Business Day" means a day other than a Saturday, Sunday or statutory holiday on which the principal commercial banks located in Toronto, Ontario, are open for business during normal banking hours;

(h)

"Claim" has the meaning set out in Section ;

(i)

"Closing" means (i) if no withholdings are required pursuant to Section 2.6, the completion of the Exchange, which shall take place on the Closing Date at the offices of WeirFoulds LLP in Toronto, Ontario; or (ii) if withholdings are required pursuant to Section 2.6, (a) with respect to the Resident Vendors, the completion of the Residents Exchange and (b) with respect to the Non-Resident Vendors, the completion of the Non-Residents Exchange, both of which will take place on the respective Closing Date at the offices of WeirFoulds LLP in Toronto, Ontario;

(j)

"Closing Date" means (i) if no withholdings are required pursuant to Section 2.6, October 10, 2007 or such other date agreed to in writing between the parties hereto for the completion of the transactions contemplated by this Agreement or (ii) if withholdings are required pursuant to Section 2.6, with respect to (a) the Resident Vendors, October 10, 2007 or such other date agreed to by Lingo and the Resident Vendors and (b) the Non-Resident Vendors, the date agreed to in writing by Lingo and the Non-Resident Vendors;

(k)

"Closing Time" means 10:00 a.m. on the Closing Date;

(l)

“Common Share” means one fully paid and non-assessable common share in the capital of Lingo;

(m)

"Contracts" means any contracts, licenses, leases, agreement, entitlements, security agreements, debentures, mortgages, instrument or other commitments;

(n)

"Direct Claim" has the meaning set out in Section ;

(o)

"Encumbrance" means any claim, lien, security interest, mortgage, pledge, charge, encumbrance or other right of a third party of any nature or kind whatsoever, howsoever created;

(p)

"Exchange" means the exchange of all of the Speak2Me Shares owned by the Vendors for Lingo Common Shares in accordance with Section  hereof;

(q)

"Financial Statements" means the most recent un-audited financial statements of the party, consisting of a balance sheet and the accompanying statement of income, retained earnings and changes in financial position for the year then ended and all notes to them, together with a report of the auditors;

(r)

"GAAP" means the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date on which such calculation is made or required to be made in accordance with such principles;

(s)

"Indemnified Party" has the meaning set out in Section ;

(t)

"Indemnifying Party" has the meaning set out in Section ;

(u)

"Intellectual Property and Technology" means any or all of the following and all rights associated therewith: (a) all patents, and applications therefor; (b) all trade secrets, confidential and proprietary information and know how; (c) all copyrights, copyright registrations, and applications therefore, and unregistered copyrights; (d) all trade names, corporate names, logos, common law trademarks and service marks, trademark and service mark registrations, and applications therefore, and all goodwill associated therewith; (e) all uniform resource locators, domain names, and websites; and (f) all computer software, including all source code, object code, firmware, development tools, files, records and data, and all media on which any of the foregoing is recorded;

(v)

"Lingo" means Lingo Media Inc., a corporation incorporated into the Province of Ontario;

(w)

"Lingo Business" means the business previously and heretofore carried on by Lingo and any predecessors including publishing print, audio/video cassette and CD-based English language learning programs for students and teachers from pre-school through university;

(x)

“Lingo Common Shares” means common shares in the capital of Lingo to be issued to the Vendors pursuant to Section ;

(y)

"Lingo's Financial Statements" means the audited consolidated financial statements of Lingo as at and for the period ended June 30, 2007 and the audited financial statements of Lingo as at and for the period ended December 31, 2006, consisting of the balance sheet and the statements of operations, deficit and cash flows and all notes thereto, a copy of which are attached hereto as Schedule "C";

(z)

"Lingo's Public Disclosure Record" means all information, including without limitation the information circulars, material change reports, annual and interim financial statements, management's discussion and analysis and press releases filed by or on behalf of Lingo with the Securities Commissions and any applicable Canadian securities regulatory authority and on the system for electronic document and analysis and retrieval (SEDAR);

(aa)

"Losses" means in respect of any matter, all losses, damages, liabilities, costs and expenses (including all reasonable legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) arising as a consequence of such matter;

(bb)

"Material Adverse Effect" in respect of a Person means any change, effect, event, occurrence, condition or development that has or could reasonably be expected to have, individually or in the aggregate, a material adverse impact on the business, operations, results of operations, assets, capitalization or financial condition of such Person;

(cc)

"Material Fact" in relation to any party hereto includes, without limitation, any fact that materially affects, or would reasonably be expected to have a material effect on, the market price or value of the shares or of the business of such party;

(dd)

"Meeting" means the annual general and special meeting of shareholders of Lingo to be held on or about October 5, 2007 at which the Lingo shareholders will be asked, among other things, to approve the Acquisition;

(ee)

"Non-Residents Exchange" means the exchange of all of the Speak2Me Shares owned by the Non-Resident Vendors for Lingo Common Shares in accordance with Section  hereof;

(ff)

"Non-Resident Vendors" shall have the meaning ascribed thereto in Section  hereof;

(gg)

"Person" means an individual, corporation, partnership, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator or other legal representative;

(hh)

"Purchase Price" shall have the meaning ascribed thereto in Section  hereof;

(ii)

"Purchased Shares" means all of the Speak2Me Shares collectively held by the applicable Vendors as at the applicable Closing Time, including all the exercised warrants of Speak2Me, which represents 100% of the Speak2Me Shares held by the applicable Vendors and outstanding at the Closing Time;

(jj)

"Residents Exchange" means the exchange of all of the Speak2Me Shares owned by the Resident Vendors for Lingo Common Shares in accordance with Section  hereof;

(kk)

"Resident Vendors" means the Vendors other than the Non-Resident Vendors;

(ll)

"Securities Commission" means the securities commissions of Ontario, British Columbia, Alberta, Nova Scotia and Newfoundland;

(mm)

"Speak2Me" means Speak2Me Inc., a company incorporated pursuant to the laws of the Province of Ontario;

(nn)

"Speak2Me Business" means the business previously and heretofore carried on by Speak2Me and any predecessors;

(oo)

"Speak2Me's Financial Statements" means the audited financial statements of Speak2Me for the period ending August 24, 2007, a copy of which are attached hereto as Schedule "E";

(pp)

"Speak2Me Material Contracts" means any contract, agreement (written or oral) commitment, indenture, or other instrument to which Speak2Me is bound and which is material to the Business, and which involves a price, consideration or revenue stream of more than $25,000 USD in the aggregate, including those entered into in the ordinary course of business, or which could materially affect the Assets, or Business or financial condition of Speak2Me as set forth in Schedule "I";

(qq)

"Speak2Me Share" means one fully paid and non-assessable common share in the capital of Speak2Me;

(rr)

"Subsidiary" or "Subsidiaries" shall have the meaning attributed to those terms in the Ontario Business Corporations Act;

(ss)

"Tax Act" means the Income Tax Act (Canada), as it may be amended from time to time, and any successor legislation thereto. Any reference herein to a specific section or sections of the Tax Act, or regulations promulgated thereunder, shall be deemed to include a reference to all corresponding provision of future law;

(tt)

"Third Party Claim" has the meaning set out in Section ;

(uu)

"TSX-V" means the TSX Venture Exchange; and

(vv)

"Vendors" means those Speak2Me Shareholders listed on Schedule "A" hereto.

1.2

Currency.

Unless otherwise indicated, all dollar amounts referred to in this Agreement are in Canadian funds.

1.3

Tender.

Any tender of documents or money hereunder may be made upon the parties or their respective counsel and money may be tendered by official bank draft drawn upon a Canadian chartered bank or trust company or by negotiable cheque payable in Canadian funds and certified by a Canadian chartered bank or trust company.

1.4

Number and Gender.

Where the context requires, words imparting the singular shall include the plural and vice versa, and words imparting gender shall include all genders.

1.5

Headings.

Article and Section headings contained in this Agreement are included solely for convenience, are not intended to be full or accurate descriptions of the content thereof and shall not be considered part of this Agreement or affect the construction or interpretation of any provision hereof.

1.6

Schedules.

The following Schedules to this Agreement shall be construed with and be considered an integral part of this Agreement:

Schedule "A"	-	Vendors
Schedule "B"	-	Lingo Employee Matters
Schedule "C"	-	Lingo's Financial Statements
Schedule "D"	-	Lingo Warrant and Option Agreements
Schedule "E"	-	Speak2Me's Financial Statements
Schedule "F"	-	Speak2Me Absence of Unusual Changes
Schedule "G"	-	Speak2Me Shareholders Agreement
Schedule "H"	-	Speak2Me Intellectual Property and Technology
Schedule "I"	-	Speak2Me Material Contracts
Schedule "J"		Lock-Up Agreement

1.7

Accounting Terms.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

ARTICLE 2
EXCHANGE OF SHARES WITH THE VENDORS

2.1

Exchange of Speak2Me Shares.

Subject to all of the terms and conditions hereof and in reliance on the representations and warranties set forth or referred to herein, at the applicable Closing Time each of the applicable Vendors severally agree to exchange, transfer and assign to Lingo and Lingo agrees to purchase from such Vendors all (but not less than all) of the issued and outstanding Speak2Me Shares owned by such Vendors at the applicable Closing Time.

2.2

Total Purchase Price Pursuant to the Acquisition.

The Purchase Price for the Purchased Shares shall be payable by the issuance and allotment of 1.0 Lingo Common Share for each 3.975 Purchased Shares so exchanged provided that a full Lingo Common Share will be issued in place of any proportional Lingo Common Share.  Each Vendor’s anticipated holdings of Purchased Shares immediately prior to the Closing Time and the Purchased Shares to be issued in consideration therefor, are set forth opposite the Vendor’s name in Schedule “A”.

2.3

Limited Liability.

Lingo does not agree to accept or assume, and shall not by this Agreement be deemed to have accepted or assumed, any obligation or responsibility for the payment of any debt, obligation, liability, claim or demand absolute or contingent, of whatsoever nature of or against the Vendors, except for payment of the Purchase Price and except as otherwise specifically set forth above and herein.

2.4

Delivery of Purchased Shares.

Subject to the fulfillment of all of the terms and conditions hereof at the Closing Time, the Vendors shall deliver to Lingo, share certificates representing the Purchased Shares duly endorsed for transfer to Lingo together with such other documentation as may reasonably be required to effect the Exchange, the Residents Exchange or the Non-Residents Exchange, as applicable.

2.5

Delivery of Lingo Shares

Subject to the fulfillment of all of the terms and conditions hereof at the Closing Time, Lingo shall deliver to the Vendors, share certificates representing the Lingo Shares duly endorsed for transfer to the Vendors together with such other documentation as may reasonably be required to effect the Exchange, the Residents Exchange or the Non-Residents Exchange, as applicable.

2.6

Withholding Taxes.

(1)

Subject to this Section , all Vendors which are not residents of Canada for the purposes of the Tax Act ("Non-Resident Vendors") will deliver to Lingo a certificate issued pursuant to section 116 of the Tax Act in respect of the sale of the Purchased Shares owned by such Non-Resident Vendors to Lingo.

(2)

If a certificate issued by the Minister of National Revenue pursuant to subsection 116(2) of the Tax Act in respect of the sale of the Non-Resident Vendor’s Purchased Shares to Lingo, specifying a certificate limit in an amount which is not less than the portion of the Purchase Price allocable to the applicable Purchased Shares, is not delivered to Lingo at or before Closing, Lingo will be entitled to withhold from the Lingo Shares to be issued in exchange for the applicable Non-Resident Vendor’s Purchased Shares at Closing the quantity of Lingo Common Shares having a value equivalent to the amount that Lingo may be required to remit pursuant to subsection 116(5) of the Tax Act in connection with such purchase.

(3)

If, prior to 30 days following the end of the month in which the Closing occurs, Non-Resident Vendors deliver to Lingo a certificate issued by the Minister of National Revenue under subsection 116(2) or subsection 116(4) of the Tax Act in respect of the sale of the applicable Purchased Shares to Lingo, Lingo will promptly deliver to such Non-Resident Vendor the Lingo Shares withheld pursuant to .  The time at which a certificate is to be delivered to Lingo under this  may be extended to such later time that the Canada Customs and Revenue Agency confirms in writing Lingo may continue to hold the amount withheld pursuant to .

(4)

If Lingo has withheld an amount pursuant to  and a Non-Resident Vendor does not deliver to Lingo, prior to 30 days following the end of the month in which the Closing occurs, a certificate issued by the Minister of National Revenue under subsection 116(2) or subsection 116(4) of the Tax Act in respect of the sale of the applicable Purchased Shares to Lingo.  Lingo will be entitled to dispose of the withheld Lingo Shares in exchange for cash and to remit to the Receiver General of Canada the amount required to be remitted pursuant to subsection 116(5) of the Tax Act and the amount so remitted shall be credited to Lingo as a payment to the applicable Vendor on account of the Purchase Price.  Lingo will pay to the applicable Vendor any remaining portion of the amount obtained from the sale of the withheld Lingo Shares following such remittance (less any applicable withholding tax).  The time at which a certificate is to be delivered to Lingo under this  may be extended to such later time that the Canada Customs and Revenue Agency confirms in writing Lingo may continue to hold the amount withheld pursuant to .

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1

Representations and Warranties of Lingo.

Lingo represents and warrants to the Vendors and Speak2Me that the following matters are true and correct and acknowledges that the Vendors and Speak2Me are relying upon such representations and warranties in entering into this Agreement and completing the Exchange, the Residents Exchange or the Non-Residents Exchange, as applicable:

(a)

Bankruptcy.  Lingo is not insolvent, nor has it committed an act of bankruptcy, proposed a compromise or arrangement to its creditors generally, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to have itself declared bankrupt or wound-up, as the case may be, taken any proceeding to have a receiver appointed over any part of its assets, had any encumbrancer or receiver take possession of any of its property, had any execution or distress become enforceable or levied upon any of its property, or had any petition for a receiving order in bankruptcy filed against it.

(b)

Capitalization.  The authorized capital of Lingo consists of an unlimited number of common shares and an unlimited number of preference shares, of which at the Closing Date 35,794,102 common shares will be issued and outstanding. As of the Closing Date, all of the issued and outstanding common shares of Lingo will have been validly allotted and issued and will be outstanding as fully-paid and non-assessable shares.

(c)

Consents.  Other than required TSX-V, shareholder and other regulatory approvals, no consent, licence, approval, order or authorization of, or registration, filing or declaration with any governmental authority, regulatory body or court that has not been obtained or made by Lingo and no consent of any Person under any Contract is required to be obtained by Lingo in connection with the execution, delivery and performance by Lingo of this Agreement or the consummation of the transactions contemplated hereby; and the issuance of Lingo Common Shares to the Vendors will not result in the loss of any regulatory consent, licence, approval, order, authorization or registration materially benefiting Lingo.

(d)

Corporate Power and Capacity.  Subject to obtaining any required regulatory approvals, as applicable, Lingo has full legal capacity and corporate power to enter into this Agreement and to take, perform or execute all proceedings, acts and instruments necessary or advisable to consummate the actions and transactions and its other obligations contemplated in this Agreement; all necessary corporate action has been taken, or will be taken prior to the Closing Date, by or on the part of Lingo to authorize the execution and delivery of this Agreement, and the taking, performing or executing of such proceedings, acts and instruments as are necessary or advisable for consummating the actions and transactions and its other obligations contemplated in this Agreement and for fulfilling its obligations hereunder.

(e)

Due Execution and Delivery.  This Agreement has been duly executed and delivered on behalf of Lingo and constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as such terms may be limited by bankruptcy, insolvency, reorganization or other laws relating to the enforcement of creditors' rights generally.

(f)

Due Incorporation.  Lingo is a corporation incorporated in and validly subsisting under the laws of the Province of Ontario.  Lingo has all requisite corporate power to own its properties and to conduct its business as it is presently being conducted and is duly registered or otherwise qualified to carry on business in all jurisdictions in which the nature of its assets or business makes such registration or qualification necessary or advisable.

(g)

Duly Authorized.  The Lingo Common Shares to be issued in exchange for the Purchased Shares will be, at Closing Time, duly authorized, validly allotted and issued as fully paid, non-assessable shares in the share capital of Lingo and in compliance with applicable corporate and securities laws.

(h)

Employee Matters.

Except as disclosed on Schedule "B":

(i)

there are no Contracts with any employees, officers or consultants of Lingo;

(ii)

Lingo is not a party to any collective agreement with and bargaining agent or union;

(iii)

no employee has made any claim or has any basis for any action or proceeding against Lingo arising out of any statute, ordinance or regulation relating to discrimination in employment or employment practices, harassment, occupational health and safety standards or workers' compensation; and

(iv)

Lingo does not provide or maintain any bonus deferred compensation, severance or termination pay, insurance, medical, dental, drug, vacation, profit sharing, pension, retirement, or similar plans or arrangements with respect to its employees, officers or consultants.

(i)

Financial Statements.  Lingo's Financial Statements fairly present the financial position of Lingo as at the dates indicated therein and fairly present the results of operations for the periods ended on such dates, all in accordance with GAAP consistently applied throughout the period covered thereby, save and except as stated therein.

(j)

Indebtedness.  Except as set out in Lingo's Financial Statements,

(i)

Lingo does not have outstanding any bonds, debentures, mortgages, notes or other similar indebtedness or liabilities whatsoever and Lingo is not bound under any agreement to create, issue or incur any bonds, debentures, mortgages, notes or other similar indebtedness or liabilities whatsoever; and

(ii)

Lingo is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other Person.

(k)

Litigation.  There is no material action, lawsuit, claim, proceeding, or investigation in progress or, to the best knowledge of Lingo, threatened or pending against, relating to or affecting Lingo before any court, government agency, or any arbitrator of any kind, and Lingo is not aware of any existing ground on which any such proceeding might be commenced with any reasonable likelihood of success and there is not presently outstanding against Lingo any judgment, decree, injunction, rule or order of any court, governmental agency, or arbitrator relating to or affecting Lingo in connection with the Lingo Business.

(l)

Minute Book.  Lingo's minute book contains accurate and complete copies of its constating documents, which documents include all articles and by-laws.  There are no outstanding applications or filings which would alter in any way the constating documents or corporate status of Lingo.  No resolutions or by-laws have been passed, enacted, consented to or adopted by the directors or shareholders of Lingo except as are contained in the minute book.  The corporate records of Lingo have been maintained in accordance with all applicable statutory requirements and are complete and accurate in all material respects.

(m)

No Guarantees.  Lingo is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any Persons.

(n)

No Violation.  Neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with and fulfillment of the terms and provisions of this Agreement will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under:

(i)

any of the constating documents or by-laws of Lingo; or

(ii)

any Contract to which Lingo is a party of or by which Lingo is bound; or

(iii)

create or result in any Encumbrance on any of the assets of Lingo; or

(iv)

violate any applicable laws, rules or regulations.

(o)

Subsidiaries.  The Company has two wholly-owned subsidiaries, Lingo Media Ltd. and  Lingo Media International Inc. The Company also holds a 83% interest in Lingo Group Limited and a 70% interest in A+ Child Development (Canada) Ltd.  Other than listed above, Lingo does not hold or own, beneficially or otherwise, any securities of any other corporate entity.

(p)

Non-Arm's Length Transactions.  Except as disclosed in Lingo's Financial Statements, no payments have been made or authorized by Lingo's officers, directors or shareholders or former officers, directors or shareholders to any Person not dealing at Arm's Length with any of the foregoing, except those made in the ordinary course of business and at the regular rates payable to them of salary, pension, bonuses or other remuneration of any nature.

(q)

Warrants or Options.  Except as disclosed on Schedule "D", no Person has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, including convertible securities, warrants or obligations of any nature, for the purchase, subscription, allotment or issuance of any unissued shares in the capital of Lingo.

(r)

Public Disclosure.  Lingo's Public Disclosure Record is current with all material filings required to be made by it and Lingo is not in default of any filings required to be made under Applicable Securities Laws or under the rules of the TSX-V.  Lingo's Public Disclosure Record does not contain any untrue statement of a Material Fact as at the date thereof nor does it omit to state any Material Fact which, at the date thereof, was required to have been stated or was necessary to prevent a statement that was made from being false or misleading in the circumstances on the date(s) on which it was made.  All materials and documents contained in Lingo's Public Disclosure Record were prepared in accordance with and in compliance with the Applicable Securities Laws and the rules of the TSX-V.

(s)

Reporting Issuer.  Lingo is a reporting issuer in good standing under the Applicable Securities Laws and no material change relating to Lingo has occurred with respect to which the requisite material change report has not been filed under any Applicable Securities Laws and no such disclosure has been made on a confidential basis.

(t)

Shareholders Agreements.  No agreement that would constitute a "unanimous shareholder agreement" within the meaning of the Business Corporations Act (Ontario) or any other agreement exists among any of the shareholders of Lingo and/or any other Person in respect of Lingo.

(u)

Tax Matters.

(i)

Lingo is not in arrears of any taxes, customs duties, tax instalments, levies, assessments, reassessments, penalties, interest and fines due and payable, collectible or remittable by it on or before the date hereof;

(ii)

adequate provision has been made in Lingo's Financial Statements for all taxes, governmental charges and assessments, including interest and penalties thereon, payable by Lingo in respect of the current tax year for which tax returns have not been filed;

(iii)

Lingo has duly and timely withheld from any amount paid or credited by it to or for the account or benefit of any Person, including any of its, officers, directors, shareholders and any non-resident person, the amount of all taxes and other deductions required by any applicable law, rule or regulation to be withheld from any such amount and has duly and timely remitted the same to the appropriate taxing or other governmental authority or agency when due; and

(iv)

other than an audit investigation by the Canadian International Development Agency dated July 11, 2007, there are no actions, suits, investigations, audits, proceedings or claims in existence and, to the best of Lingo's belief and knowledge, there are no actions, suits, investigations, audits, proceedings or claims pending or threatened, against Lingo in respect of any taxes, governmental charges or assessments and no waivers have been filed by Lingo with any taxing authority.

3.2

Representations and Warranties of Speak2Me.

Speak2Me represents and warrants to Lingo that the following matters are true and correct and acknowledges that Lingo is relying upon such representations and warranties in entering into this Agreement and completing the Exchange, the Residents Exchange or the Non-Residents Exchange, as applicable:

(a)

Absence of Unusual Changes.  Except as disclosed on Schedule "F", since the date of Speak2Me's Financial Statements Speak2Me has not, except in the ordinary course of business (nor has it agreed to):

(i)

incurred any debts, obligations or liabilities (absolute, accrued, contingent or otherwise and whether due or to become due);

(ii)

experienced any adverse change in the financial condition or operations of Speak2Me Business;

(iii)

declared or made any payment, distribution or dividend based on its shares or purchased, redeemed or otherwise acquired any of the shares in Speak2Me's capital or any other shares in its capital or other securities or obligated itself to do so;

(iv)

created any Encumbrance affecting any of the Assets;

(v)

sold, assigned, leased, transferred or otherwise disposed of any of the Assets;

(vi)

increased materially the compensation payable or to become payable by Speak2Me to any of its officers, directors or employees, or in any bonus payment to or arrangement made with any officer, director or employee, or made any material changes in the personnel policies or employee benefits of Speak2Me;

(vii)

cancelled, waived, released or compromised any debt, claim or right of or owing to Speak2Me;

(viii)

altered or revised any of its accounting principles, procedures, methods or practices;

(ix)

entered into any transaction, contract or commitment except for the transactions set forth in this Agreement;

(x)

made or authorized any capital expenditures; and

(xi)

suffered or experienced any Material Adverse Effect in regard to, or event or circumstance affecting, the condition (financial or otherwise) of its properties, Assets, liabilities, earnings, business, operations or prospects and Speak2Me has no knowledge, information or belief of any fact, event or circumstances which might reasonably be expected to affect materially and adversely the condition (financial or otherwise) of its properties, Assets, liabilities, earnings, business operations or prospects.

(b)

Authority and Binding Obligations.  On or before the effective date of this Agreement, Speak2Me has taken all necessary corporate actions to authorize, the entering into, and the execution, delivery and performance of this Agreement by it.

(c)

Bankruptcy.  Speak2Me is not insolvent, nor has either it committed an act of bankruptcy, proposed a compromise or arrangement to its creditors generally, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to have itself declared bankrupt or wound-up, as the case may be, taken any proceeding to have a receiver appointed over any part of its assets, had any encumbrancer or receiver take possession of any of its property, had any execution or distress become enforceable or levied upon any of its property, or had any petition for a receiving order in bankruptcy filed against it.

(d)

Capitalization.  The authorized capital of Speak2Me consists of an unlimited number of common shares of which 14,888,885 shares are presently validly issued and outstanding as fully paid and non-assessable shares in the capital of Speak2Me.  Schedule "A" sets out all of the registered and beneficial owners of all of the issued and outstanding shares in the capital of Speak2Me as at the Closing Date.

(e)

Consents.  Other than required regulatory approvals, no consent, licence, approval, order or authorization of, or registration, filing or declaration with any governmental authority, regulatory body or court that has not been obtained or made by Speak2Me.  No consent of any Person under any Contract is required to be obtained by Speak2Me in connection with the execution, delivery and performance by Speak2Me of this Agreement or the consummation of the transactions contemplated hereby that has not been obtained, other than where the failure to obtain such consent would not have a Material Adverse Effect on Speak2Me or its business.  The transfer of the Purchased Shares to Lingo will not result in the loss of any regulatory consent, licence, approval, order, authorization or registration materially benefiting Speak2Me.

(f)

Due Incorporation.  Speak2Me is incorporated and subsisting under the laws of the Province of Ontario and has all legal capacity and requisite corporate power to own its properties and to conduct its business as presently being conducted.  The Speak2Me Business is and always has been conducted in compliance with all applicable laws, rules, regulations of each jurisdiction in which the Speak2Me Business is carried on other than any non-compliance which would not have a Material Adverse Effect on Speak2Me or its business.  Speak2Me holds all licenses, qualifications, authorizations and permits necessary for the carrying on of the Speak2Me Business.

(g)

Employee Matters.

(i)

Speak2Me is not a party to any collective agreement with and bargaining agent or union;

(ii)

No employee has made any claim or has any basis for any action or proceeding against Speak2Me arising out of any statute, ordinance or regulation relating to discrimination in employment or employment practices, harassment, occupational health and safety standards or workers' compensation; and

(iii)

Speak2Me does not provide or maintain any bonus deferred compensation, severance or termination pay, insurance, medical, dental, drug, vacation, profit sharing, pension, retirement, stock option, stock purchase or similar plans or arrangements with respect to its employees, officers or consultants.

(h)

Financial Statements.  Speak2Me's Financial Statements fairly present the financial position of Speak2Me as at the dates indicated therein and fairly present the results of operations for the periods ended on such dates, all in accordance with GAAP consistently applied throughout the period covered thereby, save and except as stated therein.

(i)

Indebtedness.  Except as set out in Speak2Me's Financial Statements,

(i)

Speak2Me does not have outstanding any bonds, debentures, mortgages, notes or other similar indebtedness or liabilities whatsoever and Speak2Me is not bound under any agreement to create, issue or incur any bonds, debentures, mortgages, notes or other similar indebtedness or liabilities whatsoever; and

(ii)

Speak2Me is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other Person.

(j)

Intellectual Property and Technology.  Schedule "H" sets forth a complete list of all Intellectual Property and Technology which is (i) owned by Speak2Me or (ii) otherwise used by Speak2Me in the Speak2Me Business, the loss of which would have a Material Adverse Effect on Speak2Me or the Speak2Me Business and sets out whether the owned Information and Technology has been registered, or if applications for registration have been filed, by or on behalf of Speak2Me. Speak2Me is entitled to use, without payment of any royalty or other fee, other than fees payable to government agencies or registries, all Intellectual Property and Technology owned by Speak2Me.  Speak2Me possesses all necessary rights to use and/or otherwise exploit all Intellectual Property and Technology which it presently uses and/or exploits in its business, other than where the failure to do so would not have a Material Adverse Effect on Speak2Me or its business. There are no claims by Speak2Me against any Person relating to breaches, violations, infringements or interferences by any such Person with any of the intellectual property and technology Assets used by Speak2Me in the course of carrying on the Speak2Me Business and, to the knowledge of Speak2Me, the conduct of the Speak2Me Business does not infringe the intellectual property rights of any Person.

(k)

Litigation.  There are no actions, lawsuits, claims, proceedings, or investigations pending or threatened against, relating to or affecting Speak2Me before any court, government agency, or any arbitrator of any kind.  Speak2Me are not is aware of any existing ground on which any such proceeding might be commenced and there is not presently outstanding against Speak2Me any judgment, decree, injunction, rule or order of any court, governmental agency, or arbitrator relating to or affecting Speak2Me, the Assets and the Speak2Me Business.

(l)

Minute Book.  Speak2Me 's minute book contains accurate and complete copies of its constating documents, which documents include all articles and by-laws.  There are no outstanding applications or filings which would alter in any way the constating documents or corporate status of Speak2Me.  No resolutions or by-laws have been passed, enacted, consented to or adopted by the directors or shareholders of Speak2Me except as are contained in the minute book.  The corporate records of Speak2Me have been maintained in accordance with all applicable statutory requirements and are complete and accurate in all material respects.

(m)

No Broker.  Speak2Me and the Vendors have carried on all negotiations relating to this Agreement and the transactions contemplated in this Agreement directly and without intervention on its behalf of any other party in such manner as to give rise to any valid claim for a brokerage commission, finder's fee or other like payment against Lingo, Speak2Me or any other Person.

(n)

No Violation.  Neither the execution, nor delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with and fulfillment of the terms and provisions of this Agreement will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under:

(i)

any of the constating documents or by-laws of Speak2Me; or

(ii)

any Contract to which Speak2Me is a party or by which Speak2Me is bound excluding any conflict, breach or default which would not have a Material Adverse Effect on Speak2Me or its business; or

(iii)

create or result in the imposition of any Encumbrance on any of the Assets or any of the Purchased Shares; or

(iv)

violate any applicable laws, rules or regulations.

(o)

Non-Arm's Length Transactions.  Except as disclosed in Speak2Me's Financial Statements, no payments have been made or authorized by Speak2Me's officers, directors or shareholders or former officers, directors or shareholders to any Person not dealing at Arm's Length with any of the foregoing, except those made in the ordinary course of business and at the regular rates payable to them of salary, pension, bonuses or other remuneration of any nature.

(p)

Real Property.  Speak2Me is not the legal or beneficial owner of any real property.

(q)

Shareholders Agreements.  Except as disclosed in Schedule "G", no agreement that would constitute a "unanimous shareholder agreement" within the meaning of the Business Corporations Act (Ontario) or any other agreement with respect to the Speak2Me Shares exists among any of the shareholders of Speak2Me and/or any other Person in respect of Speak2Me.

(r)

Speak2Me Material Contracts:  Speak2Me has provided Lingo with the opportunity to review copies of all Speak2Me Material Contracts.

(s)

Tax Matters.

(i)

Speak2Me is not in arrears of any taxes, customs duties, tax instalments, levies, assessments, reassessments, penalties, interest and fines due and payable, collectible or remittable by it on or before the date hereof;

(ii)

adequate provision has been made in Speak2Me's Financial Statements for all taxes, governmental charges and assessments, including interest and penalties thereon, payable by Speak2Me in respect of the current tax year for which tax returns have not been filed;

(iii)

Speak2Me has duly and timely withheld from any amount paid or credited by it to or for the account or benefit of any Person, including any of its, officers, directors, shareholders and any non-resident person, the amount of all taxes and other deductions required by any applicable law, rule or regulation to be withheld from any such amount and has duly and timely remitted the same to the appropriate taxing or other governmental authority or agency when due; and

(iv)

there are no actions, suits, investigations, audits, proceedings or claims in existence and there are no actions, suits, investigations, audits, proceedings or claims pending or threatened, against Speak2Me in respect of any taxes, governmental charges or assessments and no waivers have been filed by Speak2Me with any taxing authority.

(t)

Title to Assets.  Speak2Me is the sole legal and beneficial owner of all of the Assets and with good and valid title thereto, free and clear of any Encumbrances. There has been no subletting, assignment or granting of any licence (other than licenses granted in the ordinary course) of or in respect of any of Speak2Me's Assets or any granting of any right or agreement capable of becoming agreement or option for the purchase of any such Assets.

(u)

Warrants.  There are 3,000,000 common share purchase warrants of Speak2Me presently issued and outstanding as at the date hereof. Except for these common share warrants, no Person has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, including convertible securities, warrants or obligations of any nature, for the purchase, subscription, allotment or issuance of any unissued shares in the capital of Speak2Me.

3.3

Representations and Warranties of the Vendors.

Each of the Vendors severally represents and warrants to Lingo that the following matters are true and correct and acknowledge that Lingo is relying upon such representations and warranties in entering into this Agreement and completing the Exchange, the Residents Exchange or the Non-Residents Exchange, as applicable:

(a)

Due Execution and Delivery.  This Agreement has been duly authorized, executed and delivered by it and this Agreement constitutes a legal, valid and binding obligation of such Vendor enforceable against it in accordance with its terms, except as such terms may be limited by bankruptcy, insolvency, re-organization or other laws relating to the enforcement of creditors' rights generally.

(b)

No Conflict.  Neither the execution, nor delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with and fulfillment of the terms and provisions of this Agreement will:

(i)

conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under any instrument, agreement, mortgage, judgment, order, award, decree or other instrument or restriction to which the Vendor is a party or by which it is bound; and

(ii)

except as otherwise described herein, require any affirmative approval, consent, authorization or other order or action by any court, governmental authority or regulatory body or by any creditor of the Vendor or any party to any agreement to which such Vendor is a party or by which it is bound, except as shall have been obtained prior to Closing.

(c)

Power and Capacity.  It has the full legal capacity and power to enter into this Agreement and to take, perform or execute all proceedings, acts and instruments necessary or advisable to consummate the other actions and transactions contemplated in this Agreement and to fulfill its respective obligations under this Agreement.

(d)

Title to Shares.  It is the registered and beneficial owner of all of the issued and outstanding Purchased Shares shown opposite such Vendor's name on Schedule "A" hereto and that, immediately prior to Closing it owns all of such Purchased Shares free and clear of Encumbrances and, other than Lingo pursuant to this Agreement, no Person has any right, option, agreement or arrangement capable of becoming an agreement for the acquisition of any of such Purchased Shares or any interest therein.

3.4

Non-Waiver.

No investigations made by or on behalf of any of the parties at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation, warranty or covenant made by any other party and no waiver by any party of any condition, in whole or in part, shall operate as a waiver of any other condition.

ARTICLE 4
COVENANTS

4.1

Filings.

Lingo shall prepare and file any filings required under any Applicable Securities Laws or rules and policies of the TSX-V or other regulatory bodies relating to the transaction contemplated herein and the issuance of Lingo Common Shares as contemplated hereunder.

4.2

Covenants of Lingo.

Lingo covenants and agrees that, unless otherwise contemplated herein, Lingo shall:

(a)

take all requisite action to approve this Agreement and the Exchange;

(b)

give its consent (and provide such other reasonable assurances as may be required) and use its best efforts to obtain (including the provision of such reasonable assurances as may be required), consents of all other Persons to the transactions contemplated by this Agreement, as may be required pursuant to any Contract, statute, law or ordinance or by any governmental or other regulatory authority having jurisdiction;

(c)

upon Lingo receiving notification or other information from any regulatory authority or body concerning the transactions contemplated hereunder, such information shall be promptly disclosed in writing to the solicitor for Speak2Me;

(d)

take all steps necessary to make proper disclosure within such time as required by any regulatory authority and any other applicable statutes and laws concerning this Agreement and the transactions contemplated herein;

(e)

use its best efforts to maintain its status as a reporting issuer in the Province of Ontario;

(f)

use all reasonable commercial efforts to satisfy (or cause the satisfaction of) the conditions precedent to its obligations hereunder set forth in  to the extent the same is within its control and take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all applicable laws to complete the Exchange, including using its reasonable commercial efforts to:

(i)

obtain all necessary consents, approvals and authorizations as are required to be obtained by it under any applicable laws;

(ii)

effect all necessary registrations and filings and submissions of information requested by governmental entities required to be effected by Lingo in connection with the Exchange and participate and appear in any proceedings of either party before governmental entities in connection with the Exchange;

(iii)

oppose, lift or rescind any injunction or restraining order or other order or action seeking to stop or otherwise adversely affect the ability of the parties to consummate the transactions contemplated hereby or by the Exchange;

(iv)

cause Lingo to conduct its business in the ordinary course and consistent with past practice; and

(v)

not permit Lingo to make payments or distributions to any officer, director, employee, shareholder or other person not dealing at Arm's Length with Lingo except for payments of bonus and salary all of which be made only in the ordinary course of business and consistent with past practice.

4.3

Covenants of Speak2Me.

Speak2Me covenants and agrees that, until Closing or the date on which this Agreement is terminated, and unless otherwise contemplated herein it shall:

(a)

use all reasonable commercial efforts to satisfy (or cause the satisfaction of) the conditions precedent to its obligations hereunder set forth in ARTICLE 5 to the extent the same is within its control and take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all applicable laws to complete the Exchange, including using its reasonable commercial efforts to:

(i)

obtain all necessary waivers, consents and approvals required to be obtained by it pursuant to any Contracts to which it is a party;

(ii)

obtain all necessary consents, approvals and authorizations as are required to be obtained by it under any applicable laws;

(iii)

effect all necessary registrations and filings and submissions of information requested by governmental entities required to be effected by it in connection with the Exchange and participate and appear in any proceedings of any Party before governmental entities in connection with the Exchange;

(iv)

not create an Encumbrance on the Assets.

4.4

Conduct of Business.

Speak2Me covenants and agrees that, during the period that commences on the date this Agreement is signed until the earlier of the Closing Date and the date this Agreement is terminated in accordance with its terms, unless Lingo shall otherwise consent in writing (such consent not to be unreasonably withheld or delayed), except as required by law or as otherwise expressly permitted or specifically contemplated by this Agreement:

(a)

the business of Speak2Me shall be conducted only in the ordinary course of business and consistent with past practice, and Speak2Me shall use all commercially reasonable efforts to maintain and preserve its business, the Assets and business relationships;

(b)

Speak2Me shall notify Lingo of any Material Adverse Effect on its business; and

(c)

Speak2Me shall not directly or indirectly:

(i)

take any action which may interfere with or be inconsistent with the successful completion of the transactions contemplated herein or take any action or fail to take any action which may result in a condition precedent to the transactions described herein not being satisfied;

(ii)

amend or propose to amend its articles of incorporation or by-laws;

(iii)

other than in the ordinary course of business, enter into or amend any employment Contracts with any officer or employee, create or amend any employee benefit plan, make any increases in the base compensation, bonuses, paid vacation time allowed or fringe benefits for its officers, directors, employees or consultants;

(iv)

acquire or agree to acquire (by tender offer, exchange offer, merger, amalgamation, acquisition of shares or assets or otherwise) any Person, partnership, joint venture or other business organization or division or acquire or agree to acquire any material assets;

(v)

engage in any business or other activity that is outside of the ordinary course of business that is being currently conducted Speak2Me, whether as a partner, joint venture participant or otherwise; and

(vi)

enter into any agreement or understanding to do any of the foregoing.

4.5

Further Covenants of the Vendors.

Each of the Vendors covenant and agrees as follows:

(a)

it will, prior to the Closing Date, exercise all warrants to acquire Speak2Me Shares which it beneficially owns;

(b)

it will enter into a Lock-Up Agreement substantially in the form attached as Schedule "J" in respect of the Lingo Shares it will acquire on Closing;

(c)

at Closing, it will exchange all securities that it holds in Speak2Me in whatever and all forms the securities may be held at such time;

(d)

it will keep all of the Purchased Shares owned by it free and clear of all Encumbrances at all times prior to Closing; and

(e)

it will use reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Exchange and the transactions contemplated by this Agreement and to cooperate with all other parties hereto in connection with the foregoing.

ARTICLE 5
CONDITIONS TO CLOSING

5.1

Conditions Precedent to Obligations of Speak2Me and the Vendors.

The obligations of Speak2Me and the Vendors to complete the transactions contemplated hereunder shall be subject to the satisfaction of, or compliance with, at or before the Closing Date, each of the following conditions precedent (each of which is hereby acknowledged to be for the exclusive benefit of Speak2Me and the Vendors and may be waived by Speak2Me and the Vendors in whole or in part on or before the Closing Date):

(a)

Until and including the Closing Time, Lingo shall make available to the representatives of Speak2Me and the Vendors all material books, accounts, records and other financial and accounting data of Lingo (including all available unaudited financial statements) in order to enable such representatives to make an examination of the same and shall cause the accountants of Lingo to give all such material information concerning the affairs of same to such representatives as such representatives may reasonably request;

(b)

Speak2Me and the Vendors shall on or before the Closing Date have received from Lingo all documents and instruments as Speak2Me and the Vendors may reasonably request for the purpose of effecting the Exchange, the Residents Exchange or the Non-Residents Exchange, as applicable in accordance with the terms of this Agreement;

(c)

all of the representations and warranties of Lingo made in or pursuant to this Agreement shall be true and correct in all material respects as at the Closing Date and with the same effect as if made at and as of the Closing Date (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted hereby that are not materially adverse and arise in the ordinary course of business) and Speak2Me and the Vendors shall have received a bring-down certificate dated as at the Closing Date in form satisfactory to Speak2Me and the Vendors and their solicitors, acting reasonably, signed by a senior officer or director of Lingo on behalf of Lingo, certifying the truth and correctness of the representations and warranties of Lingo set out in this Agreement;

(d)

Lingo will, in all material respects, have performed and complied with all terms, covenants and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date;

(e)

at the Closing Date, there shall have been no Material Adverse Effect in respect of a change in the condition (financial or otherwise), properties, assets, liabilities, earnings, or business operations or prospects of Lingo from that shown on or reflected in Lingo's Financial Statements;

(f)

as a condition of the Acquisition, shareholders of Lingo will authorize and approve a special resolution authorizing an amendment to the articles of Lingo to provide for: (i) the consolidation of the Common Shares of the Lingo on the basis of seven (7) Common Shares into one (1) post-consolidation Common Share (the "Share Consolidation"). As at the date of this Agreement, a total of 35,794,102 Common Shares in the capital of Lingo are issued and outstanding and assuming no other change in the issued capital, following the Share Consolidation, a total of 5,113,443 Common Shares in the capital of Lingo would be issued and outstanding;

(g)

Lingo shall deliver to Speak2Me and the Vendors at Closing a favourable opinion of its solicitors (it being understood that such counsel may rely, to the extent appropriate in the circumstances, as to matters of fact on a certificate(s) of a senior officer of Lingo and on a certificate(s) of Computershare Trust Company of Canada, the registrar and transfer agent of Lingo) in form satisfactory to the solicitors for Speak2Me and the Vendors acting reasonably;

(h)

all third party consents, TSX-V and shareholder approvals and all other consents, approvals, orders and authorizations of any Persons or governmental authorities in Canada or elsewhere (or registrations, declarations, filings or records with any such authorities), including, without limitation, all such registrations, recordings and filings with such securities regulatory and other public authorities as may be required to be obtained by Lingo in connection with the execution of this Agreement, the Closing or the performance of any of the terms and conditions hereof, shall have been obtained on or before the Closing Date;

(i)

Lingo shall deliver the Purchase Price to Speak2Me and the Vendors pursuant to Section ; and

(j)

Lingo shall deliver, or cause to be delivered to Speak2Me and the Vendors on or before the Closing Date such other certificates, agreements or other documents as may reasonably be required by Speak2Me and the Vendors or their solicitors, acting reasonably, to give full effect to this Agreement.

5.2

Conditions Precedent to Obligations of Lingo.

The obligation of Lingo to complete the transactions contemplated hereunder shall be subject to the satisfaction of or compliance with, at or before the Closing Date, each of the following conditions precedent (each of which is hereby acknowledged to be for the exclusive benefit of Lingo and may be waived by Lingo in writing, in whole or in part, on or before the Closing Date):

(a)

Until and including the Closing Time , Speak2Me shall make available to the representatives of Lingo all material books, accounts, records and other financial and accounting data of Speak2Me (including all available unaudited financial statements) in order to enable such representatives to make an examination of the same and shall cause the accountants of Speak2Me to give all such material information concerning the affairs of same to such representatives as such representatives may reasonably request;

(b)

Lingo shall on or before the Closing Date have received from Speak2Me and the applicable Vendors all documents and instruments as Lingo may reasonably request for the purpose of effecting the Exchange, the Residents Exchange or the Non-Residents Exchange, as applicable in accordance with the terms of this Agreement;

(c)

the representations, warranties and covenants of Speak2Me and the Vendors made in or pursuant to this Agreement shall be true and correct in all material respects as at the Closing Date and with the same effect as if made at and as of the Closing Date (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted hereby that are not materially adverse and arise in the ordinary course of business) and Lingo shall have received a bring-down certificate executed by an officer of Speak2Me dated as at the Closing Date in form satisfactory to Lingo's solicitors, acting reasonably certifying the truth and correctness of the representations, warranties and covenants of Speak2Me set out in this Agreement;

(d)

Speak2Me and the Vendors shall, in all material respects, have performed and complied with all agreements and conditions required by this Agreement to be performed and complied with by them prior to or on the Closing Date;

(e)

at the Closing Date, there shall have been no Material Adverse Effect in respect of a change in the condition (financial or otherwise), properties, assets, liabilities, earnings, or business operations or prospects of Speak2Me from that shown on or reflected in Speak2Me's Financial Statements;

(f)

Speak2Me shall deliver to Lingo at Closing a favourable opinion of Speak2Me's solicitors (it being understood that such counsel may rely, to the extent appropriate in the circumstances, as to matters of fact on a certificate(s) of a senior officer of Speak2Me) in form satisfactory to the solicitors for Lingo acting reasonably;

(g)

all consents, approvals, orders and authorizations of any Persons or governmental authorities in Canada or elsewhere (or registrations, declarations, filings or records with any such authorities), including, without limitation, all shareholder approvals, registrations, recordings and filings with any such securities regulatory and other public authorities as may be required to be obtained by Speak2Me in connection with the execution of this Agreement, the Closing or the performance of any of the terms and conditions hereof, shall have been obtained on or before the Closing Date; and

(h)

Speak2Me and the Vendors shall deliver, or cause to be delivered to Lingo on or before the Closing Date such other certificates (including all the Speak2Me share certificates), agreements or other documents as may reasonably be required by Lingo or its solicitors, acting reasonably, to give full effect to this Agreement.

ARTICLE 6
TERMINATION

6.1

Termination.

This Agreement may be terminated by written notice given by the terminating party to the other Parties hereto, at any time prior to Closing:

(a)

by mutual written consent of each of Lingo and Speak2Me;

(b)

by Speak2Me, the Vendors or Lingo, if there has been a misrepresentation, breach or non-performance by a party (other than the party seeking to terminate this Agreement pursuant to this Section ) of any representation, warranty, covenant or obligation contained in this Agreement, which could reasonably be expected to have a Material Adverse Effect on another party, provided the breaching party has been given notice of and five (5) days to cure any such misrepresentation, breach or non-performance; or

(c)

by Speak2Me, the Vendors or Lingo, if a condition for the terminating party's benefit has not been satisfied or waived.

6.2

Effect of Termination.

In the event of the termination of this Agreement as provided in Section , this Agreement shall forthwith have no further force or effect and there shall be no obligation on the part of the parties hereunder except with respect to (i) Sections ,  and , which will survive such termination, and (ii) a breach arising from the fraud or wilful misconduct of any party.

6.3

Waivers and Extensions.

At any time prior to the Closing Time, each of the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of another party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party to be bound thereby.

ARTICLE 7
INDEMNIFICATION

7.1

Survival of Representations and Warranties

The representations and warranties in  hereof, shall survive Closing, in accordance with the following provisions:

(a)

the representations and warranties relating to tax liability shall, unless based upon any misrepresentation made or fraud committed in filing a return or supplying information for the purposes of the Tax Act, or any other legislation imposing tax, continue in full force and effect until the expiration of the last of the limitation periods contained in the Tax Act, as amended, and any other applicable legislation imposing tax, subsequent to the expiration of which an assessment, reassessment or other form of recognized document assessing liability for tax, interest or penalties thereunder for the period ended on the Closing Date cannot be issued;

(b)

there shall be no limitation relating to tax liability based upon any misrepresentation made or fraud committed in filing a return or in supplying information for the purposes of the Tax Act, or any other legislation imposing tax; and

(c)

the remaining representations and warranties set forth in  shall continue in full force and effect for a period of one (1) year from the Closing Date.

After the applicable survival period specified above, if no claim shall have been made hereunder prior to expiry of such survival periods against a party hereto with respect to any incorrectness in or breach of any representation or warranty contained herein, or any non-fulfillment of any covenant or agreement on the part of a party, the party making the representation or warranty in this Agreement shall have no further liability hereunder with respect to any such representation or warranty.

7.2

Mutual Indemnifications for Breaches of Warranty.

Subject to Section , Lingo hereby covenants and agrees with the Vendors, and the Vendors hereby severally covenant and agree with Lingo (the parties covenanting and agreeing to indemnify another party under this section are hereinafter individually referred to as the "Indemnifying Party" and the parties being indemnified by another Party under this section are hereinafter individually referred to as the "Indemnified Party") to indemnify and save harmless the Indemnified Party from and against all Losses suffered by the Indemnified Party and/or which it may suffer or incur as a result of, or arising out of any non-fulfillment of any covenant or agreement on the part of the Indemnifying Party under this Agreement or any incorrectness in or breach of any representation or warranty of the Indemnifying Party contained in this Agreement.

7.3

Limitation on Mutual Indemnification.

The indemnification obligations of each of the Parties pursuant to Sections  shall be subject to the following:

(a)

the indemnity obligations of any Indemnifying Party relating to a tax matter in Sections  and shall survive until the date which is ninety (90) days following the expiry of the period, if any, during which an assessment, reassessment or other form of recognized documents assessing liability for tax under applicable tax legislation, without extension of such period, could be issued under such tax legislation to the Indemnified Party;

(b)

a party has no obligation or liability for indemnification or otherwise with respect to any breach or inaccuracy of any representation or warranty in this Agreement, or any failure to perform or fulfil any covenants or obligations, if the party making the claim had actual knowledge of the breach, inaccuracy or failure to perform on or prior to Closing.  For purposes of this paragraph, actual knowledge is knowledge that is acquired because the events, circumstances and consequences of them were clear on their face from materials provided to or obtained by the party making the claim on or prior to Closing and, for greater certainty, includes any waiver of a Closing condition by such Party;

(c)

the Indemnifying Parties shall have no liability for, or obligation with respect to, any special, indirect, consequential, punitive or aggravated damages, including damages for lost profit, damages based on multiples of earnings, EBITDA, cash flow or other metrics or projections, it being understood that Third Party Claims will not be considered claims for special, indirect, consequential, punitive or aggravated damages even if such Third Party Claim itself is a claim for consequential, incidental, indirect, special or punitive damages;

(d)

there shall be no limit as to amount in respect of breaches of the representations and warranties of the Parties other than as specifically limited by the provisions of this section; and

(e)

an Indemnifying Party shall not be required to indemnify an Indemnified Party until the aggregate Losses sustained by that Indemnified Party exceeds a value of $25,000, in which case, the Indemnifying Party shall be obligated to the Indemnified Party for all Losses without limit as to amount.

7.4

Procedure for Indemnification.

The following provisions shall apply to any Claims for which an Indemnifying Party may be obligated to indemnify an Indemnified Party pursuant to this Agreement:

(a)

In the event that an Indemnified Party shall become aware of any Claim, in respect of which an Indemnifying Party agreed to indemnify the Indemnified Party pursuant to this Agreement, the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party.  Such notice shall specify whether the Claim arises as a result of a claim by a person against the Indemnified Party (a "Third Party Claim") or whether the Claim does not so arise (a "Direct Claim"), and shall also specify with reasonable particularity (to the extent that the information is available) the factual basis for the Claim and the amount of the Claim, if known and shall also specify with reasonable particularity (to the extent that the information is available) the factual basis for the Claim and the amount of the Claim, if known.

(b)

If, through the fault of the Indemnified Party, the Indemnifying Party does not receive notice of any Claim in time to contest effectively the determination of any liability susceptible of being contested, the Indemnifying Party shall be entitled to set off against the amount claimed by the Indemnified Party the amount of any Losses incurred by the Indemnifying Party resulting from the Indemnified Party's failure to give such notice on a timely basis.

(c)

With respect to any Direct Claim, following receipt of notice from the Indemnified Party of the Claim, the Indemnifying Party shall have sixty (60) days to make such investigation of the Claim as is considered necessary or desirable.  For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all such other information as the Indemnifying Party may reasonably request.  If all parties agree at or prior to the expiration of such sixty-day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim, failing which the matter shall be referred to binding arbitration in such manner as the parties may agree or shall be determined by a court of competent jurisdiction.

(d)

With respect to any Third Party Claim, the Indemnifying Party shall have the right, at its expense, to participate in or assume control of the negotiation, settlement or defence of the Claim and, in such event, the Indemnifying Party shall reimburse the Indemnified Party for all the Indemnified Party's out of pocket expenses as a result of such participation or assumption.  If the Indemnifying Party elects to assume such control, the Indemnified Party shall have the right to participate in the negotiation, settlement or defence of such Third Party Claim and to retain counsel to act on its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless the Indemnifying Party consents to the retention of such counsel or unless the named parties to any action or proceeding include both the Indemnifying Party and the Indemnified Party and the representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to the actual or potential differing interests between them (such as the availability of different defences).  If the Indemnifying Party, having elected to assume such control, thereafter fails to defend the Third Party Claim within a reasonable time, the Indemnified Party shall be entitled to assume such control, and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim. With respect to any Third Party Claim, or in any legal, administrative or other proceedings in connection with the matters forming the basis of such Third Party Claim, the following procedures shall apply:

(i)

If the Indemnifying Party fails to assume control of the defence of any Third Party Claim, the Indemnified Party shall have the exclusive right to contest, settle or pay the amount claimed.  Whether or not the Indemnifying Party assumes control of the negotiation, settlement or defence of any Third Party Claim, the Indemnifying Party shall not settle any Third Party Claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; and

(ii)

The Indemnified Party and the Indemnifying Party shall co-operate fully with each other with respect to Third Party Claims, and shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available).

7.5

Exclusion of Other Remedies.

Except as provided in this Section  the indemnities provided in  constitute the only remedy of the parties, respectively, against a party in the event of any breach of a representation, warranty or other provision of this Agreement.  The parties may exercise their rights of termination in .  Each of the parties expressly waives and renounces any other remedies whatsoever, whether at law or in equity, which it would otherwise be entitled to as against any other party.

ARTICLE 8
GENERAL

8.1

Confidentiality & Public Notices.

Except where compliance with this Section  would result in a breach of applicable law, notices, releases, statements and communications to third parties, including employees of the parties and the press, relating to transactions contemplated by this Agreement will be made only in such manner as shall be authorized and approved by Speak2Me, who shall provide such authorization and approval to Lingo in a timely manner.  Lingo, Speak2Me and each of the Vendors shall maintain the confidentiality of any information received from each other in connection with the transactions contemplated by this Agreement. In the event that the issuance of Lingo Common Shares provided for in this Agreement is not consummated, each party shall return any confidential schedules, documents or other written information to the party who provided same in connection with this Agreement. Each of Speak2Me and each of the Vendors agree that they will not, directly or indirectly, make reciprocal use for their own purposes of any information or confidential data relating to Lingo or the Lingo Business discovered or acquired by them, their representatives or accountants as a result of Lingo making available to them, their representatives and accountants, any information, books, accounts, records or other data and information relating to Lingo or the Lingo Business and each of Speak2Me and the Vendors agree that they will not disclose, divulge or communicate orally, in writing or otherwise, any such information or confidential data so discovered or acquired by any other Person. Lingo agrees that it will not, directly or indirectly, make reciprocal use for its own purposes of any information or confidential data relating to Speak2Me or the Vendors discovered or acquired by it, its representatives or accountants as a result of Speak2Me or the Vendors making available to it any information, books, accounts, records or other data and information relating to Speak2Me and Lingo agrees that it will not disclose, divulge or communicate orally, in writing or otherwise, any such information or confidential data so discovered or acquired to any other Person.

8.2

Notices.

All notices or other communications required to be given in connection with this Agreement shall be given in writing and shall be given by personal delivery, by registered mail or by transmittal by facsimile, electronic mail (in portable document format ("PDF")) or other form of recorded communication addressed to the recipient as follows:

To Lingo:

151 Bloor Street West, Suite 703
Toronto,  Ontario  M5S 1S4

Fax No.: (416) 927-1222

To Speak2Me and the Vendors:

151 Bloor Street West, Suite 703
Toronto,  Ontario  M5S 1S4

Fax No.: (416) 927-1222

or to such other address, facsimile number or individual as may be designated by notice given by either party to the other. Any such communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by facsimile or electronic mail or other form of recorded communication, shall be deemed given and received on the date of such transmission if received during the normal business hours of the recipient and on the next Business Day if it is received after the end of such normal business hours on the date of its transmission.

8.3

Expenses.

Except as otherwise provided herein, all costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

8.4

Time of the Essence.

Time shall be of the essence hereof.

8.5

Further Assurances.

The parties hereto shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated hereby, and each party shall execute and deliver such further documents, instruments, papers and information as may be reasonably requested by another party hereto in order to carry out the purpose and intent of this Agreement.

8.6

Law and Jurisdiction.

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.  The parties hereby attorn to the non-exclusive jurisdiction of the courts of Ontario in any dispute that may arise hereunder.

8.7

Counterparts.

For the convenience of the parties, this Agreement may be executed in several counterparts, each of which when so executed shall be, and be deemed to be, an original instrument and such counterparts together shall constitute one and the same instrument (and notwithstanding their date of execution shall be deemed to bear date as of the date of this Agreement).  A signed facsimile or PDF copy of this Agreement shall be effective and valid proof of execution and delivery.

8.8

Entire Agreement.

This Agreement, including the schedules attached hereto, together with the agreements and other documents to be delivered pursuant hereto, constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein and therein. This Agreement may not be amended or modified in any respect except by written instrument signed by all parties.

8.9

Severability.

The invalidity or unenforceability of any provision of this Agreement or any covenant herein contained shall not affect the validity or enforceability of any other provision or covenant hereof or herein contained, and this Agreement shall be construed and interpreted as if such invalid or unenforceable provision or covenant were omitted.

8.10

Enurement.

This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and permitted assigns of the parties hereto.

8.11

Waivers.

The parties hereto may, by written agreement:

(a)

extend the time for the performance of any of the obligations or other acts of the parties hereto;

(b)

waive any inaccuracies in the warranties, representations, covenants or other undertakings contained in this Agreement or in any document or certificate delivered pursuant to this Agreement; or

(c)

waive compliance with or modify any of the warranties, representations, covenants or other undertakings or obligations contained in this Agreement and waive or modify performance by any of the parties thereto.

8.12

Construction Clause.

This Agreement has been negotiated and approved by counsel on behalf of all parties hereto and, notwithstanding any rule or maxim of construction to the contrary, any ambiguity or uncertainty will not be construed against any party hereto by reason of the authorship of any of the provisions hereof.

8.13

Independent Legal Advice.

Each of the parties to this Agreement acknowledges that he, she or it has read and understood this Agreement, has been advised to obtain independent legal advice in connection with this Agreement and been afforded the opportunity to do so.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed individually, or by their respective officers, as the case may be, hereunto duly authorized, and entered into as of the date first above written.

DATED effective the            day of September, 2007.

LINGO MEDIA INC. Per: Name: Michael Kraft Title: President I have authority to bind the Company
SPEAK2ME INC. Per: Name: Title: I have authority to bind the Company
BUCKINGHAM GROUP LIMITED Per: Name: Michael Kraft Title: President I have authority to bind the Company
867214 ONTARIO LTD. Per: Name: Richard Boxer Title: Director I have authority to bind the Company
LATERAL MANAGEMENT CORPORATION Per: Name: Jay Freeman Title: President I have authority to bind the Company
BEIJING LADDER DATA ENGINEERING LTD. Per: Name: Yen Shawn Wu Title: I have authority to bind the Company
425243 ONTARIO INC. Per: Name: Tony Lacavera Title: I have authority to bind the Company
ALKIN CORPORATION Per: Name: Robert Siskind Title: I have authority to bind the Company
BRAVE CONSULTING CORPORATION Per: Name: Brice Scheschuk Title: I have authority to bind the Company
WHIPPOOLWILL HOLDINGS LTD. Per: Name: John Drake Title: I have authority to bind the Company
E52FINANCIAL LTD. Per: Name: Earl Marek Title: I have authority to bind the Company
GREG HARRIS PROFESSIONAL CORP. Per: Name: Greg Harris Title: I have authority to bind the Company
GREG HARRIS - ITF Per: Name: Greg Harris Title: I have authority to bind the Company
LMK INC. Per: Name: Lesli Marcus Title: I have authority to bind the Company
Witness	Jonathan Brody
Witness	Choi Lei
Witness	Peter Grespan
Witness	Victor Wong
Witness	Ching-Fen Lin
Witness	Elliott F. Eisen
Witness	Ralph Lean
Witness	Hymie Negin
Witness	Michael E. Siskind
Witness	Jack Winberg
Witness	Ian Hasinoff
Witness	Calvin Cameron
Witness	Samuel Sayson
Witness	Cheming Yang
Witness	Najmul Siddiqui
Witness	Tom Seltzer
Witness	Maryjoy Harris
Witness	Greg Harris
Witness	Edward Smolin
Witness	Michael S. Singer
Witness	Lori Singer
Witness	Richard Boxer
Witness	Geoff Chen

SCHEDULE "A"

VENDORS

Name of Speak2Me Shareholder	Number of Common Shares of Speak2Me Owned	Number of Warrants of Speak2Me Owned	Number of Lingo Common Shares to be Received on Closing
Buckingham Group Limited	1,583,333		398,323
867214 Ontario Ltd.	2,375,000		597,485
Lateral Management Corporation	1,933,460	1,220,478	793,444
Jonathan Brody	1		1
Choi Lei	1,574,999		396,227
Peter Grespan	791,667	287,500	271,489
Victor Wong	400,000		100,629
Ching-Fen Lin	400,000		100,629
Beijing Ladder Data Engineering Ltd.	500,000		125,787
425243 Ontario Inc.	888,308	84,351	244,695
Alkin Corporation	314,196	89,974	101,678
Brave Consulting Corporation	296,103	28,117	81,565
Elliott F. Eisen	62,839	17,995	20,336
Ralph Lean	15,710	4,499	5,085
Hymie Negin	315,767	90,424	102,187
Michael E. Siskind	78,549	22,494	25,420
Whippoorwill Holdings Ltd.	157,098	44,987	50,839
Jack Winberg	157,098	44,987	50,839
LMK Inc.	1,184,412	112,468	326,260
Ian Hasinoff	23,564	6,748	7,626
Calvin Cameron	47,129	13,496	15,252
Samuel Sayson	78,549	22,494	25,420
Cheming Yang	78,549	22,494	25,420
Najmul Siddiqui	86,403	24,743	27,962
E52Fianancial Ltd.	23,564	6,748	7,626
Tom Seltzer	78,548	22,494	25,420
Maryjoy Harris	195,000		49,057
Greg Harris Professional Corp.	122,000		30,692
Greg Harris - ITF	28,000		7,045
Greg Harris	235,000	160,081	99,392
Edward Smolin	785,490	224,936	254,196
Michael S. Singer	39,274	11,247	12,710
Lori Singer	39,275	11,247	12,710
Joan Boxer		287,498	72,328
Geoff Chen		137,500	34,592
TOTAL	14,888,885	3,000,000	4,500,366

SCHEDULE "B"

LINGO EMPLOYEE MATTERS

The following is a list of employees/contractors and consultants of Lingo who have written contracts with Lingo:

Lingo Media Inc.

CQK (Khurram Qureshi  - CFO)

Lingo Media Ltd.

MPK Inc (Michael Kraft, President  & CEO)

Imran Atique, Controller

Suzanne Robare, Author

Tina Juan, Accountant

Julia Qiu, Executive Assistant

Lingo Media International Inc.

Michael Williams, Manager China Operations

Jenny Bao, Marketing Manager China

VCC (Steven Parker), Director

A+ Child Development (Canada) Limited.

Senior Management

TJP Holdings Inc. (Terry Pallier), CEO

Ronmar Holdings Inc. (Ron Steele & Margaret Steeles), President

Michael Saunders, VP Operations and Ontario Manager

Regional Management

Taj Mohammad, Manager Vancouver

Mark Kearney, Manager Mississauga

Marie Parker, Manager Edmonton

Camille Monroe, Asst. Manager Edmonton

Additional Staff

Various commission only sales consultants and hourly employees in Telemarketing

SCHEDULE "C"

LINGO'S FINANCIAL STATEMENTS

(SEE ATTACHED)

SCHEDULE "D"

LINGO WARRANTS AND OPTION AGREEMENTS

Name of Optionee	Date of Grant	No. of Optioned Shares	No. of Vested Optioned Shares	Exercise Price $	Expiry Date
Suzanne Robare	January 16, 2003	4,167	4,167	0.10	January 16, 2008
Suzanne Robare	May 14, 2004	25,000	25,000	0.22	May 14, 2009
Richard Strafehl	August 14, 2004	100,000	100,000	0.20	August 14, 2009
Wang Yanbin	August 14, 2004	100,000	100,000	0.20	August 14, 2009
Zhang Ji	August 14, 2004	100,000	100,000	0.20	August 14, 2009
Jack Booth	September 30, 2004	102,100	102,100	0.19	September 30, 2009
Bailing Xia	October 5, 2004	75,000	75,000	0.19	October 5, 2009
Geng Chen	October 5, 2004	75,000	75,000	0.19	October 5, 2009
Imran Atique	October 5, 2004	84,500	84,500	0.19	October 5, 2009
John Schram	October 5, 2004	75,000	75,000	0.19	October 5, 2009
Khurram Qureshi	October 5, 2004	14,000	14,000	0.19	October 5, 2009
Michael Kraft	October 5, 2004	75,000	75,000	0.19	October 5, 2009
Richard Boxer	October 5, 2004	75,000	75,000	0.19	October 5, 2009
Scott Remborg	October 5, 2004	75,000	75,000	0.19	October 5, 2009
Daniel Wiseman	January 14, 2005	100,000	100,000	0.19	January 14, 2010
Michael Kraft	January 14, 2005	295,000	295,000	0.19	January 14, 2010
Colin Maclennan	June 1, 2005	12,500	12,500	0.21	June 1, 2010
Jessica Zhang	September 9, 2005	8,836	8,333	0.24	September 9, 2010
Bailing Xia	October 17, 2005	75,000	75,000	0.21	October 17, 2010
John Schram	October 17, 2005	75,000	75,000	0.21	October 17, 2010
Nereida Flannery	October 17, 2005	75,000	75,000	0.21	October 17, 2010
Richard Boxer	October 17, 2005	75,000	75,000	0.21	October 17, 2010
Scott Remborg	October 17, 2005	75,000	75,000	0.21	October 17, 2010
Michael Williams	January 4, 2006	100,000	100,000	0.15	January 4, 2011
Imran Atique	February 14, 2007	66,667	0	0.10	February 14, 2012
Khurram Qureshi	February 14, 2007	367,400	34,067	0.10	February 14, 2012
Michael Kraft	February 14, 2007	1,000,000	333,333	0.10	February 14, 2012
Suzanne Robare	February 14, 2007	50,000	16,667	0.10	February 14, 2012
Bailing Xia	May 22, 2007	150,000	25,000	0.12	May 22, 2012
John Schram	May 22, 2007	150,000	25,000	0.12	May 22, 2012
Nereida Flannery	May 22, 2007	150,000	25,000	0.12	May 22, 2012
Scott Remborg	May 22, 2007	150,000	25,000	0.12	May 22, 2012
Michael Stein	June 14, 2007	200,000	0	0.13	June 14, 2012
	TOTAL:	4,155,170	2,354,667

Total Options available to be granted as per Information Circular					5,852,055
Balance of Options available to be granted					2,289,788

SCHEDULE "E"

SPEAK2ME'S FINANCIAL STATEMENTS

(SEE ATTACHED)

SCHEDULE "F"

SPEAK2ME - ABSENCE OF UNUSUAL CHANGES

Nil.

SCHEDULE "G"

SPEAK2ME SHAREHOLDER AGREEMENT

(SEE ATTACHED)

SCHEDULE "H"

SPEAK2ME INTELLECTUAL PROPERTY AND TECHNOLOGY

A.

For Lucy Free Talk/Speak2Me.net – web-based conversation agent:

1.

Content creation and editing tool suite.

2.

Relational database of 260,000 custom0written input-output pairs which drive the conversation engine.

3.

Logs of over 23 million conversations (test data for future building of data mining tools).

4.

Internet domains:

•

speak2me.com

•

speak2me.net

•

speak2me.net.cn

•

speak2me.com.tw

•

speak2me.com.cn

•

speak2me.hk

•

speak2me.com.hk

•

speak2lucy.com

•

speak2lucy.net

•

speak2lucy.org

1.

Custom Lucy Vhost.

A.

For Lucy’s World – speech driven software:

1.

All content files for six modules of Lucy’s World, and all application source files; includes full translations in Korean, Chinese (simplified/traditional), Japanese, Russian, Brazilian, Portuguese, Spanish and Vietnamese.

2.

Custom-built software for integrating speech recognition engine into the interface.

3.

Custom-built application for CWeb’s speech analysis software.

4.

International trademarks for Lucy’s World.

5.

Audio setup wizard.

6.

“alop” piracy prevention/online registration system.

7.

Content development/editing tool suite.

8.

Inventory of replicated CD Roms and Books

A.

For Speak2Me e-zine:

1.

350 multimedia content units with text, Chinese translation, custom-recorded audio, photo bank images and original illustrations.

2.

Content creation/editing tool suite.

Schedule "I"

SPEAK2ME MATERIAL CONTRACTS

Employment Agreement between Speak2Me Inc. and Jonathan Brody dated March 1, 2007.

Employment Agreement between Speak2Me Inc. and Victor Wong dated March 1, 2007.

Lease Agreement in respect of certain leased premises located at 7F-2, 76 Roosevelt Road, Section 3, Taipei, Taiwan.

Service Agreement between Speak2Me Inc. and Ladder Publishing Corporation.

Schedule "J"

LOCK-UP AGREEMENT

(SEE ATTACHED)